Exhibit 10.8

EXECUTION VERSION

COLLABORATION AGREEMENT

between

ARIAD Pharmaceuticals, Inc.

and

Otsuka Pharmaceutical Co., Ltd

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

THIS COLLABORATION AGREEMENT (“Agreement”) is effective as of December 22, 2014 (hereinafter called “Effective Date”), between ARIAD Pharmaceuticals, Inc., a Delaware corporation with a principal place of business at 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234, USA (“ARIAD”) and Otsuka Pharmaceutical Co., Ltd, a corporation organised and existing under the law of Japan with a principal place of business at Shinagawa Grand Central Tower, 2-16-4 Konan, Minato-Ku, Tokyo 108-8242, Japan (“Otsuka”).

RECITALS

a.	ARIAD develops, Manufactures, licenses and markets pharmaceutical compounds and products and has rights to certain patents and know-how that are used to make, have made, develop, register, market, distribute and sell, directly or indirectly, the Compound and pharmaceutical preparations containing said Compound as an active pharmaceutical ingredient. As of the Effective Date, such pharmaceutical preparations have been commercialized in certain countries under the brand name Iclusig™.

b.	ARIAD owns or has rights under certain know-how relating to the Compound and Product, and certain patents directed to the Compound and Product in the Territory.

c.	Otsuka is an international pharmaceutical company with its headquarters in Japan, having particular expertise, experience, skills, infrastructure and appropriately qualified personnel, to effectively develop, package and Commercialize the Product in the Field throughout the Territory in accordance with the terms and conditions of this Agreement.

d.	Prior to entering into discussions with ARIAD, Otsuka possessed no confidential technology or information of its own relating to the Compound and/or the Product. ARIAD and Otsuka entered into a Confidential Disclosure Agreement on May 14, 2014 (the “CDA”) by means of which ARIAD disclosed to Otsuka confidential information and data relating to the Compound and the Product.

e.	Otsuka wishes to purchase the Product in bulk form from ARIAD and to acquire a license to package, label, promote, advertise, distribute and sell the Product in the Territory and the right to serve as the marketing authorization holder in the Territory, and to perform certain development activities, and ARIAD wishes to supply the Product in bulk form to Otsuka and to grant such license, all as further set forth herein.

f.	The Parties agree that this preamble constitutes an integral part of this Agreement and that all capitalized terms used in this preamble shall have the respective meanings given above or in Article 1 or elsewhere in this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

NOW, THEREFORE, in consideration of the above premises and the mutual promises set forth below, the Parties hereby agree as follows:

ARTICLE 1 – DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings specified below or elsewhere herein.

1.1	“Acquiring Party” has the meaning set forth in Section 3.2.5.

1.2	“Adverse Ruling” has the meaning set forth in Section 26.1.

1.3	“Affiliate” means any corporation or business entity that, whether now or in the future, controls, is controlled by or is under common control with a Party. For the purposes of this definition, the terms “controls”, “controlled by” and “under common control with” as used with respect to any Party, means (i) to possess (directly or indirectly) the power to direct the management or affairs of a corporation or other business entity, whether through ownership of voting securities or other equity rights or by contract relating to voting rights or corporate governance or otherwise, or (ii) to own, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities or other ownership interest of such corporation or other business entity.

1.4	“Alliance Manager” has the meaning set forth in Section 4.5.

1.5	“Anti-Corruption Laws” means all Applicable Laws for the prevention of fraud, kickbacks, bribery, corruption, racketeering, money laundering or terrorism, including the FCPA, each, as amended from time to time.

1.6	“Applicable Laws” means the applicable provisions of any and all national, regional, state and local laws, treaties, statutes, rules, regulations, administrative codes, and ordinances, and any and all directives, and orders or administrative decisions of any governmental agency or authority (including Regulatory Authorities) having jurisdiction over or related to the subject matter in question, including Regulatory Requirements, Regulatory Laws, Export Control Laws, and the FCPA and other Anti-Corruption Laws, which are applicable to the subject matter of this Agreement.

1.7	“Assigned Otsuka Improvements” has the meaning set forth in Section 5.7.

1.8	“Baseline” has the meaning set forth in Section 16.5.

1.9	“BMS” means Bristol-Myers Squibb Company.

1.10	“BMS Agreement” has the meaning set forth in Section 3.2.4.

1.11	“Breaching Party” has the meaning set forth in Section 26.1.

1.12	“Bulk Product” has the meaning set forth in Section 10.2.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.13	“Bulk Tablet Cost” means, per unit (tablet) of Bulk Product, an amount equal to [***] US dollars ($[***]).

1.14	“Business Day” means a day other than a Saturday or Sunday or any public holiday in the United States or Japan or any other day on which banks are required or authorized by applicable law to be closed in the United States or Japan. For the avoidance of doubt, any reference in this Agreement to “days” in the lower case means calendar days.

1.15	“CDA” has the meaning set forth in the recitals above.

1.16	“Certificate of Analysis” has the meaning set forth in Section 13.1.2.

1.17	“Certificate of Conformance” has the meaning set forth in Section 13.1.3.

1.18	“cGMP” means all applicable current good manufacturing practices as adopted by the authorities of the country where such manufacture takes place, including current good manufacturing standards, practices and procedures promulgated by the FDA and set forth in 21 C.F.R. Parts 210 and 211 and standards relating to manufacturing practices for active pharmaceutical ingredients, intermediates, bulk products or finished pharmaceutical products.

1.19	“Claim Notice” has the meaning set forth in Section 22.4.1.

1.20	“CNDA” means a Chinese new drug application, or an amendment or supplement thereof, filed with the CFDA (China Food and Drug Administration) pursuant to the Drug Registration Regulation (SFDA Order 28).

1.21	“Commercialization Plan” has the meaning set forth in Section 15.2.

1.22	“Commercialize” means all activities directed to importing (into, or within, the Territory), exporting (within the Territory), storing, marketing, promoting, selling, offering for sale and distributing the Product in the Territory. “Commercializes,” “Commercialized,” “Commercialization” and other forms of the word “Commercialize” shall have the correlative meaning. For clarity, “Commercialize” excludes Manufacture and Final Manufacturing.

1.23	“Competitive Product” means [***].

1.24	“Compliance Event” has the meaning set forth in Section 21.7.

1.25	“Composition Patent” means any patent in the Territory granted from a national stage application of International Published Patent Application [***] (a “national stage patent of [***]”), or a divisional or continuation of such national stage patent of [***]. For clarity, national stage patents of [***] or divisionals or continuations thereof, in the Territory, include the following:

(i)	[***], granted in Japan on [***];

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)	[***], granted in China on [***];

(iii)	[***], granted in South Korea on [***];

(iv)	any patent granted from pending Japanese Patent Application [***];

(v)	any patent granted from pending Chinese Patent Application [***];

(vi)	any other patent granted from a continuation or divisional application of (iv) or (v); and

(vii)	if, but only if, [***] is added to the Territory pursuant to Section 3.1, [***], granted in [***] on [***].

1.26	“Compound” means the active pharmaceutical ingredient known as ponatinib, as a free base or as a salt, as a solvate or not, and if in solid form, regardless of the specific form, whether amorphous or crystalline, including without limitation, crystalline ponatinib monohydrochloride.

1.27	“Confidential Information” has the meaning set forth in Section 24.1.

1.28	“Control” (including any variations such as “Controlled” and “Controlling”) means, with respect to any item of Know-how, Regulatory Documentation, material, patent, or other Intellectual Property Right, the possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise (other than by operation of the license grants under this Agreement), to grant a license, sublicense or other right (including the right to reference Regulatory Documentation) to or under such Know-how, Regulatory Documentation, material, patent, or other Intellectual Property Right as provided for herein without violating the terms of any then-existing agreement with any Third Party; provided, that Intellectual Property Rights of an acquirer of a Party or its Affiliates in existence prior to the acquisition date, or developed after the acquisition date solely by such acquirer without use of or reference to such Party’s preexisting Know-how, Regulatory Documentation, material, patent, or other Intellectual Property Right and without contribution from employees of a Party or its Affiliates other than the acquirer, shall not be deemed to be “Controlled” by such Party or Affiliate.

1.29	“Co-Promotion Agreement” has the meaning set forth in Section 16.3.

1.30	“Co-Promotion Fee” has the meaning set forth in Section 16.5.

1.31	“Co-Promotion Notice” has the meaning set forth in Section 16.1.

1.32	“Co-Promotion Option” has the meaning set forth in Section 16.1.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.33	“Customer” means any entity or person that is authorized to purchase and dispense or sell the Product in the Territory under Applicable Law.

1.34	“Data Protection Laws” has the meaning set forth in Section 21.6.

1.35	“Debarred” has the meaning set forth in Section 15.5.3.

1.36	“Default Notice” has the meaning set forth in Section 26.1.

1.37	“Defending Party” has the meaning set forth in Section 23.5.1.

1.38	“Delivery” has the meaning set forth in Section 11.2.

1.39	“Destination Terminal” has the meaning set forth in Section 11.2.

1.40	“Development Plan” has the meaning set forth in Section 5.1.1.

1.41	“Disqualified” has the meaning set forth in Section 15.5.3.

1.42	“Escalation Notice” has the meaning set forth in Section 4.6.1(b).

1.43	“Excluded” has the meaning set forth in Section 15.5.3.

1.44	“Excluded Claim” has the meaning set forth in Section 30.3.6.

1.45	“Export Control Laws” means all applicable U.S. laws and regulations relating to (a) economic and trade sanctions and embargoes imposed by the Office of Foreign Assets Control of the U.S. Department of Treasury or (b) the export or re-export of commodities, technologies, or services, including the Export Administration Act of 1979, 24 U.S.C. §§ 2401-2420, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-1706, the International Traffic in Arms Regulations, 22 C.F.R. parts 120-130, the Trading with the Enemy Act, 50 U.S.C. §§ 1 et. seq., the Arms Export Control Act, 22 U.S.C. §§ 2778 and 2779, and the International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986 (as amended).

1.46	“FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et. seq.) as amended.

1.47	“FDA” means the U.S. Food and Drug Administration.

1.48	“Field” means oncology.

1.49	“Final Manufacturing” means all activities required to prepare the Product (which, for clarity, is to be supplied by ARIAD to Otsuka as finished drug product in bulk packaging except as set forth in Section 10.2) for commercial sale in the Territory, including primary and secondary packaging and labeling with the approved packaging and label for the country in the Territory in which it is to be sold; stability or other testing; quality control; and release of the Product for sale in the Territory.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.50	“First Commercial Sale” means the first sale to a Third Party of Product for use or consumption by an end-user in the Field in a given country in the Territory after Registration has been obtained in such country. A First Commercial Sale shall not include a sale of Product for use in clinical trials, for research or for other non-commercial uses, or supply of Product without charge as part of a Named Patient Program or similar program.

1.51	“Forecast” has the meaning set forth in Section 10.4.

1.52	“Full Royalty Term” means, on a country-by-country basis within the Territory, the period from the date of First Commercial Sale in a country until the later of (i) [***] (ii) [***] or (iii) [***] ([***])[***] after the date of First Commercial Sale in such country.

1.53	“Global Product Profile” has the meaning set forth in Section 15.3.3.

1.54	“Global Study” has the meaning set forth in Section 5.5.1.

1.55	“Global Third Party License” has the meaning set forth in Section 23.6.3(a).

1.56	“Government Official” means (a) any officer or employee of a government or any department, agency or instrumentality of a government; (b) any person acting in an official capacity for or on behalf of a government or any department, agency, or instrumentality of a government; (c) any officer or employee of a company or business owned or controlled by a government; (d) any officer or employee or person acting in an official capacity for or on behalf of a public international organization or any department, agency, or instrumentality of such public international organization such as the World Bank or United Nations; (e) any political party or official thereof; and/or (f) any candidate for political office.

1.57	“Healthcare Professional” means any member of the medical, pharmacy or nursing professions or any other person who in the course of his or her professional activities may prescribe, administer or dispense to an end-user a medicinal product.

1.58	“ICDR” has the meaning set forth in Section 30.3.1.

1.59	“Improvements” means all improvements, modifications or developments relating to the Compound and/or to the Product in the Field other than as described in the US NDA or the marketing authorization for the Product approved in the European Economic Area as of the Effective Date.

1.60	“Incremental Sales” has the meaning set forth in Section 16.5.

1.61	“Indemnified Party” has the meaning set forth in Section 22.4.1.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.62	“Indemnifying Party” has the meaning set forth in Section 22.4.1.

1.63	“Industry Guidelines” means voluntary industry codes or guidelines to which a Party has publically stated it adheres as of the Effective Date, or subsequently during the Term, including, with respect to Otsuka, the Code of Practice and the “Transparency Guideline for the Relation between Corporate Activities and Medical Institutions” as promulgated by the Japan Pharmaceutical Manufacturers Association, and the Fair Competition Code as promulgated by the Fair Trade Council of the Ethical Pharmaceutical Drugs Marketing Industry (as such codes or guidelines are revised from time to time by their promulgating organization).

1.64	“Initial Fee” has the meaning set forth in Section 19.1.

1.65	“Inspected Party” has the meaning set forth in Section 13.7.1.

1.66	“Inspecting Party” has the meaning set forth in Section 13.7.1.

1.67	“Intellectual Property Rights” means all rights in, to and under patents, trademarks, copyrights, databases, data, trade secrets and confidential information, and all other intellectual or industrial property and other proprietary rights throughout the world.

1.68	“JDCC” has the meaning set forth in Section 4.1.

1.69	“JNDA” means a Japanese new drug application, or an amendment thereof filed with the MHLW through PMDA under Article 14 of the Pharmaceuticals and Medical Devices Act of Japan (Law No. 145 of 1960, as amended).

1.70	“Know-how” means valuable, secret and substantial information regarding the Product, including documentation, processes, data and other information on file with any competent Regulatory Authority in support of a Marketing Authorization, which may be necessary, useful or advisable to enable Otsuka to research, develop, Commercialize or conduct Final Manufacturing of the Product in the Field in the Territory, Controlled by ARIAD or its Affiliates as of the Effective Date or at any time during the Term. Know-how includes all unpatented Assigned Otsuka Improvements owned by ARIAD as provided in Section 5.7 and unpatented Intellectual Property Rights licensed to ARIAD pursuant to a Global Third Party License.

1.71	“Knowledge” shall mean, with respect to a fact or matter, that the applicable Party’s senior-most executive management employee directly responsible for such fact or matter is actually aware of such fact or matter after making reasonable inquiry with respect to such fact or matter of the persons directly reporting to him or her. “Known” has a correlative meaning.

1.72	“Latent Defect” means a Non-Conformance that is not discoverable or actually discovered upon reasonable visual inspection performed pursuant to Section 11.5.1, but that is discovered at a later time (e.g., a failure to comply with the shelf-life set forth in the Specification that is identified as a result of long-term stability studies conducted by ARIAD or its Affiliates or a Third Party authorized by ARIAD or its Affiliates).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.73	“Launch Quantities” has the meaning set forth in Section 10.3.

1.74	“Local Currencies” means the currency used in each of the respective countries in the Territory.

1.75	“Losses” has the meaning set forth in Section 22.1.

1.76	“MAH” means the marketing authorization holder for the Product in each country in the Territory.

1.77	“Manufacture” means the manufacturing of the Product up to and including finished drug product in bulk packaging, and all activities related to such manufacturing of Product, or any ingredient thereof, either directly or through a contract manufacturer, including in-process and semi-finished Product testing, ongoing stability tests and regulatory activities related to any of the foregoing. “Manufactured” or “Manufacturing” and other forms of the word “Manufacture” shall have correlative meaning. For the avoidance of doubt, “Manufacture” shall not include Final Manufacturing of the Product for sale in the Territory.

1.78	“Manufacturing Process” has the meaning set forth in Section 12.3.

1.79	“Marketing Authorization” means a marketing authorization for the Product granted in a country in the Territory, including for Japan, an approved JNDA, and for China, an approved CNDA.

1.80	“MHLW” means the Japanese Ministry of Health, Labour and Welfare.

1.81	“Named Patient Program” means a compassionate use, named patient use, or similar program for the supply of the Product in the Field in the Territory prior to obtainment of Registrations, to the extent permitted by and in accordance with Applicable Laws.

1.82	“Net Sales” means, with respect to a Product, the amount invoiced by Otsuka or its Sublicensees for such Product, less the following deductions (to the extent such amounts are included in the amount invoiced for such Product):

(a)	[***], [***], [***] and/or other [***] actually allowed and taken directly with respect to such sales;

(b)	[***] (including [***], [***] to [***] and [***], [***] or [***] for [***],[***],[***],[***] and similar types of [***]);

(c)	[***], [***], [***], [***] or other [***] and paid with respect to the [***],[***],[***] or [***] of such Product (excluding [***], [***] or [***] based on [***]);

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)	the amount of [***] and amounts [***] or [***] by reason of [***], [***], [***] amounts, [***] or [***] of [***], or because of [***];

(e)	charges for [***] and [***] directly related to the [***] of Product [***], to the extent not already deducted or excluded from the gross amount invoiced; and

(f)	[***] that are not [***] by Otsuka or its Sublicensees (i.e., [***]) after Otsuka or its Sublicensee (as the case may be) has made commercially reasonable efforts to [***] the same, provided that, such deduction shall be taken only in the [***] in which such [***] are no longer [***].

(g)	Notwithstanding the foregoing, no [***], [***], [***], [***], [***], or any similar amount, however designated, that is given or associated with the purchase by the Third Party of any product or service in addition to the Products shall be [***] to the Product.

Such amounts shall be determined from the books and records of Otsuka and its Sublicensees maintained in accordance with generally accepted accounting principles, consistently applied throughout such party’s organization.

In the case of any sale of such Product for consideration other than (or in addition to) cash, such as barter or countertrade, Net Sales shall be calculated on the [***] of the [***] consideration received.

In the case of any sale of a Product that contains Compound and one or more other active ingredients in a single dosage form (“Combination Product”), the Net Sales in a country in the Territory for purposes of determining payments based on Net Sales hereunder shall be calculated by [***] the [***] of such Combination Product in such country during the applicable reporting period by the [***], [***] where: [***] is the [***] of the [***] received by Otsuka or its Sublicensees when [***] in [***] in such country and [***] is the [***] by Otsuka or its Sublicensees of the other [***] included in the [***] when [***] in [***] in such country, in each case during the applicable reporting period or, if sales of both the Product and the other active ingredient(s) did not occur in such period, then in the most recent reporting period in which sales of both occurred. In the event that such [***] cannot be determined for both the [***] and all other [***] included in such [***], Net Sales in a country in the Territory for purposes of determining payments based on Net Sales hereunder shall be calculated by [***] the [***] of the Combination Product in such country during the applicable reporting period (using the above provisions) by the [***] of [***] where [***] is the [***] if determinable as set forth above, and if not determinable, the [***] of the Product and [***] is the [***] if determinable as set forth above, and if not determinable, then the [***] of all other [***] included in the [***], as such [***] are determined by the Parties in good faith.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

If such Product is sold to any Third Party together with other products or services, the price of such Product, solely for purposes of the calculation of Net Sales, shall be deemed to be [***] than the [***] at which such Product would be [***] in a [***] transaction to a Third Party [***].

For avoidance of doubt, in the case of any sale of such Product between or among Otsuka or its Sublicensees for resale, Net Sales shall be calculated as [***] only on the value charged or invoiced on the [***] thereafter to [***].

1.83	“New Formulation” means any formulation of Product other than the Tablet Formulation. For clarity, any Combination Product shall be a New Formulation.

1.84	“New Indication” means any indication in the Field, excluding the first indication approved in Japan under a JNDA approval obtained using data from the Ongoing Study, but including any additional indication that the Parties mutually agree (through the JDCC) to develop under any Development Plan and any indication developed separately by ARIAD pursuant to Section 5.5.3. For clarity, an earlier line of treatment (e.g., first-line when only second-line has been approved) shall be a New Indication.

1.85	“NHI List Price” means the price for the Product (in its various Presentations), as adjusted by the MHLW from time to time, specified in the Japanese National Health Insurance Drug Price List, which comprises a list of drug prices to be reimbursed to hospitals, pharmacies and other health-insurance medical service providers under the Japanese national health insurance programs.

1.86	“Non-Breaching Party” has the meaning set forth in Section 26.1.

1.87	“Non-Conformance” means a failure of the Product supplied hereunder to comply with (i) any of the Product warranties set forth in Section 20.1.6(a), (b) or (c) with respect to Bulk Product, and/or (ii) any of the Product warranties set forth in Section 20.1.7(a), (b) or (c) with respect to Secondary Packaged Product. For clarity, a Latent Defect is an instance of Non-Conformance. The adjective “Non-Conforming” shall have the correlative meaning. “Non-Conformance” does not include damage caused to Products caused by actions of or on behalf of Otsuka following Delivery by ARIAD to Otsuka, including Final Manufacturing.

1.88	“Notified Party” has the meaning set forth in Section 21.7.

1.89	“Notifying Party” has the meaning set forth in Section 21.7.

1.90	“Objection Notice” has the meaning set forth in Section 11.5.2.

1.91	“Ongoing Study” means [***] clinical trial of Product in Japan that was started prior to the Effective Date and is scheduled to be completed after the Effective Date.

1.92	“Option Exercise Period” has the meaning set forth in Section 16.1.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.93	“Otsuka Iclusig Staff” means all personnel of Otsuka or its Sublicensees who are routinely involved in the further development, Final Manufacturing, or Commercialization of the Product, including: (i) the marketing and promotion of the Product, (ii) seeking and maintaining Registrations for the Product, or (iii) the performance of the Pharmacovigilance Agreement and/or the Quality Agreements.

1.94	“Otsuka Improvements” has the meaning set forth in Section 5.7.

1.95	“Parties” means ARIAD and Otsuka and “Party” means either of them as the context indicates.

1.96	“Patents” means (a) all patents and patent applications in the Territory that are Controlled by ARIAD or its Affiliates as of the Effective Date and at any time during the Term that (i) are necessary or useful (or, with respect to patent applications, would be necessary or useful if such patent applications were to issue as patents) for the research, development, Commercialization or Final Manufacturing of Product in the Field in the Territory, including as listed in Appendix 1 hereto, or (ii) claim or cover any Assigned Otsuka Improvements owned by ARIAD as provided in Section 5.7 or (iii) are licensed to ARIAD pursuant to a Global Third Party License; (b) all patents in the Territory issuing from the applications in subclause (a); (c) any additions, divisions, continuations, continuations-in-part, counterparts, amendments, amalgamations, reissues and re-examinations of such applications or patents in the Territory; (d) any confirmation, importation and registration patents thereof in the Territory; and (e) any extensions and renewals of all such patents and patent applications in the Territory in whatever legal form and by whatever legal title they are granted.

1.97	“Payment” has the meaning set forth in Section 19.8.

1.98	“Pharmacovigilance Agreement” has the meaning set forth in Section 9.4.

1.99	“PMDA” means the Japanese Pharmaceutical and Medical Devices Agency, or any successor agency thereto.

1.100	“Preexisting Named Patients” has the meaning set forth in Section 3.5.

1.101	“Presentation” means each stock-keeping unit of Product differentiated by dosage strength, bottle count, packaging presentation, and/or country-specific labeling for the Product for which Marketing Authorization has been received in a country in the Territory (e.g., a 60 count bottle of 15mg tablets labeled for a specific country in the Territory).

1.102	“Price Cut” has the meaning set forth in Section 19.5.3.

1.103

“Pricing and Reimbursement Approval” means any official, final, binding and non-appealable determination of the reimbursable price of the Product in accordance with Applicable Laws and approval by relevant Regulatory Authorities pertaining to the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

reimbursement of the Product, as applicable in each country in the Territory in which a Regulatory Authority approves or determines the price and/or reimbursement of pharmaceutical products. For clarity, Pricing and Reimbursement Approval for Japan means the NHI List Price.

1.104	“Proceeding” means any (i) Third Party private action, claim or lawsuit, and any (ii) governmental, judicial, administrative or adversarial proceeding, hearing, probe or inquiry brought by any Third Party public entity, including whistleblower complaints. Proceedings shall not include any action, claim or lawsuit brought by one Party or its Affiliates against the other Party or its Affiliates.

1.105	“Product” means any pharmaceutical product containing Compound as an active chemical entity, alone or in combination with one or more other active ingredients, in any and all forms, presentations, dosages, and formulations.

1.106	“Product-Related Inspection” has the meaning set forth in Section 12.6.

1.107	“Product Withdrawal” means removal of Product from the market in any country in the Territory on grounds of public health or safety resulting in discontinuation of all or substantially all distribution of Product in such country in the Territory. Product Withdrawal does not include a Recall.

1.108	“Protected Personal Information” has the meaning set forth in Section 21.6.

1.109	“Quality Agreement” means a written agreement to be entered into by the Parties relating to quality assurance for the Product, as set forth in Section 12.5.

1.110	“Raw Materials” means any raw materials, components, or other ingredients required for the Manufacture of the Product.

1.111	“Recall” means a recall or retrieval of Product on grounds of Non-Compliance, public health or safety which is limited as to lot(s) or batch(es) of Product in the Territory.

1.112	“Reconciliation Payment” has the meaning set forth in Section 19.5.2.

1.113	“Reduced Royalty Term” has the meaning set forth in Section 19.3.2.

1.114	“Reference Sample” has the meaning set forth in Section 13.4.

1.115	“Registrations” means (a) Marketing Authorizations, (b) Pricing and Reimbursement Approval, (c) receipt of any license required to import Product(s) into each country in the Territory, and (d) any other official license or approval which is legally required to Commercialize the Product in each country of the Territory (e.g., wholesale licenses).

1.116	“Regulatory Authority” means the MHLW or any other government agencies that are the competent authorities for the issuance of the Registrations, or any part of them, in each country of the Territory throughout the Term.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.117	“Regulatory Documentation” means all letters, correspondence and other documents and information submitted to Regulatory Authorities or received from Regulatory Authorities in writing, including in electronic format.

1.118	“Regulatory Laws” means all laws, and all orders, determinations, regulations, licenses and directions made or issued under such laws, in respect of the Marketing Authorization, Registrations, Final Manufacturing and Commercialization of the Product in each country of the Territory.

1.119	“Regulatory Requirements” means all licenses, registrations, mandatory standards, conditions, manufacturing principles, directions, orders and determinations in force from time to time set out in the Regulatory Laws and all other Applicable Laws that apply to the manufacture (including Manufacture and Final Manufacturing), supply, packaging, labeling and/or Commercialization of medicinal products in each country in the Territory.

1.120	“Royalty Term” means, with respect to a country in the Territory, the Full Royalty Term and the Reduced Royalty Term, collectively.

1.121	“Safety Information” has the meaning set forth in Section 9.5.

1.122	“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

1.123	“Secondary Packaged Product” has the meaning set forth in Section 10.2.

1.124	“Sell-Off Period” has the meaning set forth in Section 26.7.5.

1.125	“Senior Officer” means, (i) with respect to ARIAD, its Chief Executive Officer and (ii) with respect to Otsuka, its President.

1.126	“Specifications” means the specifications for the Product (in bulk product form, or, as applicable, in the form of Secondary Packaged Product) as defined by ARIAD and incorporated into the Quality Agreements, together with changes to such specifications made at the request of a Regulatory Authority in the Territory or in accordance with Section 12.3.

1.127	“Sprycel” means the product containing the compound known as Dasatinib.

1.128	“Sublicensee” means (a) each Affiliate of Otsuka and Third Party listed in Appendix 2 hereto, which listed Affiliates and Third Parties have been pre-approved by ARIAD to fulfill any of Otsuka’s obligations under this Agreement, and (b) any other Affiliate of Otsuka or Third Party approved by ARIAD in accordance with Section 2.1.2.

1.129	“Subcontractor” means a Third Party appointed by Otsuka, subject to Section 2.5, to perform activities under this Agreement on behalf of Otsuka in any part of the Territory. For clarity, a Subcontractor does not include a Sublicensee.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.130	“Supply Agreement” has the meaning set forth in Section 10.1.

1.131	“Tablet Formulation” means the Product containing the Compound as its sole active pharmaceutical ingredient in the solid, oral tablet form as Manufactured by ARIAD or any Affiliate or Third Party contract manufacturer of ARIAD as of the Effective Date (i.e., the 15mg and 45mg dosage strengths) or at any time during the Term (e.g., the 30mg dosage strength). For clarity, the Tablet Formulation excludes [***].

1.132	“Taxes” has the meaning set forth in Section 19.8. The terms “Taxable” and “Tax” have correlative meanings.

1.133	“[***] Price” has the meaning set forth in Section 19.5.1.

1.134	“Term” means the period beginning on the Effective Date and ending, subject to any earlier termination of this Agreement in accordance with the provisions hereof, on the later of (x) the date of expiration of the last-to-expire Royalty Term in the Territory, or (y) the last sale by Otsuka or its Sublicensees of a Product in the Territory under any of the Trademarks or any Registration for the Product obtained under this Agreement.

1.135	“Terminated Product” has the meaning set forth in Section 26.7.3.

1.136	“Terminated Country” has the meaning set forth in Section 26.7.3.

1.137	“Territory” means Indonesia, Japan, Malaysia, People’s Republic of China (including Hong Kong, and referred to herein as “China”), Philippines, Singapore, South Korea, Taiwan, Thailand, and Vietnam. If, but only if, the Parties enter into an amendment as provided in Section 3.1, the Territory shall also include [***].

1.138	“Territory-Only Third Party License” has the meaning set forth in Section 23.6.2(a).

1.139	“Territory Product Profile” has the meaning set forth in Section 15.3.3.

1.140	“Third Party” means any Person other than ARIAD, Otsuka and their respective Affiliates. For purposes of this definition, “Person” means any (i) natural person, (ii) partnership, company, corporation or other form of business organization or legal entity, and (iii) any governmental or administrative entity.

1.141	“Third Party Infringement Claim” has the meaning set forth in Section 23.5.1.

1.142	“Third Party License” has the meaning set forth in Section 23.5.6.

1.143	“Third Party Research Project” has the meaning set forth in Section 5.9.

1.144	[***]

1.145	“Tie-Breaking Decisions” has the meaning set forth in Section 4.6.2.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.146	“Trademark Guidelines” has the meaning set forth in Section 15.3.4.

1.147	“Trademarks” means any trademark owned by or licensed to ARIAD or its Affiliate under which the Product shall be Commercialized by Otsuka within the Field in the Territory, as it shall be determined and indicated in due course by ARIAD to Otsuka, whether registered in the Territory or not (including any trademarks, service marks, names or logos that include any corporate name or logo of ARIAD). As of the Effective Date, the Trademarks are those set forth in Appendix 3.

1.148	“Transaction” has the meaning set forth in Section 3.2.5.

1.149	“Transfer Price” has the meaning set forth in Section 19.4.

1.150	“US NDA” means a new drug application filed with the US Food and Drug Administration (FDA).

ARTICLE 2 – GRANT OF LICENSES

2.1	Grant of licenses.

2.1.1	Subject to the terms and conditions of this Agreement, including any reservation of ARIAD’s rights expressly set forth herein, ARIAD hereby grants to Otsuka, and Otsuka hereby accepts:

(a)	an exclusive license under the Patents, the Know-how, the Trademarks and any other Intellectual Property Rights of ARIAD and its Affiliates in and to the Compound or Product to perform Final Manufacturing of Product and to Commercialize Product in the Field in the Territory during the Term, in each case in accordance with the terms of this Agreement.

(b)	a co-exclusive license (with ARIAD and its Affiliates and their respective contractors) under the Patents, the Know-how, the Trademarks and any other Intellectual Property Rights of ARIAD and its Affiliates in and to the Compound or the Product to conduct research and development of the Compound and the Product in the Territory as expressly set forth in this Agreement.

(c)	For clarity, the licenses set forth in Sections 2.1.1(a) and (b) do not include the right to Manufacture the Product for clinical or commercial use (unless, and only to the extent, the Parties mutually agree through the JDCC or pursuant to Section 4.6.1(c)(iii) to develop Product in one or more New Formulation(s) and the Parties agree that Otsuka shall be responsible for the Manufacture of Product in such agreed New Formulation(s)).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)	If a joint venture between ARIAD and one or more Third Parties qualifies as an Affiliate of ARIAD under this Agreement, then the Intellectual Property Rights owned by such Third Party and such joint venture are excluded from the license granted to Otsuka pursuant to this Section 2.1.1, provided, that, for clarity any Intellectual Property Rights licensed, transferred or assigned from ARIAD to such joint venture shall be included within the scope of the license granted to Otsuka pursuant to this Section 2.1.1, and provided, further that any Intellectual Property Rights of such joint venture relating to Improvements that are developed with the use of or reference to the Intellectual Property Rights licensed, transferred or assigned from ARIAD to such joint venture shall be included within the scope of the license granted to Otsuka pursuant to this Section 2.1.1.

2.1.2	The licenses set forth in Section 2.1.1 shall be sublicenseable by Otsuka without ARIAD’s consent to its Sublicensees listed in Appendix 2 hereto. The licenses set forth in Section 2.1.1 shall otherwise be sublicenseable by Otsuka only with ARIAD’s prior written consent. Any such permitted sublicenses shall not be further sublicenseable or assignable without ARIAD’s prior written consent. Otsuka shall be liable for all acts or omissions of its Sublicensees. Any act or omission by any Sublicensee that would constitute a breach of this Agreement if done, or omitted to be done, by Otsuka, shall be deemed to be a breach of this Agreement by Otsuka.

2.1.3	The licenses set forth in Section 2.1.1 shall be non-transferable and non-assignable except as expressly set forth in Section 31.8.1.

2.2	ARIAD agrees that, subject to ARIAD’s rights under Section 3.5 with respect to Preexisting Named Patients, it shall not appoint any Third Party in the Territory to Commercialize or conduct the Final Manufacturing of the Product in the Field or otherwise in contravention of the licenses set forth in Section 2.1.1. Otsuka acknowledges that ARIAD has, or may have, other licensing or distribution arrangements for the Product outside the Territory.

2.3	Otsuka acknowledges that ARIAD grants the licenses and rights to Otsuka set forth in this Article 2 in reliance upon the particular expertise, experience, skills, infrastructure and qualified personnel of Otsuka in respect of the Commercialization of pharmaceutical products in the Territory.

2.4

In consideration of the licenses and appointment granted to Otsuka by ARIAD under Section 2.1, and in order to maintain at all times the highest quality for the Product and to ensure a scientifically proper and safe exploitation of the Know-how and Patents and in order to maintain and to protect the goodwill of the Trademarks, throughout the Term, Otsuka agrees that it and its Sublicensees and its Affiliates shall not, directly or indirectly, purchase Product from any person other than ARIAD or a source approved in writing by ARIAD, whether for clinical or commercial use (other than a contract

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

manufacturer in connection with the Final Manufacturing of Product in the Territory or, if applicable, Otsuka’s Manufacture of New Formulation(s), if any, as permitted under this Agreement).

2.5	Other than agreements with (i) its Sublicensees, (ii) Customers entered into in the normal course of business of selling the Product, (iii) Third Party contract manufacturers for the Final Manufacturing in the Territory, or (iv) contracted medical representatives, and subject further to Section 2.1.2, Otsuka shall not enter into any agreement with Third Parties with respect to Otsuka’s pharmacovigilance or quality assurance obligations relating to the Product, or subcontracting or sublicensing rights to Commercialize the Product in a country in the Territory, except as may be expressly permitted by ARIAD hereunder or otherwise by prior approval in writing from ARIAD. Otsuka may subcontract other activities under this Agreement, provided that Otsuka has given ARIAD prior written notice identifying the activity and the Subcontractor.

ARTICLE 3 – RESERVED TERRITORIES AND NON-COMPETITION

3.1	Development of the Product for and commercialization of the Product in all countries other than those in the Territory are reserved exclusively to ARIAD or its Affiliates, or to Third Parties appointed by ARIAD or its Affiliates, as the case may be. Notwithstanding the foregoing, at Otsuka’s request made within [***] ([***])[***] after the Effective Date, the Parties shall discuss expanding the Territory under this Agreement to include [***] (provided that ARIAD is not prohibited from engaging in such discussions with Otsuka as a result of any agreement with, exclusive negotiation restriction, or other legally binding exclusivity obligations to a Third Party), and if mutually agreed by the Parties within [***] ([***])[***] of Otsuka’s request (or such longer period as the Parties may agree upon) (each in its sole discretion and with no obligation for either Party to agree), the Parties shall execute an amendment to this Agreement to include [***] in the definition of the Territory under this Agreement (with all other terms and provisions of this Agreement remaining unchanged). In consideration of the licenses granted to Otsuka by ARIAD under Section 2.1, Otsuka shall refrain from selling the Product to Customers located outside the Territory. Without limiting the foregoing, Otsuka shall refrain from the following activities solely with respect to the Product:

(a)	sales or marketing visits or details outside of the Territory;

(b)	direct mail, including the sending of unsolicited e-mails, to persons or entities located outside of the Territory;

(c)	advertising in media, on the Internet or other promotions, where such advertising or promotion is specifically targeted at potential purchasers outside the Territory;

(d)	online advertisements addressed to potential purchasers outside the Territory and other efforts specifically designed to be found by potential purchasers

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

outside the Territory, including the use of outside-the-Territory based banners on Third Party websites and paying a search engine or online advertisement provider to have advertisements or higher search rankings displayed specifically to potential purchasers outside the Territory; and

(e)	advertising or promotion in any form, or translation of Otsuka’s website into a language other than an official language of any country forming part of the Territory, that in each case Otsuka would not reasonably carry out but for the likelihood that it will reach potential customers in countries outside the Territory.

3.2	Competitive Product.

3.2.1	As of the Effective Date, and thereafter during the Term, neither Party nor its Affiliates shall develop, register, file for registration, manufacture, purchase, sell, promote, distribute, commercialize or otherwise exploit any Competitive Product in the Territory nor enable or authorize any Third Party to do so; provided that, subject to Section 3.2.4, Otsuka shall be permitted to [***] for a maximum of [***] ([***]) [***] after the Effective Date.

3.2.2	Without limiting Section 3.2.1, in the event of early termination of this Agreement by ARIAD pursuant to Section 26.1, 26.2, 26.4.2, 26.4.3, 26.4.4, or 26.5, for a [***] ([***]) [***] period after such termination, Otsuka and its Affiliates shall not develop, register, manufacture, purchase, sell, promote, distribute, commercialize or otherwise exploit any Competitive Product in the Territory nor enable or authorize any Third Party to do so.

3.2.3	Without limiting Section 3.2.1, in the event of early termination of this Agreement by Otsuka pursuant to Section 26.1 or 26.2, for a [***] ([***]) [***] period after such termination ARIAD and its Affiliates shall not, directly or indirectly, commercialize or otherwise exploit any Competitive Product in the Territory, nor enable or authorize any Third Party to do so.

3.2.4	Within [***] ([***]) [***] after Effective Date, Otsuka shall give notice to Bristol-Myers K.K. (“BMKK”) under the Japan co-commercialization agreement between Otsuka and BMKK dated on or about January 1, 2011 (the “BMS Agreement”) that Otsuka shall cease promoting and shall terminate its right to promote Sprycel in Japan, with such termination taking effect within [***] ([***]) [***] after the Effective Date. [***].

3.2.5

Notwithstanding Section 3.2.1, 3.2.2 or 3.2.3, if a Party (the “Acquiring Party”) or any of its Affiliates, either as a result of a merger, acquisition, change of control or similar transaction (including an acquisition of assets) (the “Transaction”) acquires or is acquired by or otherwise merges with an entity that owns, has a license to, or a right to distribute, a Competitive Product that would otherwise result in a violation of Section 3.2.1, 3.2.2 or 3.2.3, then the Acquiring Party shall (i) promptly, and in any event no later than [***] ([***]) [***] following the date of the Transaction, notify the other Party in writing of the Transaction and the Competitive Product, and (ii) in order to avoid termination of this Agreement as provided below,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

divest, or cause its relevant Affiliate to divest, all rights (including distribution rights) to the Competitive Product in accordance with this Section 3.2.5. The Acquiring Party shall promptly, and in any event no later than [***] ([***]) [***] following the date of the Transaction, notify the other Party whether or not it (or its Affiliate) intends to undertake good faith efforts to divest the Competitive Product. If the Acquiring Party notifies the other Party that it (or its Affiliate) does not intend to undertake good faith efforts to divest the Competitive Product in a particular country in the Territory, then the other Party may terminate this Agreement on a country-by-country basis with respect to such country by written notice to the Acquiring Party, such termination to be effective [***] ([***]) [***] after the Acquiring Party’s receipt of notice of termination from the other Party, provided, that any termination pursuant to this Section 3.2.5 with respect to Japan shall give the terminating Party the right to simultaneously terminate this Agreement with respect to the entire Territory. If the Acquiring Party notifies the other Party that it or its Affiliate, as the case may be, intends to undertake good faith efforts to divest the Competitive Product, such divestiture shall be completed within [***] ([***]) [***] after the date of the Transaction and shall occur by (1) a termination of or an outright sale or assignment to a Third Party of all of the Acquiring Party’s or its Affiliate’s rights and interest in and to the Competitive Product (including all rights under any contract, such as a license or distribution agreement) or (2) an outlicense arrangement under which the Acquiring Party and its Affiliates have no ongoing involvement in the development or commercialization of the Competitive Product and derive no material ongoing financial return following the effective date of divestiture and no financial benefit tied to sales or success of the divested Competitive Product. Should such divestiture not have occurred with respect to any country in the Territory within such [***] ([***]) [***] period, and provided that the Acquiring Party has been using good faith efforts to divest the owned Competitive Product in such country during such [***] ([***]) [***] period, then the Acquiring Party shall have the right to discontinue (and cause its Affiliates to discontinue) developing or commercializing the Competitive Product (i.e., withdraw the Competitive Product IND or Marketing Authorization and, to the extent applicable, cease all promotion, marketing and other commercialization activities with respect to the Competitive Product) in such country and if such discontinuation shall not have occurred within [***] ([***]) [***] of the expiration of the original [***] ([***]) [***] period then the other Party may terminate this Agreement with respect to such country after such total [***] ([***]) [***] period by written notice to the Acquiring Party, such termination to be effective [***] ([***]) [***] after the Acquiring Party’s receipt of notice of termination from the other Party, provided, that any termination pursuant to this Section 3.2.5 with respect to Japan shall give the terminating Party the right to simultaneously terminate this Agreement with respect to the entire Territory.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.2.6	For the avoidance of doubt, if a Third Party contractor of a Party or of its Affiliate (including a Sublicensee or Subcontractor) independently (not with the authorization of such Party or Affiliate) develops, registers, files for registration, manufactures, purchases, sells, promotes, distributes, commercializes or otherwise exploits a Competitive Product in the Territory, such Party shall not be or be deemed to be in breach of this Section 3.2 by virtue of such Third Party’s independent activities. Further for the avoidance of doubt, the terms of this Section 3.2 shall not preclude either Party or its Affiliates from conducting research relating to Competitive Products.

3.3	Nothing in this Agreement shall be construed as giving Otsuka any right to use or otherwise exploit the Know-how, the Patents, the Trademarks, ARIAD’s other Intellectual Property Rights in the Product and/or any other information received hereunder for purposes other than to perform Otsuka’s obligations and exercise its rights under this Agreement, including for purposes of meeting its responsibilities as the MAH in the Territory, solely in accordance with the terms and conditions of this Agreement. Except as expressly set forth in this Agreement, neither Party grants to the other Party any right or license to any of its Intellectual Property Rights.

3.4	The Parties acknowledge and agree that the restrictions imposed on and accepted by Otsuka in this Article 3 are restrictions that ARIAD has independently and unilaterally determined are necessary in order to protect ARIAD’s Intellectual Property Rights and ensure Otsuka is able to effectively commit and apply its skills, resources, networks and qualified personnel so that Otsuka may comply with and perform its obligations under this Agreement.

3.5	Otsuka acknowledges that, as of the Effective Date, ARIAD, directly or through an Affiliate or Third Party contractor, is supplying Product labeled for the US, EEA or Australia to certain patients in the Territory (the “Preexisting Named Patients”) under one or more non-chargeable Named Patient Programs. Otsuka acknowledges that ARIAD may (or shall if required by Applicable Law) continue to supply Product to such Preexisting Named Patients in the Territory in accordance with the Applicable Laws of each country in the Territory in which Product is being dispensed to such Preexisting Named Patients. For clarity, Otsuka shall not have any obligation to supply Product to such Preexisting Named Patients unless agreed upon by the Parties and it is the expectation of each Party that, to the extent permitted by Applicable Law, the Preexisting Named Patients will stop receiving Product under Named Patient Programs upon receipt of Marketing Authorization for Product in the country in the Territory in which Product is being dispensed to them, and will transition to commercially-supplied Product.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 4 – DEVELOPMENT AND COMMERCIALIZATION COMMITTEES

4.1	Joint Development & Commercialization Committee. The Parties shall, within [***] ([***]) [***] of the Effective Date, establish a Joint Development & Commercialization Committee (the “JDCC”), comprised of [***] ([***]) representatives of ARIAD and [***] ([***]) representatives of Otsuka, at least one of whom from each Party, who shall serve as co-chair, shall have experience and seniority sufficient to enable him or her to make decisions on behalf of the Party he or she represents concerning issues within the remit of the JDCC.

4.2	Development-Related Responsibilities. The JDCC shall be responsible for: (i) confirming and preparing annual (or, if needed, more frequent) updates and revisions to the Development Plan for the Territory prepared jointly by the Parties pursuant to Section 5.1; (ii) monitoring activities and progress under the Development Plan; (iii) overseeing the maintenance of all Marketing Authorizations in the Territory, including the performance of post-approval commitments in the Territory; (iv) overseeing the sharing of regulatory correspondence and other regulatory information, and overseeing planning and submissions for Marketing Authorizations in the Territory that are filed after the Effective Date; (v) subject to Article 5, overseeing further medical and development work for the Product in the Territory, including development of the Product for any New Indication or in any New Formulation as may be mutually agreed by the Parties; (vi) subject to Article 5, overseeing clinical trials, investigator-initiated trials, post-hoc data analyses, and sponsored research arrangements for the Territory; (vii) overseeing pharmacovigilance activities for the Territory; (viii) overseeing medical affairs activities for the Territory; (ix) developing a publication strategy in the Territory and review procedures for such publications; (x) attempting to resolve disagreements escalated by any subcommittees or project teams; and (xi) assuming such other responsibilities as are set forth in this Agreement, or as mutually agreed in writing by duly authorized representatives of the Parties from time to time.

4.3	Commercialization-related Responsibilities. The JDCC shall be responsible for: (i) reviewing and discussing the Commercialization Plan, and updates thereto, prepared by Otsuka as set forth in Section 15.2; (ii) monitoring actual Commercialization activities and progress in accomplishing the Commercialization Plan in the Territory; (iii) overseeing and evaluating geographic expansion, market access plans (including any proposed submissions of health economics and outcomes studies or analyses), and plans and strategies for obtaining Pricing and Reimbursement Approval (as applicable) in the Territory, including in light of ARIAD’s global positioning of the Product and pricing and reimbursement strategies and tactics outside of the Territory; (iv) ensuring a process is in place for the review and discussion by the Parties of Otsuka’s core promotional and sales training materials; (v) discussing whether and under what terms to initiate any Named Patient Programs in any country in the Territory (in addition to those described in Section 3.5), which, if implemented, shall be governed by the Pharmacovigilance Agreement, the Quality Agreements and any applicable terms of this Agreement; (vi) attempting to resolve disagreements escalated by any subcommittees or project teams; and (vi) assuming such other responsibilities as are set forth in this Agreement, or as mutually agreed in writing by duly authorized representatives of the Parties from time to time. [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.4	Committee Administration.

4.4.1	Subcommittees. The JDCC may form subcommittees or project teams as it deems appropriate to fulfill its responsibilities. The parties intend to establish joint pharmacovigilance (PV) and supply chain subcommittees or project teams as soon as practicable after the Effective Date in order to facilitate discussions and coordination of the Parties’ efforts and activities relating to Product PV and manufacture, supply and quality assurance (including Manufacture and Final Manufacturing) under this Agreement. If a subcommittee or project team cannot reach agreement on any matter within its remit, such matter shall be submitted to the JDCC for discussion and resolution prior to any further dispute resolution action being taken.

4.4.2	Changes to Representatives. A Party may change any one or more of its representatives to the JDCC or to a subcommittee or project team at any time upon written notice to the other Party. The number of representatives appointed by each Party to the JDCC or to a subcommittee or project team may be modified by mutual agreement of the Parties; provided, that at all times the number of representatives from each Party shall be equal.

4.4.3	Schedule and Minutes. The representatives of the JDCC shall mutually agree on the schedule for meetings, provided that there shall be at least [***] ([***]) meeting per [***]. Either Party may schedule an emergency meeting of the JDCC upon reasonable advance written notice to the other Party. A representative of the Party hosting a meeting of the JDCC shall serve as secretary of that meeting. The secretary of the meeting shall prepare and distribute to all members of the JDCC: (a) agenda items at least [***] ([***]) [***] in advance of the applicable meeting and (b) draft minutes of the meeting within [***] ([***]) [***] following the meeting to allow adequate review and comment. Such minutes shall provide a description in reasonable detail of the discussions held at the meeting and a list of any actions, decisions or determinations approved by the JDCC. Minutes of the JDCC meeting shall be approved or disapproved, and revised as necessary, within [***] ([***]) [***] after their initial circulation in draft form. Minutes for any subcommittees shall be prepared in the same manner and in accordance with the same timelines. The final minutes of any subcommittee shall be provided to the JDCC. The final minutes of the JDCC shall be provided to the Alliance Managers.

4.4.4

Location and Attendance. The location of JDCC meetings shall alternate between ARIAD’s principal place of business and Otsuka’s principal place of business, or as otherwise agreed by the Parties. The JDCC may also meet by means of telephone conference call or videoconference, provided

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

that at least [***] ([***]) meeting per [***] shall be held in person. Each Party shall use reasonable efforts to cause its representatives to attend JDCC meetings. If a Party’s representative to the JDCC or any subcommittee is unable to attend a meeting, such Party may designate an alternate to attend such meeting in place of the absent representative. In addition, each Party may, at its discretion, invite non-voting employees, and, with the consent of the other Party, consultants or scientific advisors, to attend the meetings of a Committee.

4.5	Alliance Managers. Each Party shall appoint a business representative who possesses a general understanding of the relevant technical, business and legal issues to act as its Alliance Manager (each, an “Alliance Manager”). The Alliance Managers shall be responsible for creating and maintaining collaborative, efficient and responsive communication within and between the Parties, and for day-to-day management of operational matters other than matters within the remit of the JDCC. The Alliance Managers shall have no authority to modify this Agreement or waive any non-compliance with its terms. Alliance Managers may attend JDCC and subcommittee meetings as observers.

4.6	Decision Making Process.

4.6.1	Each Party shall have one vote on the JDCC. Each co-chair shall be responsible for casting his or her Party’s vote. If such co-chair is unable to attend a JDCC meeting, he or she may act through a substitute who is a member of the JDCC by notice to the other Party. Any decision of the JDCC shall require unanimous agreement of the Parties (through the affirmative vote of both Parties’ co-chairs of the JDCC). If the JDCC fails to unanimously agree on any matter within the JDCC’s responsibilities within [***] ([***]) [***], or such other period as the JDCC co-chairs may agree upon, after the JDCC has met and attempted to agree on such matter, then such matter shall first be presented to the Alliance Managers for resolution, and if the dispute is not resolved within [***] ([***]) [***]after such referral to the Alliance Managers, then:

(a)	with respect to (i) all matters relating to [***], and (ii) other responsibilities of the JDCC relating to [***], Otsuka shall have final decision-making authority and the decision of Otsuka’s co-chair of the JDCC with respect to such matters shall be final and binding on the Parties; provided, however, that (A) decisions with respect to [***], and (B) any [***] matter [***], may be referred by ARIAD to the Senior Officers as provided in the following paragraph, and Otsuka’s co-chair of the JDCC shall not have the final decision-making authority with respect to such matter;

(b)	with respect to all matters that are within the JDCC’s responsibilities other than those relating to [***], including with respect to the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

responsibilities of the JDCC set forth in Section 4.2, either Party may, by written notice to the other Party (“Escalation Notice”), refer such matter to the Senior Officers for resolution. In addition, ARIAD may provide an Escalation Notice regarding (i) decisions with respect to [***], and (ii) any [***] matter [***]. The Senior Officers shall use good faith efforts to resolve any matter referred to them as soon as practicable. Any final decision that the Senior Officers mutually agree to in writing shall be conclusive and binding on the Parties; and

(c)	If the Senior Officers are unable to resolve any matter set forth in an Escalation Notice within [***] ([***]) [***]after the applicable Party receives such Escalation Notice (or such longer period as the Senior Officers may agree upon), then (i) with respect to [***], ARIAD shall have final decision-making authority and the decision of ARIAD’s Senior Officer with respect to such matters shall be final and binding on the Parties, (ii) with respect to [***], Otsuka shall have final decision-making authority, and the decision of Otsuka’s Senior Officer with respect to [***] shall be final and binding on the Parties, provided that such decision by Otsuka is [***], and (iii) all other matters set forth in an Escalation Notice that are not resolved by the Senior Officers shall be subject to the mutual agreement of both Parties and shall not be subject to arbitration or any other form of external dispute resolution and, unless and until such mutual agreement is reached, the status quo shall be maintained, except as set forth in the final sentence of this Section 4.6.1(c). For clarity, neither Party shall have final decision-making authority with respect to the following, which shall be subject to the mutual agreement of both Parties and shall not be subject to arbitration or any other form of external dispute resolution: (x) [***]; and (y) [***]. Notwithstanding the foregoing, disagreements of the JDCC regarding [***] that are not resolved by the Senior Officers as provided in this Section 4.6.1 shall be resolved by expedited arbitration as provided in Section 30.4.

4.6.2	A Party’s right to exercise final decision-making authority pursuant to Section 4.6.1 (“Tie-Breaking Decisions”) shall be subject to the following limitations: all Tie-Breaking Decisions shall be subject to all Applicable Laws; no Tie-Breaking Decision shall amend or breach any term or condition of this Agreement or diminish the rights or increase the obligations of either Party under this Agreement; and the Party with final decision-making authority shall make all Tie-Breaking Decisions only after giving reasonable consideration to the other Party’s comments (through its JDCC members or Senior Officer, as applicable) on such matters.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 5 – DEVELOPMENT

5.1	Development Plan.

5.1.1	ARIAD and Otsuka shall use good faith efforts to agree, through the JDCC, upon a development plan with respect to the development and Registration of the Product in the Territory (once approved by the JDCC the “Development Plan”). The Development Plan shall be updated by the JDCC at least [***]. The Development Plan shall include country-specific timelines and activities. The Development Plan shall, as applicable, clearly identify any allocation of responsibility between the Parties for the development activities described therein. Disputes over the content of the Development Plan shall be resolved in accordance with Section 4.6, and shall not be subject to arbitration or any other form of external dispute resolution except as provided in the last sentence of Section 4.6.1(c).

5.1.2	The JDCC shall approve the initial Development Plan within [***] ([***]) [***] after the Effective Date. The initial Development Plan shall address the development and Registration of the Product in all countries of the Territory other than [***], and at a minimum, shall provide that, contingent on ARIAD delivering all required data and other information to Otsuka on a timely basis, Otsuka or its Sublicensee shall, on a country-by-country basis in the Territory excluding [***] (i) file an application for Marketing Authorization in each such country that does not require additional clinical trials within [***] ([***]) [***]of the Effective Date, or (ii) file an investigational new drug application for conducting clinical trials of the Product within [***] ([***]) [***]of the Effective Date in each such country that requires such additional clinical trials to support an application for Marketing Authorization.

5.2	Development Efforts.

5.2.1	The Parties shall use commercially reasonable efforts to further develop the Product broadly in Philadelphia chromosome-positive (Ph+) leukemias, including as a first-line therapy for CML, in Japan. Within [***] ([***]) [***] after the receipt of the first Marketing Authorization for the Product in Japan, the Parties shall meet to discuss the strategy and priorities for further development of the Product in Japan. The JDCC shall update the Development Plan accordingly when specific activities to meet those objectives have been agreed upon by the JDCC.

5.2.2	Otsuka shall use commercially reasonable efforts to develop the Product for any New Indication and in any New Formulation, if and to the extent mutually agreed by the Parties on a country-by-country basis in the Territory, and the JDCC shall update the Development Plan to incorporate such agreed activities.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.3	ARIAD shall continue to conduct the Ongoing Study and shall bear [***] percent ([***]%) of the costs of the Ongoing Study until completion of such trial, including [***] costs associated with obtaining clinical supplies of the Product for the Ongoing Study. For clarity, (i) ARIAD shall continue to control the conduct of the Ongoing Study and shall continue to be listed as the sponsor of such trial until completion of such trial; (ii) any extension or expansion of the Ongoing Study whether or not required by PMDA, including, without limitation, additional patients beyond the number of patients enrolled as of the Effective Date or any addition to the activities specified therein, shall not be part of the Ongoing Study and Otsuka shall be responsible for [***] percent ([***]%) of the cost thereof pursuant to Section 5.4; and (iii) ARIAD, through the JDCC, may agree, but shall not be required to agree, to take responsibility for, or pay the costs of, activities under the Development Plan in excess of the activities and costs required in connection with the Ongoing Study.

5.4	Otsuka shall bear [***] percent ([***]%) of (i) the costs of any commitments made to Regulatory Authorities as a condition of, or following, the grant of Marketing Authorization in the Territory, and (ii) the costs of any clinical trials conducted in and solely for the benefit of the Territory, including any extension or expansion of the Ongoing Study as described in Section 5.3 and any clinical trials conducted in connection with development of the Product for any New Indication or in any New Formulation solely in and for the benefit of the Territory, if and to the extent mutually agreed by the Parties on a country-by-country basis in the Territory, in each case of (i) and (ii), excluding costs in connection with the Ongoing Study and other costs for which ARIAD is responsible as described in Section 5.3. For clarity, this Section 5.4 pertains to clinical trials conducted solely in and for the benefit of the Territory, and does not apply to clinical trials that are conducted in the Territory as part of global clinical trials, the costs of which shall be borne by the Parties as and to the extent provided in Section 5.5.

5.5	Global Studies.

5.5.1	If, after the Effective Date, ARIAD is interested in undertaking any global development of the Product for any New Indication or in any New Formulation (i.e., any global clinical trial of the Product that includes clinical trial sites in (x) the US and/or the European Economic Area and (y) Japan and the data from which, if such trial is successful, could be used to obtain marketing authorization for the Product in the US, the European Economic Area and Japan under a protocol that PMDA has indicated is sufficient to support an application for Marketing Authorization in Japan, or, with respect to a New Formulation, any non-clinical study or research for the benefit of the US, the European Economic Area and Japan (each a “Global Study”)), ARIAD shall inform Otsuka of such interest and shall provide Otsuka with information and plans relating to such Global Study, including budgets for out-of-pocket costs and, as applicable, proposed protocols and clinical trial designs.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.5.2	If Otsuka, in its sole discretion, agrees to participate in the funding of any such Global Study with respect to a New Indication or a New Formulation, Otsuka shall coordinate, [***], the clinical trials under such Global Study conducted at clinical trial sites in Japan and shall pay directly, or reimburse to ARIAD, on a [***], [***] percent ([***]%) of ARIAD’s global out-of-pocket costs paid to Third Parties (or accrued in accordance with GAAP and subsequently paid to Third Parties) for the conduct of such Global Study. For clarity, ARIAD shall be the sponsor of such clinical trials in Japan.

5.5.3	If Otsuka elects not to participate in the funding of any such Global Study with respect to a New Indication or a New Formulation as described in Section 5.5.1, ARIAD may, at its option and at its sole expense, conduct such Global Study; provided, however, that if ARIAD proceeds with such Global Study, ARIAD shall submit to Otsuka, at least [***] each [***], a written report that summarizes the then-current development status, the results achieved, the problems being encountered, out-of-pocket costs incurred and other pertinent information relating to the Global Study with respect to such New Indication or New Formulation, as applicable. If Otsuka initially declines to participate in the funding of such Global Study with respect to a New Indication or a New Formulation, Otsuka shall subsequently have the right to use the data from such Global Study to seek marketing authorization for the Product in the Territory for such New Indication or New Formulation or for any other purpose in the Territory, provided that Otsuka reimburses ARIAD [***] percent ([***]%) of ARIAD’s out-of-pocket costs previously paid to Third Parties for the conduct of such Global Study to date, and Otsuka continues to pay directly, or reimburse to ARIAD, on a [***], [***] percent ([***]%) of ARIAD’s out-of-pocket costs paid to Third Parties (or accrued in accordance with GAAP and subsequently paid to Third Parties) for the conduct of such Global Study.

5.6	Each Party hereby acknowledges and agrees that:

5.6.1	further development of the Product will not necessarily result in the extension or variation of the Marketing Authorization of the Tablet Formulation of Product in any dosage strength;

5.6.2	other than the Ongoing Study, nothing in this Agreement shall require ARIAD to perform any additional testing or additional development activities with respect to the Product, except as expressly set forth in the Development Plan; and

5.6.3

neither Party makes any warranty, and nothing in this Agreement may or shall be construed as a warranty by either Party, that the Product will obtain Registrations in any or all of the countries in the Territory and neither Party

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

shall have claims against the other Party arising out of any delay or refusal by Regulatory Authorities to issue Registrations or to issue Registrations that are acceptable to the Parties.

5.7	ARIAD shall own any data, information and other Know-how, and any Improvements, resulting from development activities for the Product conducted by ARIAD or its contractors or other activities of ARIAD for the Product conducted outside the Development Plan, and Otsuka shall have the right to use any and all such data, information and other Know-how and Improvements solely to the extent necessary or useful for the research, development, Final Manufacturing and/or Commercialization of the Product in the Territory in accordance with the terms and conditions of this Agreement. Otsuka shall promptly disclose to ARIAD all Improvements resulting from Product development activities conducted by Otsuka or its Sublicensees or contractors pursuant to this Agreement (“Otsuka Improvements”). Otsuka agrees to assign and hereby assigns to ARIAD all of Otsuka’s right, title and interest in and to all Otsuka Improvements that solely and directly relate to the Compound and/or the Product (the “Assigned Otsuka Improvements”), provided however that Otsuka shall have the right to use the Assigned Otsuka Improvements solely in connection with the rights granted to Otsuka under Article 2, subject to the terms and conditions of this Agreement. Otsuka hereby grants ARIAD a worldwide, perpetual, irrevocable, royalty-free, exclusive, sublicensable license to use all Otsuka Improvements (other than Assigned Otsuka Improvements) solely in connection with the research, development, manufacture or commercialization of the Compound and/or the Product, subject to Otsuka’s retained right to exercise its rights and perform its obligations under this Agreement. Otsuka shall not incur any obligation to any Third Party that may prohibit or impair its ability to disclose and assign Assigned Otsuka Improvements to ARIAD. Otsuka shall refrain from filing any patent applications directed to Assigned Otsuka Improvements and Otsuka shall assist ARIAD in filing and prosecuting any patent application directed to Assigned Otsuka Improvements that ARIAD may choose to undertake at its sole discretion, including by obtaining inventors’ statements and signatures; provided that ARIAD shall bear the reasonable and direct out-of-pocket expenses incurred by Otsuka in the course of providing such assistance. ARIAD shall have unrestricted rights to disclose and license the Assigned Otsuka Improvements to ARIAD’s Affiliates and distributors outside of the Territory.

5.8	Otsuka and its Affiliates shall not undertake or carry out as sponsor any research project, study or clinical trial relating to the Compound or the Product except as expressly set forth in the Development Plan.

5.9

Otsuka shall report to the JDCC any proposals by Otsuka or suggestions or proposals that it receives from Third Parties (including investigators) with respect to Third Party research projects, studies and/or clinical trials relating to the Compound and/or the Product in the Territory, including investigator-initiated trials, that Otsuka wishes to support (each, a “Third Party Research Project”). Any such Third Party Research Projects shall be reviewed as part of ARIAD’s global medical and clinical development strategy and may be supported by Otsuka only if approved in writing

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

by ARIAD. In the event that ARIAD approves the support by Otsuka of a Third Party Research Project in writing, and the clinical trial or study under such Third Party Research Project will be funded by Otsuka and conducted under a protocol designed by Otsuka, Otsuka shall perform or support such Third Party Research Project in accordance with a detailed plan to be agreed upon in advance with ARIAD, and all relevant protocols shall be developed in consultation with, and approved in writing by, ARIAD prior to the conduct of such trial or study. Otsuka shall ensure that such approvals required of Third Party investigators are obtained by them for such Third Party Research Projects. Data ownership or license rights for such Third Party Research Projects, publication rights, drug safety reporting and other terms shall be agreed between ARIAD and Otsuka (and by Otsuka with Third Parties, as necessary) prior to the commencement of any such Third Party Research Project. For clarity, Otsuka shall not support, participate, or otherwise aid or advise any Third Party with respect to Third Party Research Projects, including projects, studies and/or clinical trials that are initiated or sponsored by Third Parties, such as investigator-initiated trials, that have not been approved as set forth above; provided that, other than the requirement to obtain ARIAD’s approval, the above terms shall not apply to a Third Party Research Project that is sponsored by a Third Party under the Third Party’s protocol without involvement by Otsuka in the design or conduct of such trial or study (e.g., an investigator-sponsored trial) and, for the avoidance of doubt, Otsuka may, with ARIAD’s prior written approval, supply Product and support pharmacovigilance activities for such a Third Party-sponsored Third Party Research Project. For all Third Party Research Projects that are approved by ARIAD and for which Otsuka will supply Product, ARIAD shall supply such Product to Otsuka at [***].

5.10	Otsuka shall ensure that all necessary notifications are made and/or necessary consents are obtained under applicable data protection or privacy regulations in the Territory such that all personal information obtained in the course of the conduct of development activities under this Agreement by Otsuka, its Affiliates or any Third Party subcontractor of Otsuka or its Affiliates can be lawfully transmitted to, and used by, ARIAD and its Affiliates for development work relating to the Compound and/or the Product.

5.11	Otsuka shall include appropriate provisions in its contractual agreements with institutions, Healthcare Professionals and other relevant Third Parties to give effect to the rights granted to ARIAD in Section 5.7 and Section 5.10.

ARTICLE 6 – EXCHANGE OF KNOW-HOW AND IMPROVEMENTS

6.1

Throughout the Term, ARIAD shall use commercially reasonable efforts to supply Otsuka free of charge with Know-how that is necessary or useful for Otsuka to research, develop, Commercialize or conduct Final Manufacturing of the Product in the Territory in accordance with this Agreement, including access to Know-how and information that, prior to the Effective Date hereof, was made available to Otsuka in read-only mode. Notwithstanding the foregoing, and without limiting any obligation of

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARIAD under the Development Plan, nothing in this Agreement shall require ARIAD to develop additional Know-how or to obtain additional Know-how from Third Parties. Otsuka acknowledges that such Know-how is the result of significant investment and efforts on the part of ARIAD and its Affiliates and may be highly confidential, strategically valuable and competitively sensitive in nature.

6.2	All Know-how, Improvements and/or other information and data relating to the Product and/or the Compound and disclosed to Otsuka by or on behalf of ARIAD or its Affiliates hereunder are at all times and shall after expiration or termination of this Agreement for any reason remain ARIAD’s or its Affiliates’ sole and exclusive property. Except with respect to information and data arising from any Global Study that Otsuka elects not to fund pursuant to Section 5.5.3, Otsuka shall have the right to use, cross-reference, file or incorporate by reference any information and data relating to the Product and/or the Compound for purposes of performing under this Agreement, including in order to support any regulatory filings relating to the Product and in interactions with any Regulatory Authority in connection with the development and Registration of the Product in the Territory.

6.3	Throughout the Term, upon ARIAD’s reasonable request, Otsuka shall supply ARIAD in writing or by any other appropriate means, free of charge and without translation, with any and all information and data relating to the Product and/or the Compound to the extent in Otsuka’s possession and Controlled by Otsuka or its Affiliates, including relevant market analyses and assessments of the competitive landscape for the Product, and, subject to Applicable Laws, any patient or physician feedback relating to Product. ARIAD shall be free to use such information and data for the purpose of its business and to disclose the same to ARIAD’s Affiliates and ARIAD’s distributors outside of the Territory, provided that no Confidential Information pertaining to Otsuka’s business shall be disclosed by ARIAD to such other distributors.

ARTICLE 7 – PRICING AND REIMBURSEMENT

7.1	Otsuka shall use commercially reasonable efforts to obtain Pricing and Reimbursement Approval in each country of the Territory where applicable, on a country-by-country basis, as soon as reasonably possible. Otsuka shall use commercially reasonable efforts to obtain the best reasonably possible reimbursement price for the Product in each country in the Territory in which Pricing and Reimbursement Approval is applicable, on a country-by-country basis, including seeking Pricing and Reimbursement Approval that is [***] than the pricing and reimbursement approval of [***] and [***] in each such country (assuming those products have patent and/or regulatory exclusivity in such country at such time).

7.2

Subject to Section 4.6 and the discussions of the JDCC regarding plans and strategies for obtaining Pricing and Reimbursement Approval in the Territory, Otsuka, or a Sublicensee that is the MAH in the applicable country, shall make all applications and submissions with respect to Pricing and Reimbursement Approvals to the applicable authorities in each country in the Territory where applicable. The JDCC shall establish

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

a Pricing and Reimbursement Approval project team that shall obtain and consider input from each of the Parties with respect to Pricing and Reimbursement Approval strategies and target reimbursement pricing. The JDCC shall review and approve (subject to [***]) (x) the final form of application or other submission for Pricing and Reimbursement Approval, including the reimbursement price to be proposed to the applicable Regulatory Authority, and (y) the decision to cease negotiations, as applicable, and accept the negotiated Pricing and Reimbursement Approval. Otsuka shall ensure that all applications and interactions with the Regulatory Authorities relating to Pricing and Reimbursement Approval, where applicable, are compliant with all Applicable Laws and Industry Guidelines. ARIAD shall use commercially reasonable efforts to provide Otsuka with relevant documentation and data to support such applications for Pricing and Reimbursement Approval for the Product. Otsuka shall keep ARIAD apprised of Otsuka’s progress with respect to all such applications and shall promptly provide ARIAD with a copy of all communications received from any Regulatory Authority regarding such applications, with English translations. Otsuka shall provide ARIAD with copies of all proposed Pricing and Reimbursement Approval applications and submissions to Regulatory Authorities where applicable, accompanied by translations into English if the original was not written in English, and shall incorporate the strategies for obtaining Pricing and Reimbursement Approvals in each applicable country in the Territory to the extent agreed upon by the JDCC, subject to [***]. Otsuka also shall provide ARIAD with copies of the final submitted forms of all such Pricing and Reimbursement Approval applications and submissions in the applicable countries in the Territory and a translation into English if the original was not written in English.

7.3	For clarity, Otsuka shall be solely responsible for determining the actual selling price to Customers in the Territory.

ARTICLE 8 – REGULATORY MATTERS

8.1	Marketing Authorizations.

8.1.1	ARIAD shall prepare the initial JNDA for the Product, incorporating input and expertise from Otsuka through a joint project team or subcommittee to be appointed by the JDCC, which project team or subcommittee shall be led by ARIAD. The JDCC shall approve the initial JNDA before submission (with [***] having final decision-making authority, including through the Escalation Notice process; provided that any disputes with respect to [***], shall be resolved as set forth in Section 30.4). As soon as practicable after approval of such initial JNDA by the JDCC, but in any event after providing sufficient advance notice to the PMDA, Otsuka, at its sole expense, shall submit the JNDA to the MHLW through the PMDA.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.1.2	Otsuka shall, at its sole expense, apply for all other Marketing Authorizations in accordance with the Development Plan, and upon issuance of each Marketing Authorization (including the JNDA), Otsuka shall be the MAH in each country in the Territory and shall maintain such Marketing Authorizations in good standing at its sole expense, subject to ARIAD’s option to become the MAH in Japan as set forth in Section 8.6. In light of ARIAD’s conduct of the Ongoing Study and as the marketing authorization holder for the Product in the US and the European Economic Area, ARIAD shall use commercially reasonable efforts to provide Otsuka with information, and access to ARIAD’s personnel, to support Otsuka’s applications for Marketing Authorizations, including providing Otsuka with Certificates of a Pharmaceutical Product (CPP) and/or Certificates of Medicinal Products for the Product from the US FDA and/or the European Medicines Agency as requested by Otsuka for the purpose of obtaining Marketing Authorizations in applicable countries in the Territory. Both Parties shall use appropriately qualified personnel for such activities, including personnel with local regulatory expertise. In accordance with its responsibilities as the MAH in the Territory, Otsuka shall act as the authorized contact for the Regulatory Authorities in the Territory in connection with obtaining and maintaining Marketing Authorizations (subject to ARIAD’s involvement as provided in Section 8.3), as well as in connection with the Final Manufacturing or Commercialization of the Product. For clarity, Otsuka is responsible for [***] and [***] for Marketing Authorizations in the Territory, subject to ARIAD’s [***] as set forth in Section 8.6.

8.1.3	ARIAD shall be responsible for maintaining the Company Core Data Sheet (CCDS) / Company Core Safety Information (CCSI) for the Product. In the event that a change to the CCDS/CCSI necessitates a change to the local labeling in the Territory, Otsuka shall be responsible for developing a proposed revised draft product label or package insert for each country in the Territory. ARIAD shall provide Otsuka with information and reasonable access to ARIAD’s personnel, to support Otsuka’s changes to the Marketing Authorizations to modify the revised draft labeling. Otsuka shall promptly submit a change to applicable Marketing Authorizations in the Territory to modify the labeling.

8.2	Subject to Section 4.6, the JDCC shall review and approve (a) the prescribing information, label and final packaging of the Product for the Territory to be submitted in connection with applications for Marketing Authorizations, and shall subsequently review and approve any modifications thereto required by a Regulatory Authority or proposed by either Party, and (b) Otsuka’s proposals for, and the protocols of, all clinical or observational studies, including post-marketing studies (other than protocols of Third Party Research Projects that are sponsored by a Third Party under the Third Party’s protocol without involvement by Otsuka in the design or conduct of such trial or study as provided in Section 5.9). Otsuka shall prepare and submit the relevant documentation related to Marketing Authorizations (other than the initial JNDA) and other Registrations in compliance with Applicable Laws, following review by the JDCC. For clarity, disputes regarding [***] are subject to resolution under Section 30.4.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.3	Otsuka shall prepare for and conduct meetings with the local Regulatory Authorities in consultation with ARIAD, and shall promptly:

(a)	notify ARIAD in advance of planned scheduled interactions with Regulatory Authorities relating to the Product and invite ARIAD to attend such interactions, at ARIAD’s cost, if permitted by the Regulatory Authority;

(b)	notify ARIAD of spontaneous interactions with the Regulatory Authorities relating to the Product as soon as reasonably possible after the interaction;

(c)	prepare meeting minutes of such interactions with Regulatory Authorities and circulate the same to ARIAD, accompanied by a translation into English if the original minutes are not in English; and

(d)	address questions and requests from the Regulatory Authorities relating to the Product following consultation with ARIAD.

Notwithstanding the foregoing, (i) ARIAD shall participate, at [***], (A) in meetings with the PMDA in order to respond to PMDA questions relating to the initial JNDA (including questions relating to the Ongoing Study), and (B) at Otsuka’s reasonable request or ARIAD’s election if not requested by Otsuka, in meetings with the PMDA regarding CMC matters, (ii) ARIAD shall promptly prepare all first drafts of answers to PMDA questions relating to the initial JNDA (including questions relating to the Ongoing Study), and (iii) upon Otsuka’s request, ARIAD shall prepare first drafts of responses to questions and requests from other Regulatory Authorities; and all final drafts of responses to Regulatory Authority requests and questions relating to the Product shall be mutually agreed upon by the Parties through the JDCC. In addition, ARIAD shall use commercially reasonable efforts to provide Otsuka with information, and access to ARIAD’s personnel, to support Otsuka’s preparation for and conduct of meetings with the local Regulatory Authorities relating to the Product. For clarity, ARIAD shall take the lead and shall have primary responsibility (as between the Parties) for all regulatory matters relating to the activities conducted by ARIAD, including the Ongoing Study and CMC work for the Product.

8.4

Without limiting the foregoing, Otsuka shall (i) provide advance copies to ARIAD’s representatives on the JDCC of any proposed material submission to, or material communication with, any Regulatory Authority to the extent they relate to the Marketing Authorization or otherwise to the Compound or Product, and shall consider in good faith, and accommodate when reasonably appropriate, any requests by ARIAD to make any modification thereto, and (ii) keep ARIAD fully and promptly informed, throughout the Term, about all material communications received from the local Regulatory Authorities of the Territory concerning the Product and/or the Compound,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

including providing ARIAD with a copy of all such material communications (without translation) no later than [***] after receipt by Otsuka and with a copy thereof translated into English as soon as practicable thereafter. Without prejudice to full compliance by both Parties with any obligations established by Applicable Laws of each country in the Territory, any and all material communications to local Regulatory Authorities concerning the Compound and/or a Product shall be submitted by Otsuka only after the relevant contents have been discussed with and approved by the JDCC; provided, however, that Otsuka shall not be required to delay any communication with or regulatory submission to any applicable Regulatory Authority in a manner that affects Otsuka’s ability to comply with regulatory requirements or Applicable Laws. Otsuka shall provide English translation of all material documents relating to the Product to be submitted by Otsuka or its Sublicensees to, or that are received by Otsuka or its Sublicensees from, Regulatory Authorities in a language other than English. On a semi-annual basis, Otsuka shall provide ARIAD with an itemized list of (a) all written communications received from the local Regulatory Authorities in the Territory concerning the Product and/or the Compound during the prior [***] ([***]) [***]and (b) all documents and written communications relating to the Product submitted by Otsuka or its Sublicensees to any Regulatory Authority in the Territory during the prior [***] ([***]) [***]. Upon the request of ARIAD, Otsuka shall provide ARIAD with untranslated copies of any such communications or documentation itemized on such list. For clarity, (1) any communications with Regulatory Authorities or documents submitted to Regulatory Authorities that relate to Product quality shall not be governed by this Section 8.4 and shall be subject to Section 12.5, and/or the Quality Agreements, and (2) any communications with Regulatory Authorities or documents and written communications submitted to Regulatory Authorities that relate to pharmacovigilance shall not be governed by this Section 8.4 and shall be subject to Article 9 until the Pharmacovigilance Agreement becomes effective and thereafter shall be subject to the Pharmacovigilance Agreement.

8.5	If any material alterations, modifications or amendments of this Agreement or modification of the Product are required to comply with the request of any Regulatory Authority as prerequisites for the continuation of the Marketing Authorization or the grant or the continuation of the Registration of the Product, or if the Marketing Authorization or Registrations are suspended or withdrawn by any said Regulatory Authority, each Party shall notify the other Party immediately and the Parties shall use commercially reasonable efforts to agree upon a reasonable and mutually acceptable resolution thereof.

8.6

ARIAD shall have the option to require that the Marketing Authorization for Japan be transferred to ARIAD or its Affiliate, [***]. Such option shall be exercisable by ARIAD’s giving at least [***] ([***]) [***]prior written notice to Otsuka, to be given no [***] than the [***] of the [***] for the [***] and to take effect no [***] than the [***] of such [***]; provided that, at the time ARIAD gives such written notice, ARIAD or its Affiliate shall have received a marketing authorization holder license or other form of approval from the PMDA to hold a marketing authorization in Japan in

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

accordance with Applicable Laws and Regulatory Authority requirements, evidence of which license or approval shall be provided by ARIAD to Otsuka with ARIAD’s written notice. Upon receipt of ARIAD’s option exercise notice, ARIAD shall initiate the transfer of the Japanese Marketing Authorization in accordance with the relevant procedures in Japan, and Otsuka shall cooperate with ARIAD to obtain such transfer as soon as reasonably possible. On or after the date of the transfer of the Japanese Marketing Authorization to ARIAD, Otsuka shall [***], the [***] of the [***] for the Japanese Marketing Authorization, and ARIAD shall [***] Otsuka within [***] ([***]) [***]. The Parties, through the JDCC, shall discuss and approve any changes to the label for the Product in Japan that are required or otherwise appropriate to reflect the change of MAH in Japan. Promptly upon ARIAD becoming the MAH for Japan, Otsuka shall transfer all Japanese Regulatory Documentation to ARIAD that is necessary or useful for ARIAD’s performance of its obligations as the MAH for Japan.

ARTICLE 9 – PHARMACOVIGILANCE

9.1	ARIAD shall own and manage the global safety database for the Product and ARIAD or its Affiliates shall be responsible for the timely reporting of all relevant adverse drug reactions/experiences, including those associated with Product quality complaints, and aggregate safety data relating to the Compound, outside the Territory. The MAH in the Territory shall be responsible for the timely reporting of all relevant adverse drug reactions/experiences, including those associated with Product quality complaints, and aggregate safety data relating to the Compound, in accordance with local pharmacovigilance legislation within the Territory.

9.2	ARIAD shall be responsible for global medical surveillance, risk management, global medical literature review and monitoring, and responses for the Compound to the appropriate Regulatory Authorities outside the Territory. ARIAD shall be responsible for the interpretation, in light of ARIAD’s global pharmacovigilance data, of adverse events in the Territory of which ARIAD becomes aware, including adverse events reported to ARIAD by Otsuka. The MAH in the Territory, in collaboration with ARIAD’s PV department, shall be responsible for local medical surveillance, risk management, medical literature review and monitoring within the Territory, and responses to the appropriate Regulatory Authorities within the Territory. The MAH shall provide an English-translated copy of the final responses to Regulatory Authorities to ARIAD.

9.3	Otsuka shall implement and execute local Compound-specific risk management activities, in collaboration with ARIAD’s PV department, that are aligned with ARIAD’s global risk management strategies.

9.4

Further details of the Parties’ respective pharmacovigilance obligations and responsibilities (e.g., signal management, case processing and reporting, aggregate reporting, risk management, health authority responses, safety data exchange, etc.) shall be set forth in a pharmacovigilance agreement that will be agreed to by the Parties (and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

their respective Affiliate(s), as appropriate) within [***] ([***]) [***] after the Effective Date (as it may be amended from time to time, the “Pharmacovigilance Agreement”). In the event of a conflict between the terms of the Pharmacovigilance Agreement and the terms of this Agreement, the provisions of this Agreement shall govern; provided, however, that the Pharmacovigilance Agreement shall govern in respect of pharmacovigilance, including safety and risk management, matters. In any event, no Named Patient Program (other than with respect to Preexisting Named Patients) or commercial launch or sale of the Product shall take place in the Territory until the Parties have entered into the Pharmacovigilance Agreement.

9.5	Prior to executing the Pharmacovigilance Agreement, the Parties agree to work together in good faith to coordinate activities regarding pharmacovigilance with respect to the Product in accordance with this Article 9, including by exchanging standard operating procedures and other information relevant to such pharmacovigilance activities as mutually agreed by the Parties. Without limiting the foregoing, prior to executing the Pharmacovigilance Agreement, in the event Otsuka receives reports of adverse drug reactions/experiences or safety data relating to the Product (including Compound contained therein) (“Safety Information”) Otsuka shall send the Safety Information to ARIAD on source documents, or other mutually agreed format, translated into English, via email or fax as soon as practicable, but, in any event, not later than [***] ([***]) [***] after it receives the Safety Information, and, in the event Otsuka receives any information concerning any investigation, inquiry or other action by any Regulatory Authority concerning the safety of the Product, Otsuka shall send such information to ARIAD via email or fax as soon as possible, but in any event, no later than [***] ([***]) [***] after Otsuka receives notice of such regulatory request, inquiry or other action. Otsuka shall not respond to any Regulatory Authority request or inquiry relating to the safety of the Product without discussing the issue with and getting alignment with ARIAD.

Otsuka shall transmit Safety Information and Regulatory Authority inquiries concerning safety of the Product to:

ARIAD Pharmaceuticals, Inc.

Address:	26 Landsdowne Street
Cambridge, Massachusetts 02139-4234
Tel:	+1 (617) 621-2200
Fax:	+1 (888)-472-7962
Email:	sae@ariad.com

ARTICLE 10 – FORECASTS AND ORDERING

10.1

As soon as practicable after the Effective Date, the Parties, through a project team or subcommittee of the JDCC, shall discuss the timeline and activities required to commence the Final Manufacturing in the Territory. By [***], [***], the Parties or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

their Affiliates shall enter into a side letter agreement setting forth the Parties’ respective obligations regarding the Manufacture and supply of Bulk Product for Otsuka’s performance qualification and process validation testing on the Product. In addition, within [***] ([***]) days after the Effective Date, the Parties or their Affiliates shall enter into one or more supply agreement(s) setting forth the Parties’ respective obligations regarding the Manufacture and supply of Bulk Product for use in the Final Manufacturing of Product for clinical trials and for commercial sale and promotional sampling. At a later date, when applicable, the Parties or their Affiliates shall enter into one or more supply agreement(s) setting forth the Parties’ respective obligations regarding the manufacture and supply of Secondary Packaged Product. Each such supply agreement (each a “Supply Agreement”) shall contain reasonable and customary terms and conditions, including, e.g., specifications, changes to Manufacturing process or specifications, forecast, ordering, shipment and delivery, safety stock provisions, back-up facilities, failure to supply (including appropriate remedies in the event of a failure to supply), audit and inspection, shortage allocation, acceptance and rejection, supply of Product for investigational use, including process validation and performance qualification testing, as well as provisions consistent with this Article 10 and Article 11 of this Agreement. The Supply Agreements collectively shall govern ARIAD’s obligation to Manufacture or have Manufactured and supply or have supplied all of Otsuka’s and its Sublicensees’ requirements of Bulk Product and Secondary Packaged Product for the Territory, including for clinical trials, promotional sampling and for commercial requirements. In the event of a conflict between the terms of a Supply Agreement and the terms of this Agreement, the provisions of this Agreement shall govern; provided, however, that the Supply Agreement shall govern in respect of matters relating to the Manufacture and supply of Product and the Quality Agreements shall govern in respect of matters relating to quality assurance for the Product.

10.2	ARIAD shall supply the Product to Otsuka in the Tablet Formulation, in finished drug product form, in bulk packaging (“Bulk Product”). In addition, at Otsuka’s request, ARIAD shall supply the Product to Otsuka in secondary packaging and labeling, as then being finished, packaged and distributed by ARIAD in the US or the European Union (as requested by Otsuka) (“Secondary Packaged Product”) for Territory-specific labeling and Commercialization in countries in the Territory other than Japan, South Korea and China, where Secondary Packaged Product is required or permitted by Applicable Law. The Parties shall enter into separate Supply Agreements and Quality Agreements as deemed necessary by the JDCC for Secondary Packaged Products in each country in the Territory where such Secondary Packaged Product is to be supplied. In the event the Parties mutually agree through the JDCC to develop Product under this Agreement in one or more New Formulation(s), the Parties shall discuss and agree upon which of them shall be responsible for the Manufacture and supply of bulk Product and for the Final Manufacturing of finished Product in such New Formulation(s), but unless ARIAD otherwise agrees, ARIAD shall be responsible for the Manufacture and supply of bulk Product for [***], and Otsuka shall be responsible for the Final Manufacturing of finished Product in such New Formulation(s) for [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.3	Within the time period set forth in the Supply Agreement, Otsuka shall notify ARIAD in advance of the anticipated First Commercial Sale in each country of the Territory. Such notification shall include a preliminary estimate of the quantity of the Product in each then-available dosage strength needed for commercial launch in the Territory. Otsuka may change the estimated date of the First Commercial Sale and the estimated quantity of the Product needed for such commercial launch at any time by notifying ARIAD; provided, however, that Otsuka shall provide ARIAD with an estimate of the minimum amount of the Product that shall be necessary for the first commercial launch in the Territory (the “Launch Quantities”), prior to the anticipated First Commercial Sale in the Territory, within the time period set forth in the applicable Supply Agreement.

10.4	In the [***] of each [***] in accordance with the Supply Agreement, Otsuka shall provide ARIAD with a written [***] ([***])-[***] rolling Forecast of its anticipated [***] requirements for the Product (expressed as the number of tablets of each then-available dosage strength) in the Territory (each a “Forecast”). ARIAD shall use commercially reasonable efforts to ensure sufficient manufacturing capacity and Raw Materials to meet each Forecast. Each Forecast is a non-binding estimate and shall not obligate Otsuka to purchase the volume of the Product set forth in it nor shall it oblige ARIAD to supply such volume; provided, however, that, beginning on the date of obtainment of the first Pricing and Reimbursement Approval in the Territory and continuing for the remainder of the Term, that portion of the volume of the Product Forecasted for the binding period (number of months) set forth in the Supply Agreement (which shall be consistent with the binding forecast requirements under ARIAD’s contract manufacturing agreement with [***] as of the Effective Date) which is approved by ARIAD shall be binding upon Otsuka and ARIAD. The binding portion of the Forecast shall be deemed approved by ARIAD unless ARIAD provides written notice of disapproval to Otsuka within [***] ([***]) [***] of receipt of the Forecast. ARIAD shall not be obligated to Manufacture or supply Otsuka with quantities of the Product in excess of the approved binding portion of the most recent Forecast.

10.5

Otsuka shall order the Product by submitting written purchase orders, in such form as the Parties shall agree from time to time, to ARIAD specifying the quantities of each dosage strength of the Product ordered, the desired shipment date for the order and any special shipping instructions. Otsuka shall submit each purchase order to ARIAD in advance of the desired delivery date specified in such purchase order, within the number of days (lead time) set forth in the Supply Agreement. No purchase order shall be binding upon ARIAD if such purchase order is (a) inconsistent with the approved binding portion of the Forecast, and (b) rejected in writing by ARIAD within [***] ([***]) [***] of receipt of the purchase order. In the event that a purchase order is rejected, ARIAD shall provide the reasons for rejection in writing to Otsuka and ARIAD and Otsuka shall cooperate in good faith to resolve any supply issues raised by such order. For clarity, ARIAD shall have no right to reject any purchase order that is consistent with the approved binding portion of the Forecast. Any purchase orders for the Product submitted by Otsuka to ARIAD shall reference this Agreement and shall be

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

governed exclusively by the terms of the Supply Agreement and the terms contained herein (to the extent not in conflict with the Supply Agreement). The Parties hereby agree that the terms and conditions of the Supply Agreement and this Agreement (to the extent not in conflict with the Supply Agreement) shall supersede any term or condition in any order, confirmation or other document furnished by Otsuka or ARIAD that is in any way inconsistent with, or supplementary to, the terms and conditions of the Supply Agreement and this Agreement (to the extent not in conflict with the Supply Agreement), unless expressly accepted in writing by the other Party.

10.6	Otsuka shall carry a reasonable quantity of inventory of the Product sufficient to avoid Product shortages in the Territory in the event of an interruption to the supply chain, including a safety stock of Product (in bulk or final packaging) in quantities sufficient to meet demand as set forth in the Supply Agreement.

ARTICLE 11 – SHIPMENT AND DELIVERY

11.1	Delivery Terms. ARIAD shall use commercially reasonable efforts to deliver each lot of the Product in the quantity and by the delivery date specified for it on Otsuka’s purchase order. At the time of Delivery, the Product in the Tablet Formulation shall have no less than [***] ([***]) [***] of remaining shelf life assuming approved Product shelf life of [***] ([***]) [***] for all strengths. If the approved Product shelf life is greater than [***] ([***]) [***] for any strength, the Product in the Tablet Formulation shall have no [***] than [***] ([***]%) of the approved Product shelf life remaining at the time of Delivery. If the approved Product shelf life is less than [***] ([***]) [***] for any strength, the [***] of remaining shelf life at the time of Delivery shall be as set forth in the applicable Supply Agreement(s). The Launch Quantities shall be shipped to Otsuka sufficiently in advance of the anticipated First Commercial Sale in the Territory, in order to allow Otsuka sufficient time to complete Final Manufacturing in advance of the anticipated First Commercial Sale in the Territory, provided that Otsuka submits a binding purchase order for the Launch Quantities before the anticipated First Commercial Sale in accordance with the lead time requirements set forth in the Supply Agreement.

11.2	Deliveries shall be made [***] (Incoterms 2010) at the [***], the address of which shall be notified by Otsuka to ARIAD in writing in advance of the first shipment, or such other location as the Parties may agree in writing (such [***] or other agreed location, the “Destination Terminal”). Delivery shall take place when the Product shipment reaches the Destination Terminal (“Delivery”); however, title to, and risk in, the Product shall pass to Otsuka when Product is loaded at [***].

11.3

Otsuka shall be the importer of record for all Product supplied under this Agreement and the Supply Agreement. Otsuka shall be responsible for clearing the Product through customs in the Territory [***]. For clarity, as the importer of record for the Product, Otsuka shall be responsible for [***]. At all times, Otsuka shall maintain, [***], a valid import license for the Products, and shall be responsible, [***], for all

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

required documentation and communications with the applicable customs office in connection therewith. ARIAD shall provide assistance with such documentation and communications upon Otsuka’s reasonable request (e.g., by providing export documents or assisting with documentation as the exporter of the Product.)

11.4	ARIAD shall provide its standard international shipping and handling specifications to Otsuka upon request.

11.5	Acceptance and Rejection. The Parties agree to the following provisions, which shall be incorporated in substantially the same form into the Supply Agreement.

11.5.1	Product Testing. At the point of Delivery in accordance with Section 11.2, Otsuka shall visually inspect all shipments of the Product to identify any damage to the external packaging. Otsuka may reject any shipment (or portion thereof) of the Product that is damaged or is otherwise Non-Conforming by returning a representative sample of the damaged or Non-Conforming Product or other reasonable evidence of damage, and providing to ARIAD written notice of such rejection and the reasons therefor within [***] ([***]) [***] Delivery of such Product. If Otsuka does not so reject any shipment (or portion thereof) of the Product within [***] ([***]) [***] of Delivery of such Product, Otsuka shall be deemed to have accepted such shipment of the Product; provided, however, that in the case of the Product having any Latent Defect, Otsuka shall notify ARIAD promptly once it becomes aware that a Product contains a Latent Defect and subsequently may reject such Product by giving written notice to ARIAD of Otsuka’s rejection of such Product and shipping a representative sample of such Product to ARIAD within [***] ([***]) [***] becoming aware of such Latent Defect, which notice shall include a description of the Latent Defect.

11.5.2

Replacement of Product and Dispute Procedure. If Otsuka rejects, in accordance with Section 11.5.1 any shipment (or portion thereof) of the Product as Non-Conforming and ARIAD disagrees that the alleged Non-Conformance exists, ARIAD shall so notify Otsuka in writing (an “Objection Notice”) within [***] ([***]) [***] of receipt of Otsuka’s notice of rejection and the following procedures shall apply: ARIAD shall inspect the returned representative sample of Product and its Reference Sample and attempt to reach agreement with Otsuka as to whether or not the Product is Non-Conforming. If Otsuka and ARIAD fail within [***] ([***]) [***] after delivery of the Objection Notice to agree as to whether the Product is Non-Conforming, representative samples of the batch of the Product in question and their Reference Samples shall be submitted to a mutually-acceptable, independent, qualified Third Party laboratory or consultant for analysis or review. The results of such evaluation shall be binding upon the Parties. The Parties initially shall share equally the cost of such evaluation, except that the Party that is determined to have been incorrect in its determination of whether the Product was or was not Non-Conforming shall

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

assume the responsibility for, and pay, the costs of any such evaluation and reimburse the other Party for any amounts previously paid to the independent laboratory or consultant in connection with that determination.

11.5.3	Cost of Replacement of Rejected Product. If any shipment of the Product is rejected by Otsuka due to an alleged Non-Conformance, Otsuka’s duty to pay all amounts payable to ARIAD in respect of the rejected Product shall be suspended unless and until there is a determination by the independent laboratory or consultant in support of ARIAD’s Objection Notice, or the Parties otherwise reach agreement that the Product was not Non-Conforming. If only a portion of a shipment is rejected, Otsuka’s duty to pay the amount allocable to the Non-Conforming portion only shall be suspended.

11.5.4	Return of Rejected Product. If a shipment or partial shipment is rejected by Otsuka pursuant to the provisions of Section 11.5.1 and (i) ARIAD does not provide an Objection Notice within the [***] ([***]) [***] period set forth in Section 11.5.3, (ii) the Parties agree that the Product is Non-Conforming within the [***] ([***]) [***] period set forth in Section 11.5.3, or (iii) there is not a determination by the independent laboratory or consultant in support of ARIAD’s Objection Notice, Otsuka shall return to ARIAD at ARIAD’s request and expense (or, at the election of ARIAD, destroy at ARIAD’s cost and provide evidence of such destruction to ARIAD) any such rejected Product (provided that if the Product has been packaged by or on behalf of Otsuka at the time of rejection, Otsuka shall not be obliged to remove any packaging prior to its return). ARIAD shall (i) credit the original invoice in respect of the rejected Product and reimburse Otsuka for any duties, freight, insurance, handling or other charges incurred by Otsuka in respect of such rejected Product, and (ii) adjust the invoice to Otsuka for the Product that was not rejected, payment of which is due in accordance with the terms of the original invoice. Except as set forth in Article 14 and Section 22.2, such credit or adjustment shall be ARIAD’s sole liability, and Otsuka’s sole remedy, with respect to any rejected Product.

11.5.5	Supply of Replacement Product. During the pendency of any rejection discussions, upon Otsuka’s request, ARIAD shall use commercially reasonable efforts to supply Otsuka with additional Product which Otsuka shall purchase on the same terms as the Product that is the subject of the rejection discussions. For clarity, the lead time for any such orders shall be no less than the lead time set forth in the applicable Supply Agreement.

11.5.6	Detection of Latent Defect by ARIAD. If ARIAD detects a Latent Defect in any Product supplied to Otsuka, ARIAD shall notify Otsuka in writing, specifying the affected lots, and credit Otsuka for the Non-Conforming Product as provided in Section 11.5.4.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.5.7	No Product Returns Policy. Except as expressly provided elsewhere in this Section 11.5 or in Article 14, no Products supplied by or on behalf of ARIAD to Otsuka may be returned by Otsuka to ARIAD after they have been Delivered to Otsuka at the location designated under Section 11.2.

ARTICLE 12 – MANUFACTURE AND FINAL MANUFACTURING OF THE PRODUCT

12.1	Manufacture of the Product. ARIAD shall use commercially reasonable efforts to Manufacture or have Manufactured the Product in accordance with the Specifications, cGMP and Applicable Laws in the country of Manufacture and, to the extent applicable, in the Territory.

12.2	Packaging. ARIAD shall package the Product in bulk packaging in accordance with the standard operating procedures to be used by ARIAD in Manufacturing the Product under this Agreement in accordance with the Specifications and requirements notified to it with sufficient advance notice by Otsuka to comply with Applicable Laws.

12.3

Changes to the Specifications or to the Manufacturing Process. If ARIAD proposes (a) a change to the Specifications or the Raw Materials, equipment (other than changes for maintenance, repair, and like-for-like replacement) or process used to Manufacture the Product, or (b) a change to the procedures or facilities used to Manufacture the Product (collectively, the “Manufacturing Process”) that, in the case of (a) or (b) would require approval of the applicable Regulatory Authority in the Territory or would require an amendment of any Marketing Authorization application or Registration, ARIAD shall provide written notice to Otsuka. If a change to the Specifications, Raw Materials, equipment or Manufacturing Process is required by one or more Regulatory Authorities or regulatory authorities outside the Territory or shall be applied globally, including for the manufacture of Products inside and outside the Territory, and if such change would require approval of any Regulatory Authority in the Territory or an amendment of any Marketing Authorization application or Registration, ARIAD shall provide Otsuka with all information needed to amend the Marketing Authorization application or Registration and/or obtain the approval of the Regulatory Authority, as applicable, and the Parties shall cooperate with each other in obtaining any necessary modifications to any Registrations in the Territory to allow such change to be implemented. If the proposed change is required by a Regulatory Authority, then such notice shall include disclosure of the Regulatory Authority request and relevant correspondence. If any change to the Specifications, Raw Materials, equipment or Manufacturing Process is not required by any Regulatory Authority (or any regulatory authorities outside the Territory) and shall not be applied globally and would require approval of any Regulatory Authority in the Territory or an amendment of any Marketing Authorization application or Registration, ARIAD shall not implement such change without the prior written approval of Otsuka. If the change is required by a Regulatory Authority inside the Territory but not in any other part of the world, then Otsuka shall bear any expenses of implementing such change. If the change proposed

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

by ARIAD is required only by one or more regulatory authorities outside the Territory, or is not required by any Regulatory Authority, then ARIAD shall bear any expenses of implementing such change. If the change is required by one or more Regulatory Authorities inside the Territory and by one or more regulatory authorities outside the Territory, the Parties shall share the expenses of implementing such change in proportion to the last calendar year’s Net Sales in the Territory as a percentage of the global net sales of the Product (calculated in the same manner as Net Sales) during the same time period, as may be reasonably estimated by ARIAD to the extent that complete global sales figures are not available. For the avoidance of doubt, Otsuka shall only be required to bear expenses of implementing a change to the Specifications, Raw Materials, equipment or Manufacturing Process if such change is mandated by a Regulatory Authority inside the Territory, and ARIAD shall solely bear the expenses of implementing such a change that is not mandated by any Regulatory Authority, including any such non-mandated change that Otsuka approves and that requires an amendment of a Marketing Authorization application or Registration or approval of a Regulatory Authority in the Territory. The Parties agree that the notification and approval procedures with respect to changes to the Specifications and the Manufacturing Process set forth in this Section 12.3 shall take effect commencing on filing of an application for Marketing Authorization of the applicable Product. For clarity, ARIAD shall have the right, at its sole cost, to change equipment for maintenance, repair, and like-for-like replacement, and to make other changes that ARIAD reasonably determines shall not require approval of any Regulatory Authority or affect the Marketing Authorization application(s) or Registration(s) in the Territory, without notice to or consent of Otsuka. Further for clarity, the Quality Agreements shall contain change control procedures, and any changes made to the Specifications, Raw Materials, equipment or Manufacturing Process shall be made in accordance with the Quality Agreements and in compliance with cGMP and Applicable Laws.

12.4	Final Manufacturing. Except as set forth in Section 10.2, Otsuka shall be responsible for the Final Manufacturing of all Product, including performing primary and secondary packaging, labeling and providing product inserts in accordance with the Registrations, final release and stability testing in accordance with the Regulatory Authorization in the country in the Territory that is the intended market for such lot of Product, and in accordance with all Applicable Laws. ARIAD shall support Otsuka’s stability testing of Finally Manufactured Product by conducting a stability testing program for the Product in Otsuka’s packaging and providing reports and updates to Otsuka at regular pre-defined time points. ARIAD shall bear the costs of such stability testing program for [***] ([***]) [***] per strength per packaging size of Finally Manufactured Product per [***]. If Otsuka requests that the stability testing program include additional batches of per strength per packaging size of Finally Manufactured Product per [***], Otsuka shall bear any additional costs relating thereto.

12.5

Quality. Each Party agrees to give the other Party full, accurate and prompt information in writing with regard to quality defects and quality complaints associated with the use of the Product within the Territory in strict accordance with the terms and

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

conditions of the quality technical agreements described below. The details of quality obligations and responsibilities of the Parties, including responsibility for submissions of reports to Regulatory Authorities, shall be set forth in one or more separate quality technical agreements (each, a “Quality Agreement”) that shall be agreed to by the Parties (and their respective Affiliate(s), as appropriate) within [***] ([***]) days after the Effective Date (or such longer period as agreed by the Parties but in any event at least [***] ([***]) [***] prior to the first shipment of Product to Otsuka). In any event, no commercial launch or sale of the Product shall take place in the Territory until the Parties have entered into a Quality Agreement for the relevant Product and country. Prior to executing the Quality Agreements, the Parties agree to work together in good faith to coordinate regarding quality matters with respect to the Product in the Field, including by exchanging standard operating procedures and other relevant information. In the event of a conflict between the terms of the Quality Agreements and the terms of this Agreement, the provisions of this Agreement shall govern; provided, however, that the Quality Agreements shall govern in respect of quality matters.

12.6	Japanese Pharmaceutical Affairs Law, Regulatory Authority Inspection. ARIAD shall, as a foreign manufacturer and supplier of the Product, comply with the Japanese Pharmaceutical Affairs Law, including with respect to the content and filing of the Quality Agreement for Japan and accreditation as a manufacturer at the time of filing the JNDA for Product. ARIAD shall advise Otsuka as soon as reasonably practicable after it becomes aware of any inspection, or request for any inspection, by any governmental authority, including the FDA or any Regulatory Authority or any environmental regulatory authority, of a facility (whether owned by ARIAD or an Affiliate or a Third Party contract manufacturer) where such inspection concerns the manufacture, handling, storage or supply of Product supplied or to be supplied to Otsuka (a “Product-Related Inspection”). ARIAD shall, to the extent it is permitted to do so, provide a summary report of the results of a Product-Related Inspection to Otsuka as soon as reasonably practicable after such Inspection. Nothing contained within this Section 12.5 shall restrict the right of either Party to make a timely report to any Regulatory Authority or take other action that it is required to take by Applicable Laws.

ARTICLE 13 – QUALITY ASSURANCE

13.1	Specifications; Testing for Manufacture of Product.

13.1.1	Batch Testing. ARIAD shall have standard analytical testing performed on each batch of the Product to be shipped to Otsuka to verify that it meets the Specifications, according to the procedure described in the corresponding documentation, and ARIAD shall provide the results of such analytical testing to Otsuka.

13.1.2	Certificate of Analysis. If required under Applicable Laws in the relevant country of the Territory, in connection with shipment of any batch of the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Product, ARIAD shall provide Otsuka with a certificate of analysis for the Product in finished product, bulk-packaged form (the “Certificate of Analysis”). Such Certificate of Analysis shall certify with respect to each shipment (i) the batch number of the Product delivery; and (ii) that the Product Delivered conforms to the Specifications, as well as any further information required by the relevant Regulatory Authorities in the Territory. Otsuka shall be under no obligation to accept any shipment of the Product without an accompanying Certificate of Analysis.

13.1.3	Certificate of Conformance. If required under Applicable Laws in the relevant country of the Territory, in connection with shipment of any batch of the Product, ARIAD shall provide Otsuka with a document certifying with respect to a particular batch (identified by batch number) that such batch was Manufactured in accordance with applicable cGMP in the country of Manufacture, all other Applicable Laws, and the Specifications (the “Certificate of Conformance”).

13.2	cGMP Compliance and QA Audits for Manufacture of Product. ARIAD shall be responsible for performing cGMP compliance and quality assurance reviews and inspections of its Third Party manufacturers in accordance with ARIAD’s standard procedures regarding the same.

13.3	Quality Control Problems. In addition, in the event Otsuka or ARIAD identifies a quality problem after Delivery to Otsuka from ARIAD or its representative with respect to any batch of the Product, then, if requested by Otsuka in writing, ARIAD shall authorize Otsuka to review at ARIAD’s facilities the full batch records corresponding to the applicable batch.

13.4	Reference Samples. ARIAD shall retain sufficient samples from each batch of Product (each, a “Reference Sample”) to allow retesting to be performed. In no event shall the amount retained from each batch be less than the amount needed to perform [***] ([***]) complete sets of necessary tests excluding bioburden. ARIAD shall retain each Reference Samples from the date of production until the date that is [***] ([***]) [***] following the expiry date for the relevant batch (or, if longer, the minimum period required by Applicable Laws).

13.5	Certificate of Analysis for Final Release. Otsuka shall issue a Certificate of Analysis compliant with the Product Registration for purposes of final release of the Product for sale in the Territory. Otsuka shall provide ARIAD with copies of such Certificates of Analysis upon request.

13.6	cGMP Compliance and QA Audits for Final Manufacturing. Otsuka shall be responsible for performing cGMP compliance and quality assurance reviews and inspections of the sites used for Final Manufacturing in accordance with Otsuka’s standard procedures regarding the same.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

13.7	Inspection and Compliance Audits.

13.7.1	Each Party (the “Inspected Party”) shall permit the other Party (the “Inspecting Party”), or the Inspecting Party’s authorized representative, to enter the Inspected Party’s premises, as well as the premises of the Inspected Party’s Affiliates, Sublicensees or Third Party contractors (to the extent the Inspected Party has the right to allow the Inspecting Party to audit or inspect such Third Parties) where the Product undergoes Manufacture or Final Manufacturing or is stored, during normal business hours and upon reasonable advance notice, to audit and verify compliance by the Inspected Party, its Affiliates and Third Party contractors with Applicable Laws, this Agreement and the Quality Agreements and to confirm the correction of any deficiencies previously identified, in each case to ensure safe Manufacture and Final Manufacturing of the Product, or in connection with any recall contemplated by Section 14.1 of this Agreement. Each Party shall use commercially reasonable efforts to obtain the rights for the other Party to audit and inspect its Third Party contractors that Manufacture, store or conduct Final Manufacturing. No such inspection by an Inspecting Party shall relieve the Inspected Party of any obligation under this Agreement, the Pharmacovigilance Agreement or the Quality Agreements.

13.7.2	Such audit rights shall include the right to examine any internal procedures or records of the Inspected Party, its Affiliates or Third Party contractors relating to the Manufacture or Final Manufacturing of Product. The Inspected Party shall give and shall cause its Affiliates and Third Party contractors to give all necessary assistance for completion of the audit by the Inspecting Party. All information obtained by Inspecting Party or its authorized representative in any such inspection or audit, including without limitation the findings and results related thereto, shall be the confidential information of the Inspected Party.

13.7.3	In the event that any Regulatory Authority or any other competent governmental authority in the country of Manufacture or Final Manufacturing carries out or gives notice of its intention to carry out any inspection or audit of a Party, or its Affiliates or Third Party contractors in relation to the Manufacture or Final Manufacturing of Product, such Party shall notify the other Party in reasonable detail as soon as possible and shall use commercially reasonable efforts to ensure that the other Party shall have the right to be present at any such inspection or audit to the extent specifically related to the Manufacture or Final Manufacturing of Product.

13.7.4

The Inspected Party shall take, or cause its Affiliates or Third Party contractors to take, as soon as practicable, all actions necessary to correct any deficiency or non-compliance with this Agreement, the Pharmacovigilance Agreement or the Quality Agreements that is identified

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

in the course of any audit by the Inspecting Party or any Regulatory Authority. The Inspected Party shall provide the other Party with written documentation concerning the steps taken and any further testing or internal or external auditing to confirm that the deficiency or non-compliance has been corrected.

ARTICLE 14 – RECALLS AND PRODUCT WITHDRAWAL

14.1	Notice. Each Party shall make every reasonable effort to notify the other Party promptly following the first Party’s determination that any event, incident, or circumstance has occurred that may result in the need for a Product Withdrawal anywhere in the world (including in the Territory) or a Recall in the Territory. Such Party shall include in such notice the reasoning behind such determination, and any supporting facts.

14.2	Product Withdrawal. With respect to a Product Withdrawal within the Territory, immediately after receipt of such notification, the JDCC (or its co-chairpersons) shall discuss and, unless the Product Withdrawal is mandated by a Regulatory Authority, shall attempt to agree on whether to voluntarily implement the Product Withdrawal within the Territory. If a Regulatory Authority mandates that the Product Withdrawal within the Territory be implemented then Otsuka, in consultation and coordination with ARIAD, shall initiate the Product Withdrawal within the Territory as and to the extent mandated by the Regulatory Authority and in compliance with Applicable Laws. In the case of a Product Withdrawal that is not mandated by Regulatory Authority, if the JDCC (or its co-chairpersons) fail(s) to agree within a reasonably appropriate time period (depending upon the circumstances) whether to voluntarily implement or undertake a Product Withdrawal within the Territory, then ARIAD shall have the right to make the determination whether or not to voluntarily implement such Product Withdrawal within the Territory; provided that, to the extent practicable prior to deciding to initiate a Product Withdrawal within the Territory, ARIAD shall consult with Otsuka’s JDCC co-chairperson or Senior Officer, and shall consider Otsuka’s reasonable comments in good faith. Notwithstanding that ARIAD shall have the right to decide whether or not to initiate a voluntary Product Withdrawal, if Otsuka, as the distributor of Product in the Territory, is responsible for carrying out and physically recovering the withdrawn Product in the Territory, Otsuka shall carry out such Product Withdrawal activities in coordination and consultation with ARIAD, in a manner which enables ARIAD to meet its regulatory requirements as expeditiously as possible, and in compliance with all Applicable Laws. If ARIAD does not choose to undertake a voluntary Product Withdrawal in the Territory, despite Otsuka’s written notice to ARIAD that such Product Withdrawal should be undertaken, then, notwithstanding anything to the contrary herein, ARIAD shall indemnify and hold harmless Otsuka from and against any Losses that may arise or result thereafter from ARIAD’s failure to undertake such Product Withdrawal following such written notice from Otsuka.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

14.3	Recall. If a Regulatory Authority mandates that a Recall be implemented or undertaken by Otsuka in the Territory, Otsuka, in consultation and coordination with ARIAD, shall initiate the Recall as and to the extent mandated by the Regulatory Authority and in compliance with Applicable Laws. With respect to a Recall in the Territory that is not mandated by a Regulatory Authority, (i) the Parties’ JDCC co-chairs shall discuss and attempt to agree on whether to voluntarily implement the Recall and (ii) if the Parties’ JDCC co-chairs fail to agree within a reasonably appropriate time period (depending upon the circumstances), then Otsuka shall have the right to make the determination whether or not to voluntarily implement a Recall in the Territory. If Otsuka does not choose to undertake a voluntary Recall in the Territory, despite ARIAD’s written notice to Otsuka’s JDCC co-chair that such Recall should be undertaken, then, notwithstanding anything to the contrary herein, Otsuka shall indemnify and hold harmless ARIAD from and against any Losses that may arise or result thereafter from Otsuka’s failure to undertake such Recall following such written notice from ARIAD.

14.4	Expenses. All costs and expenses of any Recall or Product Withdrawal in the Territory (including Otsuka’s previously-incurred costs of Final Manufacturing and the Transfer Price previously paid by Otsuka for the destroyed, retrieved, withdrawn or recalled Product) shall be borne by ARIAD, unless and to the extent the Recall or Product Withdrawal is based on the fault of Otsuka or its Sublicensees, Affiliates, or Subcontractors in which case such costs and expenses shall be borne by Otsuka.

ARTICLE 15 – MARKETING AND DISTRIBUTION OF THE PRODUCT

15.1	Otsuka shall store and Commercialize the Product at its cost and in accordance with applicable cGMP and any other Applicable Laws and Industry Guidelines in each country of the Territory.

15.2	Otsuka shall use commercially reasonable efforts to launch the Product no later than [***] ([***]) [***] after the receipt of Pricing and Reimbursement Approval on a country-by-country basis, provided that ARIAD has timely complied with its obligations to supply Product to Otsuka as expressly set forth in this Agreement and the Supply Agreement. At least [***] ([***]) [***] prior to the expected date of the receipt of the first Pricing and Reimbursement Approval, Otsuka shall prepare and submit to the JDCC a sales and marketing plan for the Product in [***], [***] and [***] (the “Commercialization Plan”) for the JDCC’s review and discussion. The Commercialization Plan shall be updated and shared with ARIAD via the JDCC at least annually and shall be expanded to cover additional countries in the Territory, as applicable. Disputes over the content of the Commercialization Plan shall be resolved in accordance with Section 4.6, and shall not be subject to arbitration or any other form of external dispute resolution.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.3	Promotion.

15.3.1	Otsuka shall use all commercially reasonable efforts, at its cost, to promote diligently the sale of, and stimulate interest in, and use of, the Product in accordance with the Marketing Authorization to Healthcare Professionals in all countries within the Territory where Marketing Authorization has been received, in accordance with the terms of this Agreement.

15.3.2	Promptly after the filing of the first JNDA in Japan, ARIAD shall provide Otsuka with copies, in English, of ARIAD’s marketing, advertising and promotional materials, used for the Product in the USA and the United Kingdom. ARIAD shall keep Otsuka reasonably informed regarding any updates to such marketing, advertising and promotional materials, in English.

15.3.3	Otsuka’s promotion of the Product in the Territory shall be consistent with the global Product profile and positioning provided to it in writing by ARIAD (the “Global Product Profile”). The JDCC shall appoint a project team with representatives of each Party to discuss and generate a Territory specific Product profile and positioning plan for the promotion and marketing of the Product in the Territory that is consistent with the Global Product Profile (the “Territory Product Profile”). The project team representatives shall gather and consider input from each Party with respect to the Territory Product Profile. On or before [***] ([***]) [***] prior to the anticipated launch of the Product in a country in the Territory and thereafter in such country not later than [***] of [***] throughout the Term, Otsuka shall supply to ARIAD, via the JDCC, the marketing and promotion plans (including the planned number of primary and total detail numbers to target Healthcare Professionals, consistent with Section 15.5.2) that Otsuka intends to implement with respect to the marketing and promotion of the Product in [***], [***] and [***] during the next calendar year. Such marketing and promotion plans shall be consistent with the Global Product Profile and the Territory Product Profile. Otsuka shall keep ARIAD informed of its promotional and marketing activities of the Product in the Territory through the JDCC or project team meetings.

15.3.4

All initial print marketing, advertising and promotional materials to be used upon the launch of the Product in any country in the Territory, and all training manuals for Otsuka’s medical science liaisons and sales representatives shall be developed and prepared by Otsuka in accordance with ARIAD’s trademark and global branding guidelines provided to Otsuka in writing in advance by ARIAD (“Trademark Guidelines”), the Global Product Profile and the Territory Product Profile, and provided to ARIAD for review in advance of the launch of the Product in such country (with English translation). ARIAD shall provide any comments or request changes to such materials within [***] ([***]) [***] of receipt of such materials, and Otsuka shall make all changes requested by ARIAD to the extent necessary to comply with the Trademark Guidelines, the Global

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Product Profile, or the Territory Product Profile, provided that such changes are consistent with Applicable Law and Industry Guidelines, and Otsuka shall provide the finalized copies of such print materials (with English translation) to ARIAD free of charge. For clarity, ARIAD shall not be obliged to review the materials for compliance with local laws and regulations, which shall be Otsuka’s sole responsibility.

15.3.5	Unless requested by ARIAD, after the launch of the Product in a particular country in the Territory, Otsuka shall not be obligated to submit any additional marketing, advertising, promotional or training materials concerning such Product in such country provided that such materials are consistent with the Trademark Guidelines, the Global Product Profile and the Territory Product Profile. Upon ARIAD’s reasonable request, Otsuka shall provide ARIAD with untranslated copies of all current print marketing, advertising and promotional materials for the Product in the Territory for ARIAD’s review to ensure such materials are consistent with the Trademark Guidelines, the Global Product Profile and the Territory Product Profile.

15.3.6	Otsuka shall not promote or advertise the Product for any indication or patient segment that is not included in the Marketing Authorization of the Product.

15.4	Training.

15.4.1	Promptly after the Effective Date, ARIAD shall provide Otsuka with copies of ARIAD’s training manuals for its sales representatives for the Product outside the Territory. ARIAD shall keep Otsuka reasonably informed regarding any updates to such training manuals.

15.4.2	Otsuka’s training manuals for its sales representatives shall be consistent with the training manuals provided by ARIAD pursuant to Section 15.4.1.

15.4.3	ARIAD shall provide Otsuka’s trainers remote access via ARIAD’s global training portal (known as [***]) to ARIAD’s internal training programs for ARIAD’s sales representatives (and trainers) who market and promote the Product outside the Territory. Such training shall be in English and provided without charge to Otsuka, provided that Otsuka shall bear the out-of-pocket travel and other expenses associated with its trainers attending any in-person training sessions that may be held by ARIAD.

15.5	Market Development and Staffing.

15.5.1	Otsuka undertakes to Commercialize the Product in the Field throughout the Territory in accordance with the Commercialization Plan.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.5.2	Without limiting the generality of the obligations set forth in Section 15.5.1, Otsuka shall allocate to the Otsuka Iclusig Staff a sufficient number of appropriately qualified personnel, including contracted Third Party medical representatives (provided that the percentage of such contracted Third Party medical representatives used by Otsuka in Japan to Commercialize the Product shall be [***]), to successfully Commercialize the Product in the Field in the Territory and Otsuka shall allocate to the Otsuka Iclusig Staff a sufficient number of appropriately qualified personnel, including Subcontractors, to perform Final Manufacturing in the Field in the Territory. The Otsuka Iclusig Staff that Commercializes the Product, including contracted Third Party medical representatives, shall be experienced in the promotion of hematological oncology products (and for clarity, [***] shall be considered a hematological oncology product for purposes of this Agreement). Otsuka shall use commercially reasonable efforts to provide details in the primary and second position that are appropriate in light of [***], and also taking into account the approved indications in the Territory. Otsuka shall promote the Product in the primary position in all details (on a country-by-country basis) at least until the earlier of (A) the [***] ([***]) anniversary of the First Commercial Sale of the Product in such country, and (B) the date on which [***]. Notwithstanding the foregoing, however, Otsuka shall promote the Product in the primary position in all details in each country in the Territory for at least ([***]) [***] after the First Commercial Sale of the Product (on a country-by-country basis).

15.5.3	Otsuka represents and certifies that all Otsuka Iclusig Staff and Subcontractors have never been and are not currently debarred pursuant to the US Generic Drug Enforcement Act of 1992, 21 U.S.C. §335(a), as amended, or any similar law or regulation (collectively “Debarred”), excluded by the US Office of Inspector General pursuant to 42 U.S.C. § 1320a-7, et seq. or any agency from participation in any health care program (collectively “Excluded”) or otherwise disqualified or restricted by the US FDA pursuant to 21 C.F.R. 312.70, or Regulatory Authority in the Territory (collectively “Disqualified”). Otsuka shall not employ any Debarred, Excluded or Disqualified Otsuka Iclusig Staff or allow any Debarred, Excluded or Disqualified Subcontractor to be involved in any clinical trial relating to this Agreement. Otsuka shall notify ARIAD promptly if any Otsuka Iclusig Staff or Subcontractors are threatened to become Debarred, Excluded or Disqualified.

15.6	Independent Contractor. Otsuka shall make clear in all dealings with its actual and prospective Customers that it is selling the Product in its own name and for its own account as an independent contractor and not as agent of ARIAD.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.7	Use of Internet.

15.7.1	With the exception of the purpose of communicating selling prices and sales terms and conditions and safety related information, Otsuka shall comply with this Section 15.7 with respect to all internet related advertising, marketing and promoting in any way connected with the Compound, the Product, the Trademarks and/or ARIAD. All of Otsuka’s internet marketing, advertising and promotional materials concerning the Compound, the Product, the Trademarks and/or ARIAD shall be developed and prepared by Otsuka in accordance with the Trademark Guidelines, the Global Product Profile and the Territory Product Profile. Upon ARIAD’s reasonable request, Otsuka shall provide ARIAD with links to all current internet marketing, advertising and promotional materials for the Product in the Territory for ARIAD’s review to ensure such materials are consistent with the Trademark Guidelines, the Global Product Profile and the Territory Product Profile. Otsuka shall promptly remove or cause to be removed from any website under the control of Otsuka or its Affiliates any information connected with the Compound, the Product, the Trademarks and/or ARIAD upon ARIAD’s reasonable request if such information is not consistent with the Trademark Guidelines, the Global Product Profile or the Territory Product Profile, and/or upon expiration or termination of this Agreement for compliance or quality reasons. Any websites shall not contain links to ARIAD websites without ARIAD’s prior approval.

15.7.2	ARIAD may grant to Otsuka the right to operate a website under a domain name registered in the name of ARIAD and relevant to or which contains information about ARIAD, the Compound, the Product, and the Trademarks, subject to terms and conditions to be defined by separate domain name license agreement.

15.7.3

In the event that any Applicable Law or regulation in the Territory requires the domain name of any website relevant to the Compound, the Product, the Trademarks and/or ARIAD to be registered in the name of Otsuka or an Affiliate, then any such domain name shall be registered in the name of Otsuka or Affiliate as legally required. All such content shall be or shall become the exclusive property of ARIAD upon expiration or termination of the Agreement. Otsuka and its Affiliates agree to execute any and all further documentation required to ensure that all such content and all copyright in such content is owned by ARIAD. Otsuka hereby grants to ARIAD a semi-exclusive, irrevocable, perpetual, fully paid up, license to each such domain name during the Term. To the extent permitted by Applicable Law, Otsuka shall be required to assign to ARIAD or its designee all domain name registrations containing the name of the Compound, the Product, the Trademarks or the name ARIAD, or variants thereof, upon the expiration or termination of this Agreement. To the extent that any of the foregoing may not be assigned, or be required to be assigned, to ARIAD or its designee as a matter of law, the license grant in

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

this Section 15.7.3 shall survive expiration or termination of this Agreement for any reason. Neither Otsuka nor its Affiliate may assign or license any such domain name to any other Third Party.

15.8	Target Net Sales. At least [***] ([***]) [***] before the [***] of the [***] after the [***] of the First Commercial Sale in the Territory, the Parties (through the JDCC) shall mutually agree upon a [***] forecast of target annual Net Sales in [***], [***] and [***] for each of the [***] ([***]) [***] following such [***] of the First Commercial Sale, taking into account the Net Sales in [***] to date, the [***] of Net Sales, [***] during such [***] ([***]) [***] and all other relevant factors (the “[***] Forecast”). The [***] Forecast shall be updated and agreed upon by the Parties (through the JDCC) every [***] thereafter at least [***] ([***]) [***] prior to the relevant next [***] ([***]) [***] period. In the event the [***] Forecast cannot be agreed upon by the JDCC at least [***] ([***]) days before the [***] of the [***] after the [***] of the First Commercial Sale in the Territory or at least [***] ([***]) [***] prior to the relevant [***] ([***]) [***] period, and if the matter is not resolved by [***], then the matter shall be resolved by [***]. In the event the actual Net Sales in [***], [***] and [***]in any calendar year, beginning [***] after the [***] of the First Commercial Sale in the Territory, are in the aggregate less than [***] percent ([***]%) of the target annual Net Sales set forth in the [***] Forecast for such year, the Parties (through the JDCC) shall mutually agree upon a plan to increase the resources (e.g., advertising and promotion expenditures and/or number of details) to be applied by Otsuka to the Commercialization of the Product in [***], [***] and [***] in the [***] by [***] percent ([***]%), and Otsuka shall, or shall cause its Sublicensees, to carry out such plan. In the event such plan cannot be agreed upon by the JDCC before the [***] of the [***], and the matter is not resolved by [***], then the matter shall be resolved by [***].

ARTICLE 16 – CO-PROMOTION

16.1

Co-Promotion Option. ARIAD shall have an option (the “Co-Promotion Option”) to co-promote Product in the Field in [***] and [***] in accordance with the remainder of this Article 16. The Co-Promotion Option shall be exercisable at any time between the [***] of the First Commercial Sale in [***] or [***] (as applicable) and the expiration of the Full Royalty Term in such country (the “Option Exercise Period”); provided, however, that the Co-Promotion Option shall only be exercisable in [***] if co-promotion of pharmaceutical products is permitted pursuant to Applicable Laws in [***] and is authorized under Otsuka’s (or its relevant Sublicensee’s) and ARIAD’s (or its Affiliate’s) operating licenses and permits in [***]. Upon Otsuka’s receipt of written notice from ARIAD that ARIAD in good faith intends to exercise its Co-Promotion Option, Otsuka shall use commercially reasonable efforts, and shall cause its relevant Sublicensee, if any, to use commercially reasonable efforts, to obtain authorization to co-promote pharmaceutical products under its operating licenses and permits in [***]. ARIAD may exercise the Co-Promotion Option (with respect to [***], if permitted and authorized) by giving Otsuka at least [***] ([***]) [***] prior written notice (each, a

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Co-Promotion Notice”), with such Co-Promotion Notice to take effect no earlier than the first day of the Option Exercise Period for the relevant country. In the event ARIAD exercises the Co-Promotion Option in [***] (if permitted and authorized), Otsuka shall invoice ARIAD for [***] percent ([***]%) of all out-of-pocket costs incurred by Otsuka and/or its Sublicensees in connection with development and Registration of Product in [***], and ARIAD shall pay the invoiced amount to Otsuka within [***] ([***]) days of receipt of such invoice.

16.2	Coordination. The JDCC shall oversee all promotional activities relating to the Parties’ co-promotion of Products in [***] and/or [***] (as applicable)

16.3	Co-Promotion Agreement. As soon as practicable after ARIAD gives a Co-Promotion Notice for [***] and/or [***] (as applicable), the Parties shall negotiate in good faith and enter into an agreement that governs the co-promotion, medical affairs activities and other Commercialization activities to be conducted by the Parties in the relevant country (each, a “Co-Promotion Agreement”). Each Co-Promotion Agreement shall be consistent with this Agreement and shall include other, mutually agreed, customary and commercially reasonable terms, including provisions relating to training, field assignments, qualifications for sales representatives and medical science liaisons, the minimum number of sales representatives and/or medical science liaisons to be provided by ARIAD in the applicable country, advertising, marketing plans, ethics and compliance, recordkeeping, reporting and auditing, and performance metrics. In the event of any inconsistency between the terms of this Agreement and a specific term of a Co-Promotion Agreement, the terms of this Agreement shall prevail.

16.4	Performance. If ARIAD exercises the Co-Promotion Option in [***] and/or [***], the Commercialization license under Section 2.1.1 shall be co-exclusive in such country, ARIAD shall perform all co-promotion, medical affairs and other Commercialization activities in the relevant country in accordance with the applicable Co-Promotion Agreement and all Applicable Laws and Industry Guidelines, and the terms of Article 21 shall apply mutatis mutandis to ARIAD.

16.5	Co-Promotion Fees. As soon as practicable following ARIAD’s provision of a Co-Promotion Notice, the Parties shall confer and negotiate a baseline Net Sales forecast that would be achieved in the relevant country without ARIAD’s co-promotion (the “Baseline”). For all actual Net Sales above the Baseline (the “Incremental Sales”), Otsuka shall pay ARIAD, on a [***] basis at the same time Otsuka pays royalties pursuant to Section 19.3.4, a co-promotion fee of [***] percent ([***]%) of the Incremental Sales during the Full Royalty Term and the Reduced Royalty Term (the “Co-Promotion Fee”), in addition to the Transfer Price. Such Co-Promotion Fees shall be in lieu of the royalties that would otherwise be due on such Incremental Sales, but royalties pursuant to Section 19.3 shall remain due on the portion of Net Sales below the Baseline, regardless of the selling party. For clarity, if no Incremental Sales are achieved, then only the applicable Transfer Price (on all Net Sales) and royalty under Section 19.3 (on the Net Sales of the Product below the Baseline) shall be payable by Otsuka with respect to such period.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

16.6	Co-Promotion Costs. ARIAD shall be solely responsible for the costs that ARIAD or its Affiliates incur to co-promote the Product in the Territory, including any such costs for medical science liaisons, detailing, and advertising and promoting the Product.

16.7	Promotional Materials. Otsuka shall supply, and ARIAD shall purchase from Otsuka, promotional and training materials for use by ARIAD in its co-promotion of Product in [***] and/or [***] (as applicable), at [***] to Otsuka’s [***] for producing such materials. In addition, ARIAD shall reimburse Otsuka all out-of-pocket costs incurred by Otsuka or its Sublicensees in connection with making any modifications to promotional materials to reflect ARIAD’s co-promotion of the Product. Such materials shall be supplied in languages appropriate for ARIAD’s co-promotion of Product in [***] and/or [***] (as applicable), and shall comply in all respects with Applicable Laws and Industry Guidelines in such countries in the Territory.

ARTICLE 17 – MEDICAL AFFAIRS ACTIVITIES

17.1	Otsuka shall be responsible, at its cost, for medical affairs activities in the Territory, including providing medical science liaisons (or the local equivalent), medical information and medical education programs and medical publications in the Territory, and attending relevant medical or scientific meetings and congresses, and shall allocate sufficient, appropriately qualified personnel and resources to conduct such activities, as further set forth herein.

17.2	Otsuka shall appropriately disseminate medical information relating to the Compound and the Product in accordance with Applicable Laws and in a manner consistent with any medical affairs materials provided by ARIAD to Otsuka in writing, if any (provided such materials provided by ARIAD are compliant with Applicable Laws and Industry Guidelines). Through discussion by the JDCC or an appropriate project team, Otsuka shall discuss and align with ARIAD regarding Otsuka’s medical affairs activities relating to Product in the Territory. Through the JDCC, Otsuka shall keep ARIAD informed on its medical affairs activities relating to the Compound or Product in the Territory and the Parties shall discuss aspects relevant to the scientific communications and activities pertaining to the Compound or the Product in the Territory.

17.3	Otsuka shall ensure that requests for information by Healthcare Professionals are answered in an appropriate, accurate and lawful manner by appropriately qualified personnel. Requests for information that are inconsistent with the Marketing Authorization for the relevant country shall be handled by the medical affairs personnel only.

ARTICLE 18 – PRODUCT TRADEMARKS

18.1	Subject to approval by the relevant Regulatory Authorities in the Territory, the Product shall be Commercialized under the Trademarks within the Field in the Territory

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

throughout the Term. Otsuka shall not use, or permit the use of, any other trademark (other than the Trademarks and Otsuka’s and its Sublicensees’ names and logos) for the Commercialization of the Product in the Territory.

18.2	ARIAD shall determine whether to display its or its Affiliate’s name and logo on Product labels, inserts and packaging and/or on Product promotional materials used in a country in the Territory. If ARIAD elects to display its or its Affiliate’s name and logo on such Product labels, inserts and packaging and/or promotional materials in any country in the Territory then, subject to, and to the extent permitted by, Applicable Laws, such Product labels, inserts and packaging and/or promotional materials shall display the names and logos of Otsuka and ARIAD, in each case with such prominence and in such format or presentation as is approved by the JDCC; provided that, unless otherwise agreed by the JDCC (with neither Party having the final decision-making authority, including through the Escalation Notice process) or unless otherwise required by Applicable Laws, Otsuka’s or its Sublicensee’s, as applicable, name and logo shall in all events be listed first on such Product labels, inserts and packaging and/or promotional materials.

18.3	Otsuka shall use the Trademarks only and exclusively in connection with and for the purpose of the Commercialization of the Product in the Field in the Territory. Otsuka acknowledges that it shall not be entitled to any rights whatsoever in the Trademarks or ARIAD’s corporate name or logo except as is specifically granted pursuant to this Agreement.

18.4	The Trademarks shall appear on all Product packaging, labels and inserts and other materials which Otsuka uses for the Commercialization of the Product, in such form, location and manner as shall be approved by the JDCC. All uses by Otsuka of the Trademarks shall be consistent with the Trademark Guidelines submitted to Otsuka in writing. The Trademarks shall always be used together with the sign “R” or the sign “TM” or such other customary symbol or legend that correctly identifies the status of the Trademark (i.e., registered or unregistered) in the Territory.

18.5	Except as otherwise set forth in this Agreement (including in Section 15.9) or as otherwise agreed by the JDCC (with neither Party having final decision-making authority, including through the Escalation Notice process), Otsuka shall not use nor apply for registration anywhere in the world of any trademarks, trade-names, domain names, logos or designs in connection with the Product, nor shall it use or apply for registration of any trademarks, trade-names, domain names, logos or designs which include any of the Trademarks, the word “ARIAD” or “ICLUSIG” or any variation of either (including translations or transliterations thereof) or any word, term, name, domain name, logo or design confusingly similar to any of the Trademarks (or translations or transliterations thereof), alone or in combination, without the prior written authorization of ARIAD, which authorization ARIAD may withhold in its sole and absolute discretion.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

18.6	Nothing contained in this Agreement shall be construed as giving Otsuka the right to use any of the Trademarks or the name or logo of ARIAD outside the Territory or for any other product than the Product. Otsuka recognizes the exclusive ownership rights of ARIAD in and to the Trademarks and the name and logo of ARIAD and acknowledges that it shall not acquire any ownership or other rights in respect of the Trademarks or the name or logo of ARIAD and/or of the goodwill associated therewith and that all such rights and goodwill are, and shall at all times remain, vested in ARIAD. Otsuka acknowledges and agrees that all use of the Trademarks and the name and logo of ARIAD inures to and is for the benefit of ARIAD. Otsuka shall, if requested by ARIAD, execute an assignment to ARIAD of any and all rights that Otsuka may acquire in respect of any of the Trademarks or the name or logo of ARIAD and/or of the goodwill associated therewith.

18.7	ARIAD shall use commercially reasonable efforts to maintain the validity of the Trademarks in the Territory throughout the Term, at its sole cost and expense. Otsuka agrees to provide any reasonable assistance in this effort at its own internal cost, provided, however, that ARIAD shall bear Otsuka’s reasonable out-of-pocket expenses incurred in connection with such assistance.

18.8	Otsuka shall promptly notify ARIAD with respect to any threatened, potential or presumed counterfeits, copies, imitations, simulations of, or infringements upon, the Trademarks or the name “ARIAD” which comes to its attention. ARIAD shall decide on the steps to be taken after having discussed such threatened, potential or presumed counterfeits, copies, imitations, simulation and/or infringements with Otsuka. Otsuka shall provide all reasonable assistance (with Otsuka bearing its own internal costs and ARIAD bearing the reasonable out-of-pocket expenses incurred by Otsuka solely for the purpose of engaging any Third Party to assist in the performance of any action contemplated by this Section 18.8) to ARIAD in taking legal action, if deemed necessary by ARIAD, in its sole and absolute discretion, with respect to such matters.

18.9	Otsuka acknowledges that ARIAD would have no adequate remedy under this Agreement or at law in the event that Otsuka were to use the Trademarks in a manner not authorized by this Agreement and that ARIAD would, in such circumstances, be entitled to specific performance, injunctive or other equitable relief.

ARTICLE 19 – CONSIDERATION AND PAYMENTS

19.1

Initial Fee. Otsuka shall pay ARIAD a one-time, non-refundable, non-creditable payment of seventy-seven million five hundred thousand US Dollars ($77,500,000) in consideration for the rights and licenses granted hereunder (the “Initial Fee”). The Initial Fee shall be paid by wire transfer to an account designated in writing by ARIAD within [***] ([***]) [***] after the Effective Date, provided that Otsuka has received from ARIAD, on or before the Effective Date, wire transfer instructions and all of the following currently effective (un-expired) completed and signed documents: one (1) copy of the United States Internal Revenue Service Form 6166 (United States

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Residency Certification); two (2) copies of Form 3 (Application Form for Income Tax Convention); and one (1) copy of Form 17 (Attachment Form for Limitation on Benefits Article). In the event ARIAD does not deliver all of the foregoing completed and signed documents to Otsuka on or before the Effective Date, Otsuka shall pay ARIAD the Initial Fee less the amount required to be withheld for Japanese income tax, and Otsuka shall remit such withheld amount to the appropriate Japanese governmental authority. ARIAD shall deliver to Otsuka all of the foregoing completed and signed documents and two (2) copies of completed and signed Form 11 (Application Form for Refund of Overpaid Withholding Tax). Otsuka shall use commercially reasonable efforts to assist ARIAD in its application for the refund of this withholding tax, including by certifying certain items on Form 11 (Refund of Overpaid Withholding Tax). As soon as practicable, Otsuka shall transmit the completed documents to the appropriate Japanese governmental authority in order for ARIAD to receive a refund of the withheld amount from such Japanese governmental authority.

19.2	Milestone Payments. Otsuka shall pay ARIAD the following non-refundable, non-creditable milestone payments within [***] ([***]) [***] after the first achievement or occurrence of the following:

(a)	[***] US dollars ($[***]) upon the first approval of a JNDA in which the product indications, including precautions for indications, in the approved package insert (tenpu-bunsho) include the use of the Product as a second line (i.e., second tyrosine kinase inhibitor) treatment of patients with CML or Ph+ALL that is resistant or intolerant to any one tyrosine kinase inhibitor, [***]. For the avoidance of doubt, no milestone payment shall be made in the event of an approval of a JNDA in which the product indications, including precautions for indications, in the approved package insert [***].

(b)	[***] US dollars ($[***]) upon the first approval of a JNDA in which the product indications, including precautions for indications, in the approved package insert (tenpu-bunsho) include the use of the Product as a [***]

(c)	[***] US dollars ($[***]) upon each approval of a JNDA in which the product indications, including precautions for indications, in the approved package insert (tenpu-bunsho) include the use of the Product for an indication [***].

For clarity, such milestone payments are intended to be cumulative. Milestone payments shall be paid on or prior to the due date by wire transfer to an account designated in writing by ARIAD.

19.3	Royalties.

19.3.1	Full Royalty Term. Otsuka shall pay to ARIAD a royalty of [***] percent ([***]%) of Net Sales in each country as to which the Full Royalty Term is in effect. For clarity, if ARIAD exercises the Co-Promotion Option in [***] and/or [***], the royalty payable under this Section 19.3.1 shall apply only to the Net Sales in the relevant country that are equal to or below the Baseline.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

19.3.2	Reduced Royalty Term. Otsuka shall pay to ARIAD a royalty of [***] percent ([***]%) of Net Sales in each country in the Territory as to which the Full Royalty Term has expired. Such royalty obligation shall begin in each country in the Territory on the day after the Full Royalty Term has expired and continue until the [***] ([***]) [***] of such expiration (the “Reduced Royalty Term”). For clarity, if ARIAD exercises the Co-Promotion Option in [***] and/or [***], the royalty payable under this Section 19.3.2 shall apply only to the Net Sales in the relevant country that are equal to or below the Baseline. Further for clarity, after the expiration of the Reduced Royalty Term in each country in the Territory, no further royalties shall be due with respect to Net Sales in such country and the licenses granted to Otsuka hereunder shall become fully paid-up and royalty-free with respect to such country for the remainder of the Term.

19.3.3	Net Sales Reports and Royalty Payments. Within [***] ([***]) days of [***] of [***], Otsuka shall deliver to ARIAD a report setting out the details necessary to calculate the royalty payments under Section 19.3 and the Transfer Price due ARIAD under Section 19.4 with respect to Net Sales made in the [***], including:

(a)	[***];

(b)	[***];

(c)	[***];

(d)	all relevant deductions from invoiced amounts made in the calculation of Net Sales in accordance with the definition of Net Sales; and

(e)	all exchange rate conversions in accordance with Section 19.6.

19.3.4	Royalties shall be paid on or before the submission of the Royalty Report, but no later than [***] ([***]) days following [***].

19.4

Transfer Price. Otsuka shall pay ARIAD a transfer price (the “Transfer Price”) for the supply of (i) Bulk Product for use in the Final Manufacturing of Product and (ii) Secondary Packaged Product, in each case for commercial sale in the Territory, equal to [***] percent ([***]%) of the weighted average Net Sales in the Territory, calculated as set forth in Section 19.5. The Parties acknowledge and agree that the Transfer Price is expressed exclusive of any consumption tax, goods and services tax, value-added tax or any other form of sales tax, and if such taxes are required to be charged on any sale of the Product to Otsuka, the provisions set forth in Section 19.8 shall apply. For each unit (tablet) of Bulk Product supplied by ARIAD to Otsuka for use in the Final

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Manufacturing of Product for promotional sampling (in quantities agreed upon by the JDCC) and clinical trials, Otsuka shall pay ARIAD the Bulk Tablet Cost. In addition, for each unit (tablet) of Bulk Product supplied to Otsuka for non-commercial, non-clinical investigational use, including for process validation and performance qualification testing, Otsuka shall pay ARIAD the Bulk Tablet Cost. For clarity, the Transfer Price shall only be payable for Bulk Product to be used for Final Manufacturing for commercial requirements for the Territory, and shall not be payable for Bulk Product supplied by ARIAD for Final Manufacturing for use in clinical studies or promotional samples of Product or for investigational use, such as for process validation and performance qualification testing. Further for clarity, Otsuka shall use promotional samples of Product for the purpose of confirming the appearance of Product, and shall not sell or otherwise provide promotional samples of Product for use in the treatment of patients. ARIAD shall not be obligated to supply Secondary Packaged Product to Otsuka for clinical trials and promotional sampling.

19.5	[***] Price; Invoices; Reconciliation; and Inventory Risk.

19.5.1	At a reasonable time prior to Otsuka’s initial purchase of Bulk Product for use in Final Manufacturing for commercial requirements for the Territory, and thereafter prior to [***] during the Term (or [***] in the event of a Price Cut as provided in Section 19.5.3), the Parties shall [***] (the “[***] Price”) at which ARIAD shall invoice Otsuka [***] of Product (both Bulk Product and Secondary Packaged Product) for such commercial requirements for the Territory. The Parties shall attempt in good faith to establish the [***] Price as close to the anticipated Transfer Price as the Parties can reasonably estimate for [***] (or [***] following a Price Cut), based on [***]. For each shipment of Bulk Product and Secondary Packaged Product purchased by Otsuka for commercial requirements, [***], ARIAD shall invoice Otsuka an amount equal to [***]. Otsuka shall pay ARIAD such invoiced amount in US dollars not later than [***] ([***]) days following [***] of the applicable invoice [***].

19.5.2

On a [***], the Parties shall reconcile in writing the Transfer Price due ARIAD in respect of Product in the Tablet Formulation purchased by Otsuka from ARIAD for commercial purposes during [***] against the [***] Price paid by Otsuka for such Product in the Tablet Formulation. Within [***] ([***]) [***] after the end of [***] after the First Commercial Sale of the first Product in the Territory, Otsuka shall submit to ARIAD a written top-line report of Net Sales (i.e., a report of Net Sales without a detailed breakdown of deductions from the invoiced prices taken to reach Net Sales) of Product in the Tablet Formulation in local currency for each country in the Territory (i.e., aggregate Net Sales and number of units (tablets) of Product in Tablet Formulation) and a calculation of the Reconciliation Payment (defined below) owed for such calendar quarter based on the weighted average of such top-line Net Sales. If applicable, such written report shall also include the amount (if any) to be included in

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the Reconciliation Payment in accordance with Section 19.5.3 and/or Section 19.5.4. With respect to any calendar quarter, the “Reconciliation Payment” shall be an amount payable by Otsuka to ARIAD or due from ARIAD to Otsuka (as the case may be) to account for (i) the difference between the amounts invoiced by ARIAD at the [***] Price for the quantities of Product in Tablet Formulation sold to Otsuka (supplied as Bulk Product or Secondary Packaged Product) for commercial purposes during such calendar quarter and the Transfer Price of such quantities of Product sold to Otsuka, and (ii) [***] percent ([***]%) wastage (Product scrap) that occur from losses in the Final Manufacturing of Product (including in connection with quality control analysis) during such calendar quarter, calculated at [***].

(a)	The Reconciliation Payment with respect to clause (i) of Section 19.5.2 shall be calculated as follows:

R = [***], where

[***]

[***]

[***]

[***]

(b)	The Reconciliation Payment with respect to clause (ii) shall be calculated as follows:

[***] If the wastage arises in the ordinary course of the Final Manufacturing process (including quality control analysis), the Reconciliation Payment shall include a credit for the amount calculated by [***] the quantity of the wastage ([***], [***]%) by the [***] between the [***].

For example, [***]

19.5.3

In the event there is a [***] percent ([***]%) or greater reduction in the approved reimbursement price of Product in [***],[***]or [***] (including the NHI List Price in Japan) (“Price Cut”) in any [***] during the Term, the Reconciliation Payment for such [***] (or for the immediately preceding [***] if the Price Cut goes into effect on the first day of a [***]) shall include a reconciliation for Product inventory purchased by Otsuka during such [***] (or during the immediately preceding [***] if the Price Cut goes into effect on the first day of a [***]) and held by Otsuka at the time of such Price Cut, based on [***] paid by Otsuka for such Product inventory

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

held by Otsuka, [***]. As soon as reasonably possible after Otsuka obtains knowledge that there is likely to be a Price Cut, Otsuka will inform ARIAD of the same.

19.5.4	To the extent applicable, the Reconciliation Payment for each of the [***] ([***]) [***] following the First Commercial Sale of Product in the Territory shall include a reconciliation to account for any Bulk Product, from a [***] of [***] ([***]) batches supplied to Otsuka, that cannot be sold by Otsuka as finished Product due to Customer (including wholesalers) shelf-life requirements, by [***]. Notwithstanding the foregoing, if the remaining shelf life of the Bulk Product at the time of delivery to Otsuka is less than [***] ([***]) months, the foregoing shall not apply and provisions relating to unsold Products shall be addressed in the Supply Agreement.

19.5.5	The applicable Party shall pay to the other Party the Reconciliation Payment within [***] ([***]) days after ARIAD’s receipt of each such [***] statement from Otsuka.

19.6	Payment Currency and Exchange Rate. All amounts due under this Agreement shall be paid in US dollars. The amount of Net Sales under Sections 19.3 and 19.4 shall be determined in Local Currency. The Net Sales amount shall be converted from Local Currency into US dollars using the interbank exchange rate for conversion of one unit of Local Currency to one US dollar as of the last day of the quarter prior to the payment due date. For purposes of the 19.5.2 Reconciliation Payment, the Net Sales in local currency shall be converted at the average exchange rate for the period beginning with the first day of the quarter and ending with the last day of the quarter. Exchange rates shall be as published by OANDA.com “The Currency Site” under the heading “FxHistory: historical currency exchange rates” at www.OANDA.com/convert/fxhistory. All payments under this Agreement shall be made by bank wire transfer in immediately available funds to a bank account designated in writing by the payee Party or by other means as directed by the payee Party in writing.

19.7	Interest. Payments made under this Agreement shall be considered to be made as of the day on which they are received by the payee Party’s designated bank. In the event that any payment due under this Agreement is not made when due, the payment shall accrue simple interest from the date due at a rate per annum equal to [***] percent ([***]%) above the US prime rate published in the Wall Street Journal, (or, if the Wall Street Journal, ceases to publish such rates, such other reputable financial news source as ARIAD may select) in effect on the date of the scheduled date of payment; provided that, in no event shall such rate exceed the applicable maximum legal annual interest rate then in effect. The payment of such interest shall not limit the payee Party from exercising any other rights it may have as a consequence of the lateness of any payment. Such interest shall accrue on a daily basis from the due date until the date of actual payment of the overdue amount. The payer Party shall pay the interest together with the overdue amount.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

19.8	Tax Matters. Unless otherwise agreed in writing by the Parties or required by Applicable Laws, the consideration payable in connection with this Agreement excludes all withholding, sales, use, consumption, value-added, customs, excise and other taxes, duties or governmental assessments (collectively, “Taxes”). The Parties shall use commercially reasonable efforts to structure all amounts payable by one Party to the other Party pursuant to this Agreement (each a “Payment”) to minimize the applicability of withholding taxes to the maximum extent consistent with Applicable Laws. If any Payment is subject to a deduction or withholding of Tax pursuant to Applicable Laws, the Parties shall use commercially reasonable efforts to perform all acts (including by executing all appropriate documents) so as to enable the payee Party to take advantage of any applicable double taxation agreement or treaty or to otherwise secure any applicable exemption from or reduction in withholding Taxes. In the event there is no applicable double taxation (or other exemption) agreement or treaty, or if an applicable double taxation (or other) agreement or treaty reduces but does not eliminate such withholding Tax, the payer Party shall pay the applicable Tax to the appropriate governmental authority, shall provide to the payee Party evidence of such payment, and shall deduct the amount paid from the Payment due the payee Party. Any withholding tax imposed on a payment from an Otsuka Affiliate, Sublicensee or distributor in the Territory to Otsuka is the responsibility of Otsuka.

19.9	No Set-Off. Otsuka shall in no case be entitled to set off or otherwise withhold or adjust any payment due to ARIAD under this Agreement in view of claims, whether justified or unjustified, that Otsuka may have against ARIAD for any reason.

19.10	Books, records and accounts. Throughout the Term and for a period of at least [***] ([***]) months thereafter, Otsuka shall keep complete and accurate books, records and accounts in accordance with all Regulatory Laws and Regulatory Requirements and sound accounting practice covering all its operations hereunder. ARIAD shall have the right, throughout the Term and for a period of [***] months thereafter, at reasonable times during business hours and upon reasonable notice to Otsuka, to have such books, records and accounts inspected and audited by ARIAD’s or its Affiliates’ duly authorized representatives or by an independent auditor to be nominated by ARIAD and reasonably acceptable to Otsuka, to ensure the accuracy of all reports and payments made hereunder. Such audit shall be covered by confidentiality obligations of the auditor. Such inspection and audit may not be (i) conducted for any calendar year more than [***] ([***]) [***] after the end of such year, (ii) conducted more than [***] in any [***] ([***]) [***] period, or (iii) [***]. Otsuka shall cooperate with ARIAD and its Affiliates and their respective authorized representatives or independent auditor and make available all work papers and other information related to this Agreement reasonably requested in connection herewith (subject to written obligations of confidentiality to Otsuka).

19.11	Currency embargoes. If at any time currency embargoes or similar legal restrictions in any country in the Territory prevent the prompt remittance of any payments hereunder, Otsuka shall make such payments by depositing the amount thereof in local currency to the account of ARIAD in a bank or depository in such country designated by ARIAD.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 20 – REPRESENTATIONS AND WARRANTIES

20.1	ARIAD hereby represents and warrants to Otsuka as of the Effective Date, and with respect to Sections 20.1.6 and 20.1.7 only, throughout the Term, as follows:

20.1.1	Organization. ARIAD has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, USA. ARIAD has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

20.1.2	Authorization. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement, by ARIAD have been duly and validly authorized by all requisite corporate actions. This Agreement constitutes a legal, valid and binding agreement of ARIAD, enforceable against ARIAD in accordance with its terms.

20.1.3	Execution. The persons executing this Agreement on behalf of ARIAD are duly authorized to do so and by so doing have bound ARIAD to the terms and conditions of this Agreement.

20.1.4	No Inconsistent Obligations. The execution, delivery and performance by ARIAD of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and shall not (i) contravene or conflict with the charter or bylaws of ARIAD or its Affiliates, as applicable, or (ii) conflict with, constitute a default in any material respect under or give rise to any right of termination or cancellation of, any agreement or instrument to which ARIAD or its Affiliates is a party that would have a material adverse effect on the ability of ARIAD or its Affiliates to perform its obligations hereunder. As of the Effective Date, there is no action, suit, investigation or proceeding pending against, or to the Knowledge of ARIAD, threatened against or affecting, ARIAD or its Affiliates before any court, arbitrator or any governmental authority, including Regulatory Authorities, which, if decided against ARIAD or its Affiliates, would have a material adverse effect on the ability of ARIAD or its Affiliates to perform their obligations hereunder.

20.1.5	Registrations. ARIAD understands and acknowledges that, as of the Effective Date, there is no assurance that Registrations can be obtained for the Product in each or all of the countries of the Territory.

20.1.6	Product in the Tablet Formulation. Product in the Tablet Formulation Delivered hereunder shall:

(a)	be Manufactured in all material respects in accordance with the Marketing Authorization, the applicable Quality Agreements, and cGMPs;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	conform to the Specifications at the time of Delivery until the expiry date set forth on the label for the given lot of the Product in the Tablet Formulation;

(c)	not be adulterated or misbranded under Applicable Laws; and

(d)	at the time of Delivery, be free and clear of any lien or encumbrance.

20.1.7	Secondary Packaged Product. Secondary Packaged Product Delivered hereunder shall:

(a)	be Manufactured in all material respects in accordance with the Marketing Authorization for the US or EU, as applicable, the applicable Quality Agreements, and applicable cGMPs;

(b)	conform to ARIAD’s US or EU specifications (as applicable) at the time of Delivery until the expiry date set forth on the US or EU label (as applicable) for the given unit of Secondary Packaged Product;

(c)	not be adulterated or misbranded under Applicable Laws; and

(d)	at the time of Delivery, be free and clear of any lien or encumbrance.

20.1.8	Right to Grant License. ARIAD and its Affiliates are the sole and exclusive owners of the Patents listed in Appendix 1, and ARIAD is entitled to grant the licenses to Otsuka specified in Article 2.

20.1.9	Patent Validity and No Patent Challenge. To the Knowledge of ARIAD, the claims of the issued patents included in the Patents listed in Appendix 1 are not invalid and the issued patents included in the Patents listed in Appendix 1 are not unenforceable in the Territory. No Third Party has challenged in writing, or, to the Knowledge of ARIAD, has threatened to challenge, the enforceability or validity of any issued patents included in the Patents listed in Appendix 1 or any claims therein, respectively in the Territory through the institution of legal proceedings in a court or through interference, reexamination, nullity or similar invalidity proceedings before the U.S. Patent and Trademark Office or any analogous foreign entity in the Territory.

20.1.10	No Know-How or Trademark Challenge. No Third Party has challenged in writing, or, to the Knowledge of ARIAD, has threatened to challenge, ARIAD’s right to use and license the Know-How and/or the Trademarks in the Territory.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

20.1.11	No Infringement by Third Parties. To the Knowledge of ARIAD, no Third Party is infringing or threatening to infringe the Patents, or misappropriating or threatening to misappropriate the Know-How existing as of the Effective Date.

20.1.12	No Claim that Development or Commercialization Infringes Third Party IP. There are no claims asserted in writing, judgments, or settlements in effect against, or amounts with respect thereto owed by, ARIAD or any of its Affiliates relating to the Patents or the Know-How in the Territory existing as of the Effective Date. No claim or litigation is pending or, to the Knowledge of ARIAD, threatened alleging that the disclosing, copying, making, or licensing of the Patents or the Know-How existing as of the Effective Date, or the development or Commercialization of the Products in the Tablet Formulation in the manner reasonably contemplated herein as of the Effective Date, infringes or would infringe any issued patent in the Territory existing as of the Effective Date of any Third Party.

20.1.13	No Claim that Manufacturing Infringes Third Party IP. There are no claims asserted in writing, judgments, or settlements in effect against, or amounts with respect thereto owed by, ARIAD or any of its Affiliates relating to the Manufacturing of Compound or Products in the Tablet Formulation. No claim asserted in writing or litigation is pending or, to the Knowledge of ARIAD, threatened alleging that the Manufacturing of Compound or Products in the Tablet Formulation infringes or would infringe any issued patent in the Territory existing as of the Effective Date of any Third Party.

20.1.14	Right to Conduct Ongoing Study. ARIAD has the right to use all Patents and Know-How existing as of the Effective Date that are necessary to conduct the Ongoing Study. To the Knowledge of ARIAD the conduct of the Ongoing Study does not infringe any issued patent in the Territory existing as of the Effective Date of any Third Party.

20.1.15	Regulatory Documentation. ARIAD has provided or made available to Otsuka accurate and complete copies of all material Regulatory Documentation in the Territory in ARIAD’s Control existing prior to the Effective Date, including all final Product-related clinical trial reports. In addition, and without limiting the foregoing, ARIAD has provided the following documents, which ARIAD represents contain a full disclosure of material adverse information with respect to the safety and efficacy of the Compound Known to ARIAD as of the Effective Date: Integrated Safety Summary, Investigator’s Brochure, final Product-related clinical trial reports, PACE and Phase I updates presented at ASH 2014.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

20.1.16	Patent Prosecution. The Patents listed in Appendix 1 have been filed and maintained, and are being diligently prosecuted, in the respective patent offices where filed in the Territory in accordance with Applicable Laws. All applicable and material fees due prior to the Effective Date in connection with the prosecution and maintenance of the Patents listed in Appendix 1 in the Territory have been paid.

20.1.17	Compliance with Law. ARIAD and its Affiliates and, to the Knowledge of ARIAD, their respective contractors and consultants, have complied in all material respects with Applicable Laws, including Good Clinical Practices, Good Laboratory Practices and cGMP (to the extent applicable), in the development, manufacture and Commercialization of the Compound and Product in the Tablet Formulation in the Territory prior to the Effective Date.

20.1.18	Accurate Information. The information, documentation, and other materials furnished or made available by ARIAD in connection with Otsuka’s diligence related to the transactions contemplated hereby prior to the Effective Date are true, complete, and correct copies of what they purport to be in all material respects.

20.2	Otsuka hereby represents and warrants to ARIAD as of the Effective Date as follows:

20.2.1	Organization. Otsuka has been duly organized and is validly existing as a corporation in good standing under the laws of Japan. Otsuka has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. Otsuka’s Affiliates have been duly organized and are validly existing as corporations in good standing under the laws of the respective countries of their organization.

20.2.2	Authorization. The execution, delivery and performance by Otsuka of this Agreement and the consummation of the transactions contemplated by this Agreement by Otsuka have been duly and validly authorized by all requisite corporate actions. This Agreement constitutes a legal, valid and binding agreement of Otsuka, enforceable against Otsuka in accordance with its terms.

20.2.3	Execution. The persons executing this Agreement on behalf of Otsuka are duly authorized to do so and by so doing have bound Otsuka to the terms and conditions of this Agreement.

20.2.4

No Inconsistent Obligations. The execution, delivery and performance by Otsuka of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and shall not (i) contravene or conflict with the charter or bylaws of Otsuka or its Affiliates, as applicable,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii) conflict with, constitute a default in any material respect under or give rise to any right of termination or cancellation of, any agreement or instrument to which Otsuka or its Affiliates is a party that would have a material adverse effect on the ability of Otsuka or its Affiliates to perform their obligations hereunder, or (iii) or conflict with, constitute a default in any material respect under any contractual restriction or obligation, including non-competition obligations, that survives the expiration or termination of any agreement or instrument to which Otsuka or its Affiliates was a party at any time. As of the Effective Date, there is no action, suit, investigation or proceeding pending against, or to the Knowledge of Otsuka, threatened against or affecting, Otsuka or its Affiliates before any court, arbitrator or any governmental authority, including Regulatory Authorities, which, if decided against Otsuka or its Affiliates, would have a material adverse effect on the ability of Otsuka or its Affiliates to perform their obligations hereunder.

20.2.5	Promotion. Otsuka is not promoting or otherwise commercializing [***] in any country in the Territory other than Japan.

20.2.6	Registrations. Otsuka understands and acknowledges that, as of the Effective Date, there is no assurance that Registrations can be obtained for the Product in each or all of the countries of the Territory. Otsuka shall not be entitled to a return or a refund of any payments made hereunder if, for any reason, one or more Registrations are not obtained or a commercial market does not develop for the Product.

20.2.7	Qualified. Otsuka is a pharmaceutical company having the size and a position on the market adequate to Commercialize the Product and it and its Affiliates have the necessary qualified and experienced Personnel to adequately Commercialize the Product in the Field in the Territory.

20.2.8	Accurate Information. The information, documentation, and other materials furnished or made available by Otsuka in response to ARIAD’s requests for information pertaining to Otsuka’s business as part of ARIAD’s due diligence process prior to the Effective Date are true, complete, and correct copies of what they purport to be in all material respects.

ARTICLE 21 – COMPLIANCE WITH LAW; DATA PRIVACY; ANTI-BRIBERY AND ANTI-CORRUPTION

21.1	Otsuka shall obtain and keep current all licenses, certificates, approvals and permits of whatever nature required under the Regulatory Laws and the Regulatory Requirements for the fulfilment of Otsuka’s obligations under this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

21.2	In the performance of its obligations hereunder, Otsuka shall comply and shall cause its employees and Affiliates involved in the performance of this Agreement and its Sublicensees and Subcontractors to comply with all Applicable Laws and Industry Guidelines and Otsuka’s Global Anti-Corruption Policy; and without limiting the foregoing, in connection with any Named Patient Program, Otsuka shall comply and shall cause its Sublicensees, employees and Subcontractors involved in any Named Patient Program to comply with all Industry Guidelines, Regulatory Laws, Regulatory Requirements and all other Applicable Laws with respect to Named Patient Programs.

21.3	As of the Effective Date, Otsuka represents that, to Otsuka’s Knowledge no (i) owners (ii) directors, or (iii) executive management members of Otsuka or of any of its Affiliates listed in Appendix 2 is a Government Official. Otsuka agrees to make prompt written disclosure to ARIAD of any changes to this information during the Term.

21.4	Otsuka shall certify to ARIAD on an annual basis the following:

(a)	training and training materials on Otsuka’s Global Anti-Corruption Policy (including Anti-Corruption Laws), as well as applicable rules on interactions with Healthcare Professionals and payors, including under any Industry Guidelines, have been provided to all persons employed by Otsuka who perform work under this Agreement and interact with Government Officials or Healthcare Professionals in the normal course of their responsibilities;

(b)	to Otsuka’s Knowledge, except as may disclosed by Otsuka to ARIAD, there have been no violations of any Industry Guidelines or Anti-Corruption Laws by Persons employed by or Subcontractors used by Otsuka in the performance of this Agreement; and

(c)	Otsuka has maintained true and accurate records necessary to demonstrate compliance with the requirements of this Section 21.4.

21.5	In the performance of its obligations hereunder, ARIAD shall comply and shall cause its Affiliates, employees and contractors involved in the performance of this Agreement to comply with all Applicable Laws, including Anti-Corruption Laws, and Industry Guidelines; and without limiting the foregoing, in connection with any Named Patient Program, including the Named Patient Program involving Preexisting Named Patients, ARIAD shall comply and shall cause its Affiliates, employees and contractors involved in such Named Patient Program(s) to comply with all Industry Guidelines, Regulatory Laws, Regulatory Requirements and all other Applicable Laws with respect to Named Patient Programs.

21.6

At times, either Party may provide the other Party with personal information that falls under the protection of certain data security and privacy laws (“Protected Personal Information”). Without limiting the generality of Section 21.1, each Party agrees to

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

comply with all Applicable Laws relating to the use, storage, collection or other processing of such Protected Personal Information (“Data Protection Laws”). The Parties agree to use good-faith efforts to agree upon and implement any security protocols and information handling guidelines that their respective legal advisors recommend in connection with the Parties’ compliance with such data security and privacy laws.

21.7	Notice of Compliance Events. Each Party agrees that if it learns of any violation of Data Protection Laws, Regulatory Laws, Export Control Laws, or Anti-Corruption Laws by an employee or Subcontractor (in the case of Otsuka) or contractor (in the case of ARIAD) that performs work under this Agreement (a “Compliance Event”), such Party (the “Notifying Party”) shall promptly notify the other Party (the “Notified Party”) in writing of such Compliance Event and the measures Notifying Party has taken and intends to take to remedy such Compliance Event and to prevent its recurrence. The Notified Party reserves the right to require the Notifying Party to prohibit the employee, Subcontractor or contractor (as the case may be) from performing any work related to this Agreement after due consultation with Notifying Party.

ARTICLE 22 – INDEMNIFICATION, LIMITATIONS OF LIABILITY AND INSURANCE

22.1

Upon the terms and conditions of this Article 22, Otsuka shall defend, indemnify and hold ARIAD and its Affiliates, and their respective officers, directors and employees and agents, wholly free and harmless from and against any and all liabilities, damages, losses, costs, taxes, expenses (including reasonable attorneys’ fees and other expenses of litigation and arbitration), claims, demands, suits, penalties, judgments or administrative and judicial orders (collectively, “Losses”) relating to any Proceeding or Proceeding threatened in writing to the extent arising out of or resulting from (a) the use of the Know-how and the Trademarks by Otsuka, its Affiliates, Sublicensees, or Subcontractors, or any of their respective officers, directors, employees or agents other than in accordance with the terms and conditions of this Agreement; (b) any failure by Otsuka, its Affiliates, Sublicensees, Subcontractors, or its service providers, or any of their respective officers, directors, employees or agents to comply with any Industry Guidelines or any Applicable Laws; (c) the performance (or failure to perform) by Otsuka, its Affiliates, or Sublicensees, Subcontractors, or its service providers, or any of their respective officers, directors, employees, or agents of any Commercialization activities relating to the Product, the exercise of any right or performance of any obligation of Otsuka under this Agreement, the Pharmacovigilance Agreement and/or the Quality Agreements; (d) the storage, sampling, record-keeping or transfer of the Product by Otsuka, its Affiliates, Sublicensees, Subcontractors, or its service providers, or any of their respective officers, directors, employees or agents; (e) the Final Manufacturing of the Product by Otsuka, its Affiliates, Sublicensees, or Subcontractors, or any of their respective officers, directors, employees or agents, including any failure of the Product to comply with the applicable specifications to the extent resulting from

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

such Final Manufacturing of the Product; (f) any expired Product distributed by Otsuka, its Affiliates, Sublicensees, Subcontractors, or service providers, or any of their respective officers, directors, employees and agents; (g) any negligent act or omission or willful misconduct of Otsuka, its Affiliates, Sublicensees, Subcontractors, or its service providers, or any of their respective officers, directors, employees or agents; (h) any breach by Otsuka, its Affiliates, Sublicensees, Subcontractors, or service providers, or any of their respective officers, directors, employees or agents, of any of Otsuka’s representations, warranties, covenants or material obligations contained in this Agreement or (i) the [***], the termination or breach of the [***], or the cessation of co-promotion of [***] in Japan by Otsuka.

22.2	Upon the terms and conditions of this Article 22, ARIAD shall defend, indemnify and hold Otsuka and its Affiliates, and their respective officers, directors and employees and agents, wholly free and harmless from and against any and all Losses relating to any Proceeding or Proceeding threatened in writing to the extent arising out or resulting from (a) any failure by ARIAD, its Affiliates, subcontractors or its service providers or any of their respective officers, directors, employees or agents to comply with any Industry Guidelines or any Applicable Laws, or any regulations and/or administrative decision regarding the Registration and/or the Product; (b) the performance (or failure to perform) by ARIAD, its Affiliates, subcontractors or its service providers, or any of their respective officers, directors, employees or agents of any of ARIAD’s obligations under this Agreement (including the Manufacture of Product by ARIAD, its Affiliates or its or their Third Party contract manufacturers), the Pharmacovigilance Agreement and/or Quality Agreements; (c) any negligent act or omission or willful misconduct of ARIAD, its Affiliates, subcontractors or its service providers, or any of their respective officers, directors, employees or agents; (d) the use of the Know-How or the Trademark as expressly permitted under the terms of this Agreement; (e) any breach by ARIAD, its Affiliates, subcontractors or its service providers, or any of their respective officers, directors, employees or agents of any of ARIAD’s representations, warranties, covenants or obligations contained in this Agreement, or (f) the storage, sampling, record-keeping or transfer of the Product by ARIAD, its Affiliates, subcontractors, or its service providers, or any of their respective officers, directors, employees or agents.

22.3	The Parties acknowledge and agree that neither Party shall have an obligation to defend, indemnify or hold harmless the other Party or its Affiliates, or their respective officers, directors, employees or agents from any Losses relating to any Proceeding or Proceeding threatened in writing to the extent arising out of or resulting from the infringement of Third Party patent rights in the Territory due to (i) the Final Manufacturing and/or Commercialization of the Product by Otsuka in accordance with the terms of this Agreement or (ii) the Manufacture and/or supply of the Product by ARIAD to Otsuka in accordance with the terms of this Agreement or the Supply Agreements, and that the procedures for addressing any such infringement of Third Party patent rights is set forth in Section 23.5.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

22.4	Procedure. The following shall apply to all Proceedings subject to the obligations set forth in Sections 22.1 and 22.2 above:

22.4.1	A Party or its indemnified entity seeking indemnification pursuant to Section 22.1 or Section 22.2 (an “Indemnified Party”) shall give to the Party from whom such indemnification is sought (the “Indemnifying Party”) prompt written notice (a “Claim Notice”) of the assertion of any claim, or the commencement of any Proceeding for which the Indemnified Party believes the Indemnifying Party may be liable under Section 22.1 or Section 22.2 of this Agreement, as the case may be. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from liability under Section 22.1 or Section 22.2 of this Agreement, as the case may be, except to the extent that the Indemnifying Party shall have been prejudiced in any material respect as a result of such failure. A Claim Notice shall describe the nature of the claim or Proceeding and shall indicate the amount of Losses (estimated to the extent that the Losses in respect of any claim or Proceeding are reasonably capable of being estimated); provided, however, that the failure to estimate Losses (or the inaccuracy thereof) shall not affect the validity of a Claim Notice or the amount of Losses to which the Indemnified Party may be entitled.

22.4.2	The Indemnifying Party shall have the right at its discretion to control the defense of any claim or Proceeding and the right to settle or compromise any such claim or Proceeding; provided that the prior written consent of the Indemnified Party shall be required in connection with any settlement or compromise unless such settlement, compromise, discharge or consent to judgment (i) includes the delivery of a written release from all liability in respect of such claim or Proceeding, (ii) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party, and (iii) does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of its Affiliates. The Indemnifying Party shall exercise such right by delivering written notice of its intent to undertake the defense of such claim or Proceeding to the Indemnified Party within [***] ([***]) days after the receipt of a Claim Notice. If the Indemnifying Party elects to control the defense of the claim or Proceeding, then all expenses and legal fees of such defense shall be borne by the Indemnifying Party. If the Indemnifying Party elects to control the defense of the claim or Proceeding, then the Indemnified Party may participate therein through counsel of its choice, but the cost of such counsel shall be borne solely by the Indemnified Party. Only in the event that the Indemnifying Party does not assume such defense within [***] ([***]) days after its receipt of a Claim Notice or the Indemnifying Party notifies the Indemnified Party that it will not assume such defense, the Indemnified Party may control the defense of such claim or Proceeding at the Indemnifying Party’s cost and the Indemnified Party may settle the claim or Proceeding on behalf of and for the account and risk of the Indemnifying Party, who shall be bound by the result.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

22.4.3	The Indemnifying Party or the Indemnified Party, as the case may be, shall at all times use commercially reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably appraised of the status of the defense of any matter the defense of which it is maintaining and to cooperate in good faith with the Indemnifying Party or the Indemnified Party, as the case may be, with respect to the defense of any such matter.

22.5	EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY, NON-INFRINGEMENT, COMMERCIAL POTENTIAL, CAPACITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE KNOW-HOW, THE PATENTS AND/OR THE PRODUCT. NEITHER PARTY NOR ANY OF ITS RESPECTIVE EMPLOYEES OR REPRESENTATIVES IS AUTHORIZED TO GIVE ANY WARRANTIES OR MAKE ANY REPRESENTATION ON BEHALF OF THE OTHER PARTY.

22.6	Subject to Section 22.7, to the maximum extent permitted by Applicable Law, neither of the Parties shall be liable to the other Party for indirect, special, punitive, exemplary, incidental or consequential damages or losses arising out of this Agreement, including loss of profits or revenues, regardless of whether such damages were foreseeable or not and regardless of any notice of such damages or losses.

22.7	The limitations and exclusions of liability set forth in Sections 22.6 shall not limit or restrict: (a) the indemnification rights or obligations of either Party with respect to Losses awarded to Third Party claimants in Third Party Proceedings that are subject to the obligations in Section 22.1 or Section 22.2; (b) Otsuka’s liability with respect to breach by Otsuka of the limitations of grant or rights set forth in Article 2; (c) either Party’s liability with respect to breach by a Party of its respective non-competition obligations set forth in Article 3; (d) damages or losses resulting from a breach by either Party of the confidentiality and non-use obligations set forth in this Agreement; or (e) any liability that cannot be limited or excluded under Applicable Law.

22.8

Each Party agrees to procure and maintain in full force and effect during the Term valid and collectible insurance policies in connection with its activities as contemplated herein in amounts that are normal and customary in the pharmaceutical industry generally for prudent companies similarly situated. In particular, Otsuka’s coverage shall have limits of liability which are commercially reasonable in the Territory but shall be not less than [***] US dollars ($[***]) per loss occurrence. Otsuka shall use commercially reasonable efforts to include a waiver of subrogation against ARIAD and a clause making ARIAD an additional insured under such insurance policy. Each Party shall provide to the other Party upon such other Party’s request a certificate evidencing

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the coverage required hereby and the amount thereof. Each Party’s coverage shall be with a reputable insurance company and shall have to be maintained for not less than [***] ([***]) [***] following expiration or termination of this Agreement for any reason.

ARTICLE 23 – THE PATENTS

23.1	Patent Marking. Otsuka acknowledges and agrees that any of the Product Commercialized by it shall be marked with a notice of patent rights as necessary or desirable under Applicable Law to enable the Patents to be enforced to the maximum extent permissible under Applicable Laws.

23.2	Claims Relating to Patent Validity. Otsuka shall reasonably cooperate with ARIAD in connection with any claim, action, lawsuit, hearing, patent office review or other Proceeding relating to the validity of the Patents in the Territory, including by being joined as a necessary party to any such Proceeding at ARIAD’s expense. For clarity, any Proceeding attacking the validity of a Patent in connection with an action under Section 23.4 (for example, an alleged infringer’s attack on the validity of a Patent as a defense to an allegation of infringement of such Patent) shall be dealt with pursuant to Section 23.4.

23.3	Patent Prosecution and Maintenance.

23.3.1	ARIAD shall have the first right to prepare, file, prosecute (including any reissues, re-examinations, post-grant proceedings, requests for patent term extensions, supplementary protection certificates, interferences, and defense of invalidation or opposition proceedings or of other challenges to validity or enforceability) and maintain the Patents in the Territory, and shall keep Otsuka reasonably informed regarding any such matters. Otsuka shall provide reasonable assistance in connection with any such prosecution and maintenance, including reasonably cooperating with ARIAD, as may be reasonably requested by ARIAD from time to time for the purpose of filing for and obtaining patent extensions and supplementary or complementary protection certificates, if available, of the Patents under the relevant Applicable Laws of the Territory.

23.3.2	In the event that ARIAD intends to cease to prosecute, or maintain a Patent in a country in the Territory, ARIAD shall provide reasonable prior written notice to Otsuka of such intention (which notice shall, in any event, be given no later than [***] ([***]) days prior to the next deadline for any action that may be taken with respect to prosecution or maintenance of such ARIAD Patent in such country), and Otsuka shall thereupon have the option, in its sole discretion, to assume the control and direction of the, prosecution and maintenance of such Patent in such country. Upon Otsuka’s written exercise of such option, Otsuka shall assume responsibility and full control for the prosecution and maintenance of such patent in such country at its own expense.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

23.4	Patent Enforcement.

23.4.1	Each Party shall promptly inform the other Party in writing upon its becoming aware of any potential infringement or misappropriation of any of the Patents. Otsuka shall provide reasonable assistance in connection with any Proceedings to stop such infringement and/or recover damages for such infringement (including joining any action if necessary), as may be reasonably requested by ARIAD. ARIAD shall have the first right to control any such Proceedings and shall pay any and all costs related to the Proceedings, including but not limited to attorneys fees, expert fees, and court costs.

23.4.2	If ARIAD does not institute an action or proceeding or take other action to prevent or terminate such possible infringement in the Territory within [***] ([***]) days following receipt of notice of such possible infringement, and if ARIAD does not provide Otsuka with commercially reasonable reason(s) why such action has not been taken within such [***] ([***])-day period, then, Otsuka shall have the right at its sole discretion to institute an action or proceeding or take other appropriate action that it believes is reasonably required to prevent or terminate such possible infringement in the Territory, including possible infringement of the Composition Patent in the Territory if (and only if) such possible infringement involves the development or commercialization of a product that contains the Compound, with the reasonable assistance and cooperation of ARIAD. In the event that Otsuka institutes an action or proceeding or takes other appropriate action that it believes is reasonably required to prevent or terminate such possible infringement in the Territory, Otsuka reserves that right to have sole control over such proceedings, but shall not have the right to enter into settlement agreements with any Third Party without ARIAD’s prior written consent. For clarity, the foregoing right of Otsuka to institute an action or proceeding or take other appropriate action that it believes is reasonably required to prevent or terminate such possible infringement in the Territory shall only apply with respect to the Composition Patent if such possible infringement involves the development or commercialization of a product that contains the Compound.

23.4.3	Any recoveries from such Proceedings or amounts received by ARIAD or Otsuka from the settlement of the same shall be allocated as follows: First, each Party shall be reimbursed for its direct, out-of-pocket expenses for conducting, or cooperating with, such Proceeding, and second, the balance shall be split equally between the Parties, provided that any recovery or settlement amount that includes countries outside of the Territory shall be apportioned between the Territory and countries outside the Territory by ARIAD, acting reasonably and in good faith, prior to such allocation between the Parties.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

23.5	Infringement Claims by Third Parties.

23.5.1	Each Party shall promptly notify the other Party in writing of any allegation by a Third Party in the Territory that any Product development, Commercialization (including import or export) or manufacturing activities conducted by the Parties pursuant to this Agreement infringe or misappropriate or may infringe or misappropriate the Intellectual Property Rights in the Territory of such Third Party (a “Third Party Infringement Claim”). The Parties shall discuss which Party shall defend the Third Party Infringement Claim, and absent mutual agreement otherwise, each Party shall have the right to control the defense of any such Third Party Infringement Claim brought against it, by counsel of its own choice. If a Third Party Infringement Claim is brought against one Party (the “Defending Party”) but not the other Party, the non-Defending Party shall have the right, at its own expense, to be represented in such Third Party Infringement Claim by counsel of its own choice.

23.5.2	Each Defending Party shall keep the other Party reasonably informed of all material developments in connection with any Third Party Infringement Claim. Each Defending Party agrees to provide the other Party with copies of all pleadings filed in any suit or proceeding relating to such Third Party Infringement Claim. The Defending Party may enter into a settlement or compromise of any Third Party Infringement Claim, provided that, if such settlement or compromise would admit liability on the part of the non-Defending Party or any of its Affiliates or would otherwise have a material adverse effect on the rights or interests of the non-Defending Party or its Affiliates, the Defending Party shall not enter into such settlement or compromise without the prior written consent of the non-Defending Party.

23.5.3	If a Third Party Infringement Claim is brought against both Parties, all out-of-pocket expenses incurred by each Defending Party in defending such Third Party Infringement Claim in the Territory (including outside counsel fees), and all amounts payable by either Defending Party as a judgment based on such Third Party Infringement Claim or in settlement of such Third Party Infringement Claim (excluding payments pursuant to any Third Party License, which is governed by Section 23.6), shall be paid for by the Parties as follows: [***]% by Otsuka and [***]% by ARIAD.

23.5.4

If a Third Party Infringement Claim is brought against only one Defending Party, all out-of-pocket expenses incurred by such Defending Party in defending such Third Party Infringement Claim in the Territory (including outside counsel fees), and all amounts payable by such Defending Party as a judgment based on such Third Party Infringement Claim or in settlement

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of such Third Party Infringement Claim (excluding payments pursuant to any Third Party License, which is governed by Section 23.6), shall be paid for by such Defending Party.

23.5.5	Any recovery by a Party of any sanctions or other amounts awarded to such Party against a Third Party asserting a Third Party Infringement Claim shall be applied in the same manner as recoveries in an action as set forth in Section 23.4.3

23.5.6	If a Defending Party elects to enter into an agreement with a Third Party to obtain a license under such Third Party’s Intellectual Property Rights (“Third Party License”) in settlement of a Third Party Infringement Claim asserted by such Third Party, the provisions of Section 23.6 shall apply.

23.6	Third Party Licenses.

23.6.1	Final Manufacturing. With respect to any Third Party License that is necessary or useful for Otsuka to perform Final Manufacturing of Product in the Territory and is not necessary for such Final Manufacturing to conform to any specifications provided by ARIAD under this Agreement, [***] shall have the final decision-making authority and responsibility for negotiating such Third Party License and for making any payments due thereunder, at its sole cost and expense.

23.6.2	Territory-Only Third Party License.

(a)	With respect to any Third Party License that is necessary or useful for Otsuka to develop Product, or Commercialize, or perform Final Manufacturing of Product (to the extent necessary to conform to any specifications provided by ARIAD under this Agreement) in the Territory and that is not necessary or useful for the development, commercialization or manufacture of Product outside the Territory (“Territory-Only Third Party License”), the Parties (through the JDCC) shall discuss whether such license is so necessary or useful and whether to obtain such Territory-Only Third Party License.

(b)	If a Territory-Only Third Party License is necessary for Otsuka to develop Product, or Commercialize, or perform Final Manufacturing of Product (to the extent necessary to conform to any specifications provided by ARIAD under this Agreement) in the Territory, [***] shall have the responsibility for negotiating such license and shall have the final decision-making authority regarding the terms of such license, subject to Section 23.6.4.

(c)	If a Territory-Only Third Party License is useful (but not necessary) for Otsuka to develop Product, or Commercialize, or perform Final

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Manufacturing of Product (to the extent necessary to conform to any specifications provided by ARIAD under this Agreement) in the Territory, the JDCC shall determine (with neither Party having final decision-making authority) whether to obtain such Territory-Only Third Party License and, if such a determination is made to obtain such license, [***] shall have responsibility for negotiating such license in accordance with terms agreed upon by the Parties. If the Parties are unable to agree upon terms for a useful Territory-Only Third Party License that the JDCC has determined to obtain, [***] shall have the final decision-making authority regarding the terms of such license, subject to Section 23.6.4. For clarity, if Otsuka determines to obtain a useful Territory-Only Third Party License despite the absence of a determination by the JDCC to obtain such license, the terms of this Section 23.6 shall not apply and [***] shall have the sole responsibility and authority for negotiating such Territory-Only Third Party License and for making any payments due thereunder, at its sole cost and expense.

(d)	In the event Otsuka enters into a Territory-Only Third Party License (i) in accordance with Section 23.6.2(b) or (ii) in accordance with Section 23.6.2(c) in the event of a determination by the JDCC to obtain such license, Otsuka shall have the right to deduct [***] percent ([***]%) of all royalties paid pursuant to such Territory-Only Third Party License from the royalties payable to ARIAD pursuant to Section 19.3; provided, that in no event shall the royalty rate otherwise payable to ARIAD pursuant to Section 19.3.1 and Section 19.3.2 be reduced by more than [***] percent ([***]%) in the aggregate (i.e. the royalty rate during the Full Royalty Term never below [***]% and the royalty rate during the Reduced Royalty Term never below [***]%); and provided further that, if, but for the preceding proviso, the deduction under this Section 23.6.2(b) would have reduced a royalty payment made by Otsuka to ARIAD by more than [***] percent ([***]%), then the amount of such deduction that exceeds [***] percent ([***]%) will be carried over to subsequent royalty payments until the full amount that Otsuka would have been entitled to deduct (absent the preceding proviso) is deducted.

23.6.3	Global Third Party License.

(a)	With respect to any Third Party License that is necessary or useful for Otsuka to develop Product, or Commercialize, or perform Final Manufacturing of Product (to the extent necessary to conform to any specifications provided by ARIAD under this Agreement) in the Territory and is also necessary or useful for the development, commercialization or manufacture of Product outside the Territory (“Global Third Party License”), the Parties (through the JDCC) shall discuss whether to obtain such Global Third Party License.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	If a Global Third Party License is necessary for Otsuka to develop Product, or Commercialize, or perform Final Manufacturing of Product (to the extent necessary to conform to any specifications provided by ARIAD under this Agreement) in the Territory, [***] shall have the responsibility for negotiating such license and shall have the final decision-making authority regarding the terms of such license, subject to Section 23.6.4.

(c)	If a Global Third Party License is useful (but not necessary) for Otsuka to develop Product, or Commercialize, or perform Final Manufacturing of Product (to the extent necessary to conform to any specifications provided by ARIAD under this Agreement) in the Territory, the JDCC shall determine (with neither Party having final decision-making authority) whether to obtain such Global Third Party License and, if such a determination is made to obtain such license, [***] shall have responsibility for negotiating such license in accordance with terms agreed upon by the Parties. If the Parties are unable to agree upon terms for a useful Global Third Party License that the JDCC has determined to obtain, [***] shall have the final decision-making authority regarding the terms of such license, subject to Section 23.6.4. For clarity, if ARIAD determines to obtain a useful Global Third Party License despite the absence of a determination by the JDCC to obtain such license, the terms of this Section 23.6 shall not apply and [***] shall have the sole responsibility and authority for negotiating such Global Third Party License and for making any payments due thereunder, at its sole cost and expense.

(d)	In the event ARIAD enters into a Global Third Party License (i) in accordance with Section 23.6.3(b) or (ii) in accordance with Section 23.6.3(c) in the event of a determination by the JDCC to obtain such license, the royalties owed by ARIAD under such Global Third Party License that are attributable to Net Sales of Product in the Territory shall be paid for by the Parties as follows: [***]% by Otsuka and [***]% by ARIAD. For clarity, ARIAD shall be responsible for payment of any other amounts under a Global Third Party License that the JDCC has determined to obtain, and Otsuka shall not bear any costs related to such Global Third Party License other than its [***]% share of royalties attributable to Net Sales of the Product in the Territory.

23.6.4

In the case of Section 23.6.2 and 23.6.3 the negotiating Party shall keep the other Party reasonably informed with respect to the negotiations and deal terms relating to such license (including scope of the license and financial terms) and the negotiating Party shall consider in good faith any comments,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

recommendations or analysis provided by the other Party. With respect to any Global Third Party License, ARIAD shall ensure that such license includes the right for ARIAD to sublicense such licensed Intellectual Property Rights to Otsuka pursuant to this Agreement.

ARTICLE 24 – CONFIDENTIALITY

24.1	Each Party shall treat as strictly confidential any information and/or document received from the other Party or its Affiliates hereunder, and not generally known to the trade (all hereinafter referred to as the “Confidential Information and non-public information relating to the business of the disclosing Party or its Affiliates (which shall be deemed to be the Confidential Information of the disclosing Party), and Otsuka shall treat as strictly confidential non-public information relating to the Patents, the Know-How and the Improvements (which shall be deemed to be the Confidential Information of ARIAD) and each receiving Party shall use the Confidential Information of the disclosing Party solely for the purpose of and in accordance with this Agreement. Each Party may disclose Confidential Information of the other Party to its employees and agents and to the employees and agents of its Affiliates, Sublicensees (in the case of Otsuka), Subcontractors (in the case of Otsuka) and other Third Party contractors solely for purposes, and only to the extent reasonably required, to facilitate the performance of such Party’s rights or obligations under this Agreement, provided that each such employee and agent and such Sublicensee, Subcontractor or other Third Party contractor, as applicable, has executed a written confidentiality agreement with such receiving Party containing provisions that protect the Confidential Information of the disclosing Party that are materially equivalent to, or more protective than, the provisions of this Article 24. In addition, ARIAD and Otsuka each agrees that the other Party may disclose its Confidential Information (a) to such other Party’s legal and financial advisors, (b) as reasonably necessary in connection with an actual or potential (i) debt or equity financing of such other Party, (ii) merger, acquisition, consolidation, share exchange or other similar transaction involving such Party and any Third Party, or (iii) prosecution, defense or enforcement of any patent pursuant to Article 24 and (c) for any other purpose with the other Party’s consent, not to be unreasonably withheld, conditioned or delayed. Except as set forth in the two preceding sentences, neither Party shall make Confidential Information of the other Party available to any Third Party, or any of its Affiliates, except in accordance with Section 24.2 or to applicable government agencies as required by Applicable Laws, and in this case (a) solely to the extent required by such Applicable Laws (based on advice of legal counsel) and (b) only upon exercise of its reasonable efforts to cause said agencies to maintain confidentiality thereof. Notwithstanding the foregoing, [***], except to the extent required for Otsuka to perform its obligations under this Agreement or to comply with Applicable Laws, Otsuka shall not disclose the Confidential Information of ARIAD or Confidential Information of Otsuka relating to the Compound, the Product, this Agreement, or any other agreement executed pursuant to this Agreement (other than the Pharmacovigilance Agreement) to any employee or agent of Otsuka or its Affiliates who is involved in Otsuka’s activities related to [***] under the [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

24.2	Subject to any different arrangements agreed in writing by the Parties pursuant to Section 5.9, prior to the publication or presentation of any information or data arising from any Third Party Research Project, development work performed by Otsuka or its Affiliates pursuant to Section 5.2, or other research or development activities performed hereunder, Otsuka shall submit to ARIAD a summary of the proposed publication or presentation at least [***] ([***]) days prior to the submission thereof for publication or presentation. The purposes for such prior submission are: (i) to provide ARIAD with the opportunity to review and comment on the contents of the proposed publication or presentation; and (ii) to identify any Confidential Information to be deleted from the proposed publication or presentation. Any said publication or presentation may however be made only upon the prior written consent of ARIAD, which consent may be withheld by ARIAD in its sole and absolute discretion.

24.3	Notwithstanding expiration or termination of this Agreement for any reason, the foregoing confidentiality and non-use obligations shall continue for a period of [***] ([***]) [***] after expiration or termination of this Agreement, provided that the foregoing confidentiality and non-use obligations relating to Confidential Information relating to the Patents, the Know-How and the Improvements shall continue until such Confidential Information falls within one of the provisions below in this Section 24.3. Notwithstanding the foregoing, nothing contained in this Article 24 shall in any way restrict or impair the right of either Party to use, disclose or otherwise deal with Confidential Information of the disclosing Party, which the receiving Party can demonstrate by competent written evidence:

24.3.1	is or hereafter becomes part of the public domain through no act or omission of the receiving Party, its employees, Affiliates, sublicensees and/or subcontractors; or

24.3.2	was in the lawful possession of the receiving Party prior to receipt of the Confidential Information from the disclosing Party; or

24.3.3	previously was, or at any time hereafter is, provided to the receiving Party by a Third Party having the right to do so and which did not originate directly or indirectly from the disclosing Party; or

24.3.4	at the time of disclosure, was known by the receiving Party or an Affiliate, sublicensee or subcontractor other than as a result of disclosure to such party by the disclosing Party, or after disclosure was independently developed by the receiving Party, an Affiliate, sublicensee or subcontractor without use of the Confidential Information of the disclosing party.

24.4	The content of this Agreement shall constitute Confidential Information of each Party and shall be treated by both Parties in accordance with the provisions of this Article 24 and Section 31.9 (Public Statements).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 25 – TERM

25.1	This Agreement comes into force at the Effective Date hereof and shall remain in effect for the Term.

25.2	ARIAD shall have the option, at its sole discretion, to take over Commercialization of the Product in the Territory or to appoint another distributor at the expiration of the Term (including on a country-by-country basis in the event of a partial termination of this Agreement by ARIAD pursuant to Section 26.4; provided that, in the event of termination of this Agreement pursuant to Section 26.4.1, ARIAD shall only have such option if Otsuka does not elect to revive this Agreement within the [***] ([***]) [***] period provided under Section 26.4.1).

ARTICLE 26 – TERMINATION

26.1	Uncured Material Breach. If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) is in material breach of any of its obligations under this Agreement or under the Pharmacovigilance Agreement or the Quality Agreements, then the Non-Breaching Party may deliver written notice of such material breach to the Breaching Party specifying the nature of the breach (a “Default Notice”). The Breaching Party shall have [***] ([***]) [***] (or [***] ([***]) days in the event of a payment breach) from the receipt of the Default Notice to cure such breach or to dispute the allegation of breach. If the Breaching Party fails to cure, and fails to dispute, such breach within such [***]-day period (or [***] ([***]) day period in the event of a payment breach by Otsuka), then the Non-Breaching Party may terminate this Agreement by giving the Breaching Party written notice of termination, which termination shall be effective immediately upon the Breaching Party’s receipt of such notice of termination. If the Breaching Party disputes in good faith the existence or materiality of a breach specified in a Default Notice or disputes any allegation that the Breaching Party failed to cure or remedy such breach, and the Breaching Party provides written notice of such dispute to the Non-Breaching Party within the above [***] period (or [***] ([***]) [***] with respect to payment obligations), the matter shall be addressed under the dispute resolution procedures in Article 30 (and during the pendency of such dispute resolution, the Non-Breaching Party may not terminate this Agreement). If, as a result of the application of such dispute resolution procedures, the Breaching Party is determined to be in material breach of any provision of this Agreement (an “Adverse Ruling”), and if the Breaching Party fails to complete the actions specified by the Adverse Ruling to cure such material breach within [***] ([***]) [***] after its receipt of such Adverse Ruling (or within [***] ([***]) [***] in the case of an Adverse Ruling resulting from a payment breach), then the Non-Breaching Party may terminate this Agreement by giving the Breaching Party written notice of termination, which termination shall be effective immediately upon the Breaching Party’s receipt of such notice of termination.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

26.2	Bankruptcy or Insolvency.

26.2.1	Either Party shall have the right to terminate this Agreement immediately upon written notice to the other Party, if such other Party (i) files a petition under any bankruptcy act or has any such petition filed against it that is not discharged within [***] ([***]) [***] of the filing thereof, (ii) makes an assignment for the benefit of creditors, or (iii) appoints or suffers appointment of a receiver or trustee over substantially all of its property that is not discharged within [***] ([***]) [***] after such filing.

26.2.2	All licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that Otsuka, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against ARIAD under the U.S. Bankruptcy Code or any analogous provisions in any other country or jurisdiction which proceeding is not terminated or withdrawn within [***] ([***]) [***] after such commencement, Otsuka shall be entitled (unless ARIAD elects to continue to perform all of its obligations under this Agreement) to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property necessary to exercise its license rights granted hereunder, which, if not already in the Otsuka’s possession, shall be promptly delivered to it (i) after [***] ([***]) [***] following any such commencement of a bankruptcy proceeding, upon Otsuka’s written request therefor (unless ARIAD elects to continue to perform all of its obligations under this Agreement), or (ii) if not delivered under clause (i) above, following the rejection of this Agreement by or on behalf of ARIAD, upon written request therefor by Otsuka.

26.3	Otsuka’s Right to Terminate. Without limiting Otsuka’s rights set forth elsewhere in this Agreement, at any time, Otsuka may terminate this Agreement on a country-by-country basis or for the entire Territory, at its sole discretion for any reason or no reason, by providing written notice of termination to ARIAD, which termination shall be effective one hundred eighty (180) days after the date of such notice (or such longer time period as may be specified in such notice), provided, that if Otsuka elects to terminate this Agreement with respect to Japan pursuant to this Section 26.3, Otsuka must simultaneously terminate this Agreement with respect to the entire Territory.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

26.4	ARIAD’s Rights to Terminate. Without limiting ARIAD’s rights set forth elsewhere in this Agreement, ARIAD shall have the right to terminate this Agreement with respect to all Products (except as set forth in Section 26.4.1) within a country in the Territory or the Territory as a whole, as applicable, by written notice to Otsuka as follows:

26.4.1	ARIAD shall have the right to terminate this Agreement for the entire Territory, on a Product-by-Product basis, [***] ([***]) [***] after a Product Withdrawal from the entire Territory (unless, prior to the expiration of such [***] ([***])-[***] period, such Product is authorized pursuant to Applicable Laws to be re-launched and Commercialized in the Territory) if such Product Withdrawal results from a significant safety risk inherent in such Product and not due to tampering, a remediable Manufacturing problem or other Non-Conformance that can be cured with respect to such Product Manufactured after such risk has been discovered; provided, that if ARIAD terminates this Agreement pursuant to this Section 26.4.1 and such Product is subsequently able to be Commercialized in the Territory in accordance with Applicable Law, then ARIAD shall promptly provide Otsuka with written notice thereof and for a period of [***] ([***]) [***] from Otsuka’s receipt of such notice, Otsuka shall have an exclusive right of first refusal to elect to revive this Agreement under the same terms and conditions in effect as of the date of termination, with such revival being effective as of the date of any such election by Otsuka.

26.4.2	ARIAD shall have the right to terminate this Agreement on a country-by-country basis in the Territory if (a) ARIAD has timely complied with its obligations to supply Product to Otsuka as expressly set forth in this Agreement and the Supply Agreement, (b) Otsuka has failed to launch the Product within [***] ([***]) [***] of receipt of Pricing and Reimbursement Approval in such country, and (c) Otsuka has not provided written notice to ARIAD of a good faith commercially reasonable excuse or reason for not launching the Product in such country by such date, provided, that if ARIAD disputes in good faith whether such excuse or reason provided by Otsuka is commercially reasonable, then the dispute shall be resolved pursuant to Article 30 and if, as a result of the application of such dispute resolution procedures, such excuse or reason is determined to not be commercially reasonable, then ARIAD may terminate this Agreement by written notice to Otsuka, and provided further, that any termination pursuant to this Section 26.4.2 with respect to Japan shall give ARIAD the right to simultaneously terminate this Agreement with respect to the entire Territory.

26.4.3	ARIAD shall have the right to terminate this Agreement on a country-by-country basis in the Territory if (a) ARIAD has delivered all required data and other information to Otsuka on a timely basis, and (b) Otsuka or its Sublicensee has failed to file (x) an application for Marketing Authorization in such country (if such country does not require additional clinical trials) within [***] ([***]) months of the Effective Date, or (y) an investigational new drug application for conducting clinical trials of the Product in such country (if such country requires such additional clinical trials to support an application for Marketing Authorization) within [***] ([***]) [***] of the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Effective Date; provided, that any termination pursuant to this Section 26.4.3 with respect to Japan shall give ARIAD the right to simultaneously terminate this Agreement with respect to the entire Territory. For clarity, if the initial JNDA filing in Japan is delayed beyond [***] ([***]) [***] of the Effective Date due to causes beyond Otsuka’s control (such as ARIAD’s delay in preparing the initial JNDA or PMDA actions, requests or requirements), ARIAD shall not have the right to terminate this Agreement pursuant to this Section 26.4.3.

26.4.4	ARIAD shall have the right to terminate this Agreement on a country-by-country basis in the Territory or with respect to the entire Territory, in ARIAD’s discretion, if Otsuka breaches its obligations set forth in Section 3.2.

26.5	Regulatory Non-compliance. Additionally, ARIAD shall have the right to terminate this Agreement in its entirety upon written notice to Otsuka if Otsuka’s development or Commercialization of the Product is in violation of Applicable Laws, as evidenced by an order, directive or other official action of a Regulatory Authority, court or other competent authority (provided, that any action of a Regulatory Authority, court or other competent authority against an employee or individual that is not against the company of Otsuka as a whole shall be excluded from the foregoing) and Otsuka has not cured such failure within [***] ([***]) [***] after notice from ARIAD (provided that there shall be no opportunity for cure the [***] that ARIAD provides notice of termination under this Section 26.5). Any such termination shall become effective at the end of such [***] ([***]) [***] period unless Otsuka has cured any such failure prior to the end of such period (or, if applicable, immediately upon notice the third time that ARIAD provides notice of termination under this Section 26.5).

26.6	Termination for Force Majeure. For the avoidance of doubt, this Agreement also may be terminated as set forth in Article 28 (Force Majeure).

26.7	Effects of Termination and Expiration.

26.7.1	Termination or expiration of this Agreement for any reason shall not extinguish any existing claims either of the Parties may have for indemnification pursuant to the terms and conditions of this Agreement, and shall not preclude either of the Parties from pursuing any claim for indemnification such Party otherwise may have pursuant to the terms and conditions of this Agreement to the extent that the circumstances giving rise to such claim arose prior to, on or after the date of termination or expiration of this Agreement. Furthermore, the termination or expiration this Agreement shall have no effect on a Party’s obligation to make any payment accruing prior to the date of termination or expiration.

26.7.2	In the event of termination or expiration of this Agreement for any reason the payments already made by Otsuka as of the effective date of termination

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

shall be retained by ARIAD, provided, that the foregoing shall not limit any rights or remedies Otsuka may have at law or equity under this Agreement, including any remedies for a material breach of this Agreement.

26.7.3	Subject to any arrangements agreed upon in writing between the Parties to facilitate Otsuka’s sell-off right pursuant to Section 26.7.5 in the event that ARIAD does not exercise its right to purchase Otsuka’s remaining stocks of Product, upon expiration or termination of this Agreement for any reason, all rights granted hereunder to Otsuka shall be terminated with respect to the terminated Product(s) (each, a “Terminated Product”) and the terminated country(ies) within the Territory (each, a “Terminated Country”), such rights to the Terminated Products in the Terminated Countries shall revert to ARIAD, and, to the extent required or permitted by Applicable Laws, all information, copyrights, permits, licenses, contracts, documentation, drug approvals, Pricing and Reimbursement Approvals, Marketing Authorizations, customer lists and other information and materials specifically and directly related to the Terminated Products in the Terminated Countries shall be transferred to ARIAD. Solely with respect to such Terminated Products in such Terminated Countries, Otsuka shall:

(a)	(i) promptly cease any use and/or exploitation of the Marketing Authorization and Registrations with respect to the Terminated Products in the Terminated Countries and (ii) promptly and unconditionally assign all and every lawfully assignable official title, or certificate or equivalent document concerning the Marketing Authorization or Registrations with respect to the Terminated Products in the Terminated Countries to ARIAD or to ARIAD’s nominee;

(b)	promptly cease any use of the Trademarks and Patents with respect to the Terminated Products in the Terminated Countries and not hold itself out as a distributor of the Terminated Products in the Terminated Countries;

(c)	promptly terminate using (i) the Know-how with respect to the Terminated Products in the Terminated Countries, (ii) the Improvements with respect to the Terminated Products in the Terminated Countries, including the results of its development work on the Terminated Products, (iii) any and all Confidential Information of ARIAD relating solely to the Terminated Products in the Terminated Countries, (iv) any and all correspondence and exchanges with any Regulatory Authority with respect to the Terminated Products in the Terminated Countries, and (v) pharmacovigilance and/or regulatory files and documentation relating to the Terminated Products in the Terminated Countries, and return or deliver all such materials to ARIAD without retaining copies, notes, summaries or translations thereof (except as expressly required by law or to monitor Otsuka’s compliance with the terms of this Agreement);

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(d)	promptly cease Commercializing the Terminated Products in the Terminated Countries;

(e)	assign to ARIAD all right, title and interest, including all Intellectual Property Rights in and to the Terminated Products marketing, sales and medical affairs materials. Otsuka shall execute any documents and take all actions reasonably required by ARIAD to perfect the foregoing assignment;

(f)	promptly comply with all other post-expiration and/or post-termination obligations provided in this Agreement; and

(g)	cooperate with all reasonable requests of ARIAD relating to the transition of activities relating to Product to ARIAD or its designee.

26.7.4	Otsuka shall not destroy any documentation pertaining to the Product or Compound without the prior written consent of ARIAD.

26.7.5	Upon the expiration or termination of this Agreement, ARIAD shall have the right but not the obligation to purchase all or a part of Otsuka’s remaining stocks of the Product at the prices paid by Otsuka to ARIAD for such stocks. In case ARIAD elects not to purchase such remaining stocks, if permitted by applicable Regulatory Authorities, Otsuka shall have the right to sell such stock for an additional [***] ([***]) [***] following termination, or any such other period of time agreed upon by the Parties (the “Sell-Off Period”). In such event, to the extent that the consent or approval of any Regulatory Authority is required for Otsuka’s lawful sell-off of its remaining stocks during the Sell-Off Period, the Parties shall use good-faith efforts to obtain such consent or approval. If, during the Sell-Off Period, ARIAD is the MAH for the Product in any country in the Territory, the Parties shall use good-faith efforts to negotiate a distribution agreement if necessary to allow Otsuka to exercise its sell-off right during the Sell-Off Period in the country in question. The Sell-Off Period shall not be deemed to extend the Term, but all provisions of this Agreement applicable to the lawful Commercialization of Product in the Territory, and the Quality Agreements and the Pharmacovigilance Agreement, shall continue to apply with respect to Otsuka’s Commercialization of Product during the Sell-Off Period.

26.7.6

Upon expiration or termination of this Agreement, however arising, neither Party shall be entitled to any compensation or fee as a result of such termination. Following such expiration or termination, ARIAD shall have no obligations to compensate Otsuka for helping to build or maintain the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

market for Products or for its expectations that it shall continue to enjoy the benefits of its position in accordance with this Agreement. In no case shall any provision of Applicable Laws entitle Otsuka to notice of termination in excess of that to which it is entitled in accordance with the explicit provisions of this Agreement or to compensation in lieu of such notice. Otsuka shall have no right to any compensation or damages for loss of goodwill in the event of any expiration or termination of this Agreement. The Parties agree that the Transfer Price and other financial terms set forth in this Agreement were determined on the basis of their mutual understanding that Otsuka is not a commercial agent as that term is defined in Applicable Laws and that law does not apply to their relationship.

ARTICLE 27 – STANDSTILL

27.1	Standstill Obligation.

27.1.1	Except as permitted by [***], during the Term, without the prior written consent of the Board of Directors [***] or encourage others to) directly or indirectly in any manner: [***] or agree to acquire, directly or indirectly, alone or in concert with others, [***] or in any way participate in, directly or indirectly, alone or in concert with others, any [***] or in any way participate in a “group” [***] directly or indirectly, alone or in concert with others [***], other than in the ordinary course of business; [***] with others to do any of the actions [***] otherwise act in concert with others, [***], or (vii) take any action to control or influence the [***] or [***] of [***].

27.1.2	The provisions of Section 27.1.1 [***] announces publicly that it is seeking [***], [***] or one or more of its subsidiaries to a third party [***] immediately prior to [***]. For clarity, the foregoing provisions shall prohibit [***] unless one of the exceptions in the preceding sentence [***]. For avoidance of doubt, nothing in the Agreement shall prevent [***]. Notwithstanding the above, [***] shall not be deemed a breach of this provision.

ARTICLE 28 – FORCE MAJEURE

28.1

If the performance of this Agreement is prevented or restricted by government action, war, fire, explosion, flood, strike, lockout, embargo, epidemics, pandemics, quarantines, acts of terrorism, lockouts or other labor disturbances, act of God, failures of common carriers, or any other similar cause beyond the control of the defaulting Party, or supply failures due to the foregoing or similar causes beyond the control of the defaulting Party’s suppliers or contractors, the Party so affected shall be released for the duration of the force majeure, or such other period agreed between the Parties as being

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

reasonable in all circumstances, from its contractual obligations directly affected by the force majeure, provided that the Party concerned shall:

(a)	give prompt notice in writing to the other Party of the cause of force majeure;

(b)	use commercially reasonable efforts to avoid or remove such cause of non-performance; and

(c)	continue the full performance of this Agreement as soon as such cause is removed.

28.2	The Parties shall take all reasonable steps to minimize the effects of force majeure on the performance of this Agreement and shall, if necessary, agree upon appropriate measures to be taken. Should the force majeure continue for more than [***] ([***]) [***], then the Party not affected by such force majeure shall have the right to terminate this Agreement immediately upon written notice to the affected Party.

28.3	Notwithstanding anything contained in this Article 28, obligations to pay money are never excused by force majeure.

ARTICLE 29 – LAW TO GOVERN AND JURISDICTION

29.1	This Agreement shall be governed by and construed in accordance with the law of the Commonwealth of Massachusetts, United States of America, excluding any conflicts or choice of law rule or principle that might otherwise make this Agreement subject to the substantive law of another jurisdiction. The federal courts of the United States of America located in Boston shall have exclusive jurisdiction with regard to any (i) a dispute, controversy or claim that concerns (A) the validity, enforceability or infringement of a patent, trademark or copyright or (B) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory, and (ii) any dispute between the Parties as to whether Article 30 requires a particular matter to be subject to arbitration. Either Party may seek injunctive relief from any court of competent jurisdiction with respect to any claim for specific performance or injunctive or other equitable relief as a remedy for a breach or threatened breach of Article 24. Either Party may seek the enforcement of any award of damages, including arbitral awards, in any court of competent jurisdiction.

ARTICLE 30 – DISPUTE RESOLUTION

30.1	Generally. The Parties recognize that disputes as to matters arising under or relating to this Agreement or either Party’s rights and/or obligations hereunder may arise from time to time. It is the objective of the Parties to establish procedures to facilitate the resolution of such disputes in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 30 to resolve any such dispute if and when it arises.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

30.2	Escalation to Senior Officers. If an unresolved dispute as to matters arising under or relating to this Agreement or either Party’s rights and/or obligations hereunder arises (other than any dispute at the JDCC which is subject to the dispute resolution procedures set forth in Section 4.6, or any other matter that is expressly subject to either Party’s final decision-making authority or final approval as set forth elsewhere herein), either Party may refer such dispute to the Senior Officers or their respective designees, who shall meet in person or by telephone within [***] ([***]) [***] after such referral to attempt in good faith to resolve such dispute. If such matter cannot be resolved by discussion of such officers within such [***] ([***]) [***] period (as may be extended by mutual written agreement), such dispute shall be resolved in accordance with Section 30.3. The Parties acknowledge that these discussions between the Parties to resolve disputes are settlement discussions under applicable rules of evidence and without prejudice to either Party’s legal position.

30.3	Binding Arbitration.

30.3.1	If the Parties do not resolve a dispute as provided in Section 30.2, and a Party wishes to pursue the matter, each such dispute that is neither an Excluded Claim nor subject to resolution in accordance with Section 30.4 shall be resolved by binding arbitration administered by the International Centre for Dispute Resolution (“ICDR”) in accordance with its International Arbitration Rules as then in effect, and judgment on the arbitration award may be entered in any court having jurisdiction thereof. The decision rendered in any such arbitration shall be final and not appealable. If either Party intends to commence binding arbitration of such dispute, such Party shall provide written notice to the other Party informing the other Party of such intention and the issues to be resolved. Within [***] ([***]) [***] after the receipt of such notice, the other Party may by written notice to the Party initiating binding arbitration, add additional issues to be resolved.

30.3.2	The arbitration shall be conducted by a panel of three (3) persons, none of whom shall be a current or former employee or director, or a then-current stockholder, of either Party or their respective Affiliates. Within [***] ([***]) [***] after receipt of the original notice of binding arbitration, each Party shall select one (1) person to act as arbitrator and the two (2) Party-selected arbitrators shall select a third arbitrator within [***] ([***]) [***] of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the ICDR. The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

30.3.3	It is the intention of the Parties that discovery, although permitted as described herein, shall be limited except in exceptional circumstances. The arbitrators shall permit such limited discovery necessary for an understanding of any legitimate issue raised in the arbitration, including the production of documents. No later than [***] ([***]) [***] after selection of the third arbitrator, the Parties and their representatives shall hold a preliminary meeting with the arbitrators, to mutually agree upon and thereafter follow procedures seeking to assure that the arbitration shall be concluded within [***] ([***]) [***] from such meeting. Failing any such mutual agreement, the arbitrators shall design and the Parties shall follow procedures to such effect.

30.3.4	Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any preliminary injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrators shall have no authority to award punitive or any other non-compensatory damages. The arbitrators shall have the power to order that all or part of the legal or other costs incurred by a Party in connection with the arbitration be paid by the other Party. Each Party shall bear an equal share of the arbitrators’ and any administrative fees of arbitration.

30.3.5	Except to the extent necessary to confirm or enforce an award or as may be required by Applicable Law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable Massachusetts statute of limitations.

30.3.6

The term “Excluded Claim” means (i) a dispute, controversy or claim that concerns (A) the validity, enforceability or infringement of a patent, trademark or copyright or (B) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory; (ii) a claim for specific performance or injunctive or other equitable relief as a remedy for a breach or threatened breach of Article 24; (iii) any dispute concerning a matter that is subject to either Party’s final decision-making authority or final approval, as expressly set forth in this Agreement; or (iv) any dispute concerning a matter that is subject to the mutual agreement of the Parties, including through the JDCC, as expressly set forth in this Agreement. As set forth in Section 30.3.1, Excluded Claims shall not be subject to arbitration. Furthermore, the Parties irrevocably agree that they shall not institute any action in a court of law or equity with respect to any dispute to the extent such dispute falls within the scope of subsections (iii) or (iv) of the

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

definition of “Excluded Claim,” it being the intent of the parties that disputes within the scope of subsection (iii) be resolved by the Party that has express authority under this Agreement to make such decision or give final approval, and that disputes within the scope of subsections (iv) be resolved by mutual agreement of the Parties.

30.4	Expedited Arbitration. Any disagreement of the JDCC regarding (i) [***], (ii) the [***], (iii) the [***], or (iv) [***] shall be finally decided by expedited arbitration in accordance with this Section 30.4. Following the end of the [***] ([***]) [***] (or longer if extended by the Senior Officers) period referenced in Section 4.6.1(c), either Party may request expedited arbitration of such issue by written notice to the other Party. The place of such expedited arbitration shall be New York, New York, and all proceedings and communications shall be in English. Promptly following receipt of any such notice requesting expedited arbitration, the Parties shall meet and discuss in good faith and agree on a single expert to resolve the matter, which expert shall have expertise with respect to the disputed matter. If the Parties cannot agree on such expert within [***] ([***]) [***] of a Party’s receipt of notice requesting expedited arbitration, then such expert, who must have expertise with respect to the disputed matter, shall be appointed by appointed by the ICDR. Within [***] ([***]) [***] after an expert is selected (or appointed, as the case may be), the Parties shall each submit to the expert, and to one another, a written statement of their respective positions on the issue to be resolved and their specific proposed resolution of the issue. The Parties shall also provide the expert a copy of this Agreement, as may be amended at such time. Each Party shall have [***] ([***]) [***] from receipt of the other Party’s submission to provide to the expert a written response thereto. Neither Party may have any communication (either written or oral) with the expert other than for the sole purpose of engaging the expert at the outset or as expressly permitted in this Section 30.4; provided that, the expert shall have the right to meet with the Parties, either alone or together, as necessary in the expert’s opinion to make a determination. Within [***] ([***]) [***] after the expert’s selection or appointment, the expert must, to resolve the dispute or disagreement at issue, select one of the two proposed resolutions provided by the Parties – without any modification by the expert – that he or she believes, taken as a whole, is the most fair and reasonable to the Parties in light of the totality of the circumstances, consistent with the intention underlying, and the agreed principles set forth in, this Agreement. The decision of the expert, which shall be in writing and delivered to both Parties, shall be final, binding, and unappealable. For the avoidance of doubt, the expert must select, as the only method to resolve the matter at issue, one Party’s proposed resolution, and may not combine elements of both Parties’ proposals or devise any alternative or compromise resolution, award any other relief, or take any other action.

30.5

Entire Agreement. Each schedule, exhibit or appendix hereto is integral to this Agreement and is hereby incorporated herein. This Agreement supersedes all prior agreements and understandings, including the CDA, whether oral or written, made by either Party or between the Parties and constitutes the entire Agreement of the Parties

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with regard to the subject matter hereof. It shall not be considered extended, cancelled or amended in any respect unless done so in writing and signed on behalf of the Parties hereto. Information disclosed by either Party or its Affiliates under the CDA shall be governed by the CDA until the Effective Date of this Agreement, and shall be deemed to be Confidential Information of the applicable Party disclosed hereunder and subject to the confidentiality provisions of this Agreement from and including the Effective Date for the duration set forth herein. If there is any conflict between any provision of the main body of this Agreement and any provision set forth in a schedule, exhibit or appendix hereto (each of which is hereby incorporated herein), the provision set forth in the main body of this Agreement shall govern.

30.6	Severability. The Parties hereby expressly state that neither Party intends to violate any rule, law or regulation. If any provision of this Agreement is in violation of any rule, law or regulation it shall be invalid and unenforceable, without affecting the validity or enforceability of other provisions of this Agreement. The Parties agree to renegotiate such provision in good faith and, to the extent possible, to replace it with valid and enforceable provisions in such a way as to reflect as nearly as possible the intent and purpose of the original provision.

30.7	Independent contractor status. The status of ARIAD and Otsuka under the business arrangement established by this Agreement is that of independent contractors. Otsuka shall acquire Product from ARIAD or ARIAD’s nominee and Commercialize them to its Customers in its own name, at its own risk and for its own account. Except as explicitly permitted in writing by ARIAD or its Affiliate, Otsuka has no authority whatsoever to act as an agent or representative of ARIAD except as expressly set forth in this Agreement, nor any authority or power to contract in the name of or create any liability against or otherwise bind ARIAD or its Affiliate in any way for any purpose, nor shall ARIAD or its Affiliate have such authority or power to so bind Otsuka.

30.8	Notices. Other than routine communications made through the JDCC, its subcommittees or project teams, or the Alliance Managers within the remit of such committees or persons, as contemplated elsewhere herein, all reports, notices, approvals and communications required or permitted to be made pursuant to this Agreement by one Party to the other shall be validly given or made for all purposes, in the absence of acknowledgement of receipt, on the date of mailing if mailed by registered airmail or by international courier to the addressee Party at the following addresses, respectively:

Notices to ARIAD:

ARIAD Pharmaceuticals, Inc.

26 Landsdowne Street

Cambridge, Massachusetts 02139-4234

USA

Attention: General Counsel

Tel: +1 (617) 621-2200

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

With copies (which shall be required but shall not itself constitute notice) to:

ARIAD Pharmaceuticals, Inc.

26 Landsdowne Street

Cambridge, Massachusetts 02139-4234

USA

Attention: Harvey J. Berger, M.D.

Chairman and Chief Executive Officer

Tel: +1 (617) 621-2200

and

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

USA

Attention: Jeffrey M. Wiesen, Esq.

Tel: +1 (617) 542-6000

Notices to Otsuka:

Otsuka Pharmaceutical Co., Ltd.

Shinagawa Grand Central Tower

2-16-4 Konan, Minato-ku

Tokyo, 108-8242 Japan

Attn: Director, Pharmaceutical Division

Tel: [***]

with a copy, including by email to the Email addresses set forth below, (which shall be required but shall not itself constitute notice) to:

Otsuka Pharmaceutical Co., Ltd.

1-7-1 Doshomachi, Chuo-Ku,

Osaka, 541-0045, Japan

Attn: Director, Licensing Department

Email: [***]

Tel: [***]

Otsuka Pharmaceutical Co., Ltd.

Shinagawa Grand Central Tower

2-16-4 Konan, Minato-ku

Tokyo, 108-8242 Japan

Attn: Director, Legal Affairs Department

Email: [***]

Tel: [***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

30.9	Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the respective successors of the Parties. For the avoidance of doubt, the continued existence of this Agreement shall not be affected in case of change of control of either Party whether by merger with or acquisition by a Third Party.

30.10	Waiver. The delay or failure of a Party to insist upon strict performance of any of the terms and conditions of this Agreement by the other Party shall not constitute a waiver of any of the provisions hereof and no waiver by a Party of any of said terms and conditions shall be deemed to have been made unless expressed in writing and signed by such waiving Party.

30.11	Interpretation.

30.11.1	The language of this Agreement is English. No translation into any other language shall be taken into account in the interpretation of the Agreement itself.

30.11.2	The headings in this Agreement are inserted for convenience only and shall not affect its construction.

30.11.3	Where appropriate, the terms defined in this Agreement and denoting a singular number only shall include the plural and vice versa. Unless otherwise stated, references to days means calendar days, references to quarters means calendar quarters beginning on the first of January, April, July and October and references to years means calendar years beginning on January 1.

30.11.4	The word “including” and similar words and phrases mean including without limitation, whether or not expressly stated. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Articles or other subdivision. References to the singular include the plural. References to one gender include all genders.

30.11.5	References to any law, regulation, statute or statutory provision includes a reference to the law, regulation, statute or statutory provision as from time to time amended, extended or re-enacted.

30.12	Assignment.

30.12.1

This Agreement and the rights conferred upon Otsuka under this Agreement cannot be transferred or assigned by Otsuka without the prior, written authorization of ARIAD, which authorization shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Otsuka may make such transfer or assignment without ARIAD’s consent to its

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Affiliates or to a successor of all or substantially all of Otsuka’s business to which this Agreement relates, whether in a merger, sale of stock, sale of assets or any other transaction, provided that Otsuka gives ARIAD written notice of the transfer or assignment. With respect to an assignment to an Affiliate, Otsuka shall remain responsible for the performance by such Affiliate of all of Otsuka’s rights and obligations hereunder.

30.12.2	ARIAD shall have the right to assign or transfer, in whole or in part, this Agreement to its Affiliates or any Third Parties by giving written notice to Otsuka.

30.12.3	This Agreement shall be binding upon and inure to the benefit of the Parties’ respective successors and permitted assigns.

30.13	Public Statements.

30.13.1	Subject to Section 31.9.2, Otsuka shall not make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of ARIAD. Upon the execution of this Agreement by both Parties, the Parties shall issue a joint press release substantially in the form set forth in Appendix 4. Once initial consent to a particular disclosure or public announcement has been given and the disclosure or statement has been made concerning particular subject matter, Otsuka may make any further public statement concerning such subject matter so long as any such public statement is not inconsistent with the prior public disclosures or public statements approved by ARIAD pursuant to this Section 31.9.1 and does not reveal non-public information about ARIAD or the Product.

30.13.2	In the event that a Party is, based on the advice of the disclosing Party’s counsel, required by Applicable Laws or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make a public disclosure regarding this Agreement or its subject matter (including the terms of this Agreement), such Party shall submit the proposed disclosure (or proposed redacted copy of the Agreement, as applicable) in writing to the other Party as far in advance as reasonably practicable (and in no event less than [***] ([***])[***] prior to the anticipated date of disclosure) so as to provide a reasonable opportunity for the other Party to comment thereon. Neither Party shall be obligated to obtain approval from the other Party with respect to any filings made with the applicable securities exchange commission. Neither Party shall be required to seek the permission of the other Party to repeat any information regarding the terms of this Agreement or any amendment thereto that has already been publicly disclosed by such Party, or by the other Party, in accordance with the terms of this Agreement, provided such information remains accurate as of such time and provided the frequency and form of such disclosure are reasonable.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

30.13.3	Except as expressly permitted in this Agreement or as required by Applicable Law (or the regulations of applicable stock exchanges), neither Party may use the other Party’s trademarks, service marks or trade names, or otherwise refer to or identify that other Party in marketing or promotional materials, press releases, statements to news media or other public announcements, without the other Party’s prior written consent, which that other Party may grant or withhold in its sole discretion.

30.14	Expenses. Unless specifically and expressly provided for to the contrary in this Agreement, a Party who has an obligation or right to take an action under this Agreement shall be solely responsible for any and all expenses associated with such action.

30.15	Survival. The following Articles and Sections shall survive expiration or termination of this Agreement for any reason: 1 (to the extent necessary to give force to, or otherwise understand, surviving provisions), 3.2.2, 3.2.3, 3.3, 5.7, 11.5.4, 11.5.6, 11.5.7, 13.4, 14.2 and 14.3 (with respect to indemnification, indefinitely, and with respect to the remainder of Sections 14.2 and 14.3, until the expiration date of the last full or partial lot of Product purchased by Otsuka hereunder), 14.4, 15.7.3, 19.6 through 19.11 (inclusive), 21.7 (with respect to any Compliance Event that occurred during the Term and is discovered thereafter), 22, 24, 25.2, 26.4.1, 26.7, 29, 30, 31.1 through 31.4 (inclusive), 31.6, 31.7, 31.9, and 31.11 through 31.14 (inclusive).

30.16	Third Parties Beneficiaries. The Parties intend that any Affiliate of ARIAD that may subsequently become an MAH in the Territory shall have the benefit of this Agreement. Except for any such Affiliate of ARIAD, or otherwise expressly provided in this Agreement, the provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights in any other persons.

30.17	Waiver of Contra Proferendum Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

30.18	Remedies to be cumulative. Each Party’s remedies under this Agreement and under the law are intended to be cumulative, and not mutually exclusive.

[Remainder of page intentionally blank; signature page follows]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers.

For and on behalf of		For and on behalf of

ARIAD Pharmaceuticals, Inc.		Otsuka Pharmaceutical Co., Ltd

/s/ Harvey J. Berger		/s/ Taro Iwamoto

Name:	Harvey J. Berger, M.D.	Name:	Taro Iwamoto, Ph.D.

Title:	Chairman and Chief Executive Officer	Title:	President and Representative Director

Otsuka Pharmaceutical Co., Ltd

/s/ Tetsuya Tachikawa

		Name:	Tetsuya Tachikawa, Ph.D.

		Title:	Senior Operating Officer and Director of Licensing Department

Signature Page to Collaboration Agreement

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

APPENDIX 1

PATENTS

1. Patents and Pending National Patent Applications

Country	Patent App. No.	Patent Pub. No.	Patent No.	Status
[***] [***]
China	[***]	[***]	[***]	[***]
China	[***]	[***]		[***]
Japan	[***]	[***]	[***]	[***]
Japan	[***]	[***]		[***]
Korea	[***]	[***]	[***]	[***]
[***] [***]
China	[***]	[***]		[***]
Indonesia	[***]			[***]
Japan	[***]	[***]		[***]
Korea	[***]	[***]		[***]
Malaysia	[***]			[***]
Philippines	[***]			[***]
Singapore	[***]			[***]
Thailand	[***]			[***]
Vietnam	[***]	[***]		[***]

2. National Patents in the Territory based on the following published

International Patent Applications

PCT Publication Number		Filed
[***]	[***]	[***]
[***]	[***]	[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix 1

APPENDIX 2

PRE-APPROVED SUBLICENSEES

1. List of Affiliates of Otsuka*

Country	Company name	Shareholders
Indonesia	[***]	[***]
[***]
[***]
China	[***]	[***]
	[***]	[***]
[***]
Philippines	[***]	[***]
South Korea	[***]	[***]
[***]
[***]
	[***]	[***]
Taiwan	[***]	[***]
[***]
Thailand	[***]	[***]
[***]
[***]
Vietnam	[***]	[***]
[***]
[***]

*	[***]

2. List of Third Party Contractors

Country	Third Party Contractor	Role
Malaysia	[***]	[***]
Singapore	[***]	[***]
Philippines	[***]	[***]
Vietnam	[***]	[***]
Hong Kong	[***]	[***]

1)	[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix 2

APPENDIX 3

TRADEMARKS

Mark	Country	Serial No.	Filing Date	Status	Reg’n No.	Reg’n Date	Class
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]			[***]
[***]	[***]	[***]	[***]	[***]			[***]
[***]	[***]	[***]	[***]	[***]			[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]			[***]
[***]	[***]	[***]	[***]	[***]			[***]
[***]	[***]	[***]	[***]	[***]			[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]			[***]
[***]	[***]	[***]	[***]	[***]			[***]
[***]	[***]	[***]	[***]	[***]			[***]
[***]	[***]	[***]	[***]	[***]			[***]

1	Registered
2	Pending
3

*	[***]
**	[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix 3

APPENDIX 4

PRESS RELEASE

News Release

ARIAD AND OTSUKA ANNOUNCE CO-DEVELOPMENT AND COMMERCIALIZATION AGREEMENT FOR ICLUSIG® TO TREAT LEUKEMIAS IN JAPAN AND NINE OTHER ASIAN COUNTRIES

•	ARIAD to receive upfront payment of USD 77.5 million and subsequent milestone-based payments

•	Otsuka to obtain rights in ten Asian countries to Iclusig, a newest-generation treatment for patients with refractory chronic myeloid leukemia and Ph+ acute lymphoblastic leukemia

Cambridge, MA and Tokyo, Japan December 23, 2014 – ARIAD Pharmaceuticals, Inc. (ARIAD; NASDAQ: ARIA) and Otsuka Pharmaceutical Co., Ltd. (Otsuka) today announced that they have entered into an agreement for Otsuka to commercialize ARIAD’s Iclusig® (ponatinib) in Japan and nine other Asian countries and to fund future clinical trials in those countries. ARIAD will lead the completion of the Japanese New Drug Application (NDA) for Iclusig, and Otsuka will file the NDA on behalf of both companies for regulatory approval in resistant and intolerant chronic myeloid leukemia (CML) and Philadelphia-chromosome positive acute lymphoblastic leukemia (Ph+ALL) in 2015. Iclusig is an approved BCR-ABL inhibitor in the United States and Europe.

The agreement provides for Otsuka to receive exclusive rights to market Iclusig in Japan and nine other Asian countries (the “Territory”) in return for an upfront payment of $77.5 million to ARIAD, a milestone payment upon regulatory approval in Japan for patients with resistant and intolerant Philadelphia-positive leukemias, and additional milestone payments for approval in other indications.

Following approvals in the Territory, Otsuka will conduct sales activities and record sales. ARIAD will also receive a substantial share of net product sales.

ARIAD will continue to fund until the completion its ongoing pivotal trial of Iclusig that will form the basis of the filing for regulatory approval in Japan, while Otsuka will fund additional agreed-upon clinical studies in the Territory. For ARIAD-sponsored global studies that include sites in Japan, Otsuka has the option to contribute to the funding and gain access to the data for use in the Territory.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix 4

“This agreement meets one of our key strategic objectives – establishing a strong partnership with an experienced and committed Japanese pharmaceutical company to commercialize and co-develop Iclusig in Japan and Asia,” said Harvey J. Berger, M.D., chairman and chief executive officer of ARIAD. “Otsuka is building a leading hematology and oncology business in Japan and Asia and is an outstanding partner to successfully commercializing Iclusig in these markets.”

“Over the past several years, we have worked with the leading hematology experts in Japan and have run the Phase 1/2 clinical trial that will form the basis for our marketing authorization application,” he added. “Together with Otsuka, we will be able to make this cancer medicine available to refractory Philadelphia-positive leukemia patients in need of new treatment options.”

Otsuka Pharmaceutical President and Representative Director Taro Iwamoto noted, “The future arrival of ARIAD’s ponatanib in Japan and elsewhere in Asia will be an important evolution for patients with CML and Philadelphia-positive ALL with BCR-ABL gene expression, said to be particularly difficult to treat. Treatments have been inadequate for patients with these life-threatening conditions and we aim to contribute to improve the treatment available to them. ARIAD’s high-level drug discovery technology powered its discovery of ponatanib and Otsuka aims to maintain this momentum by making it part of our expanded portfolio in blood cancers from pre-treatment conditioning to treatments.”

A joint development and commercialization committee will oversee clinical development and commercialization of Iclusig in the Territory, including approval of any development or commercialization plans. Otsuka will have exclusive commercial rights to Iclusig and will promote it as its sole tyrosine kinase inhibitor in the Territory. In addition to Japan, the other Asian countries that are included in this agreement are China, South Korea, Indonesia, Malaysia, the Philippines, Singapore, Taiwan, Thailand and Vietnam.

About Iclusig® (ponatinib) tablets

Iclusig is a kinase inhibitor discovered by ARIAD. The primary target for Iclusig is BCR-ABL, an abnormal tyrosine kinase that is expressed in chronic myeloid leukemia (CML) and Philadelphia-chromosome positive acute lymphoblastic leukemia (Ph+ ALL). Iclusig was designed using ARIAD’s computational and structure-based drug-design platform specifically to inhibit the activity of BCR-ABL. Iclusig targets not only native BCR-ABL but also its isoforms that carry mutations that confer resistance to treatment, including the T315I mutation, which has been associated with resistance to other approved TKIs.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix 4

Important U.S. Safety Information for Iclusig® (ponatinib)

WARNING: VASCULAR OCCLUSION, HEART FAILURE, and HEPATOTOXICITY

See full U.S. prescribing information for complete boxed warning

•	Vascular Occlusion: Arterial and venous thrombosis and occlusions have occurred in at least 27% of Iclusig-treated patients, including fatal myocardial infarction, stroke, stenosis of large arterial vessels of the brain, severe peripheral vascular disease, and the need for urgent revascularization procedures. Patients with and without cardiovascular risk factors, including patients less than 50 years old, experienced these events. Monitor for evidence of thromboembolism and vascular occlusion. Interrupt or stop Iclusig immediately for vascular occlusion. A benefit risk consideration should guide a decision to restart Iclusig therapy.

•	Heart Failure, including fatalities, occurred in 8% of Iclusig-treated patients. Monitor cardiac function. Interrupt or stop Iclusig for new or worsening heart failure.

•	Hepatotoxicity, liver failure and death have occurred in Iclusig-treated patients. Monitor hepatic function. Interrupt Iclusig if hepatotoxicity is suspected.

Please see the full U.S. Prescribing Information for Iclusig, including the Boxed Warning, for additional important safety information.

About ARIAD

ARIAD Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts and Lausanne, Switzerland, is an integrated global oncology company focused on transforming the lives of cancer patients with breakthrough medicines. ARIAD is working on new medicines to advance the treatment of various forms of chronic and acute leukemia, lung cancer and other difficult-to-treat cancers. ARIAD utilizes computational and structural approaches to design small-molecule drugs that overcome resistance to existing cancer medicines. For additional information, visit http://www.ariad.com or follow ARIAD on Twitter (@ARIADPharm).

About Otsuka Pharmaceutical Co., Ltd.

Otsuka Pharmaceutical is a global healthcare company with the corporate philosophy: ‘Otsuka-people creating new products for better health worldwide.’ Otsuka researches, develops, manufactures and markets innovative and original products, with a focus on pharmaceutical products for the treatment of diseases and nutraceutical products for the maintenance of everyday health.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix 4

In pharmaceuticals, Otsuka is a leading firm in the challenging area of mental health and also has research programs in several under-addressed diseases including several cancer categories and tuberculosis, a significant global public health issue. These commitments illustrate more powerfully than words how Otsuka is a “big venture” company at heart, applying a youthful spirit of creativity in everything it does.

Otsuka Pharmaceutical Co., Ltd., which employs approximately 28,700 people worldwide, is a wholly owned subsidiary of Otsuka Holdings Co., Ltd., the holding company for the Otsuka Group that is headquartered in Tokyo, Japan. The Otsuka Group has business operations in 27 countries and regions around the world, with consolidated sales of approximately USD 14.1 billion for fiscal year 2013 (4/1/2013-3/31/2014.) Otsuka Pharmaceutical welcomes you to visit its global website at https://www.otsuka.co.jp/en.

ARIAD Forward-Looking Statements

This press release contains “forward-looking statements” which are based on management’s good-faith expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These factors, risks and uncertainties include, but are not limited to the Company’s ability to manufacture and supply Iclusig to Otsuka; the ability of Otsuka to perform the contracted services, such as obtaining marketing authorizations, other regulatory approvals, and pricing and reimbursement approvals for Iclusig in the countries covered by the collaboration agreement (“Territory”); Otsuka’s ability to distribute, promote, market and sell Iclusig in the Territory; Otsuka’s ability to fund the clinical development of Iclusig in the Territory; the timing and scope of the marketing authorizations obtained in the Territory, as well as the level of pricing obtained in Territory; third-party reimbursement; and the timing and success of sales of Iclusig in the Territory. These factors, risks and uncertainties also include, but are not limited to the costs associated with ARIAD’s development and manufacturing, commercial and other activities; the adequacy of capital resources and the availability of additional funding; and other factors detailed in the Company’s public filings with the U.S. Securities and Exchange Commission. The information contained in this press release is believed to be current as of the date of original issue. After the date of this document, the Company does not intend to update any of the forward-looking statements to conform to actual results or to changes in the Company’s expectations, except as required by law.

For Investors	For Media
Kendra Adams	Liza Heapes

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix 4

Contacts at ARIAD	Kendra.adams@ariad.com (617) 503-7028	Liza.heapes@ariad.com (617) 621-2315

Contacts at Otsuka	Yoko Ishii Ishiiyo@Otsuka.jp +81 3 6361 7411	Jeffrey Gilbert Gilbert.jeffrey@Otsuka.jp +81 3 6361 7379, +81 80 8728 6039

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix 4